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NexPoint Strategic Opportunities Fund

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Notice of Special Meeting

of Shareholders and Proxy Statement

Friday, September 4, 2020, at 8:30 a.m. Central Time

200 Crescent Court, Crescent Club, Dallas, Texas 75201

NEXPOINT STRATEGIC OPPORTUNITIES FUND

Dear Shareholder:

You are cordially invited to attend the 2020 Special Meeting of Shareholders of NexPoint Strategic Opportunities Fund (the “Fund”) on Friday, September 4, 2020, at 8:30 a.m. Central Time to consider a proposal to change our business from a registered investment company that invests primarily in debt and equity securities to a diversified real estate investment trust (“REIT”) that focuses on unique opportunities in real estate.

●	Potential to provide investors with a superior risk adjusted return compared to equity, fixed income, and distressed debt markets through real estate investments over the next decade.

●	Expand the Fund’s access to NexPoint’s real estate capabilities (see Question 7, below, for further discussion of the Adviser’s capabilities).

●

Potential to reduce the Fund’s historical discount to net asset value (“NAV”). Historically, REITs have traded more frequently at a premium to NAV while closed-end funds have traded at a discount to NAV.

●	Potential to provide greater liquidity for shareholders, including the increased ability to raise capital from institutional and retail investors.

●	Expected to provide investors with an opportunity to take advantage of the current dislocation in the commercial real estate markets.

●	Expected to facilitate the transition of the Fund’s investments to assets with the potential to earn greater income for the Fund in an historically low interest rate environment.

Details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

In addition to voting on the Proposals described in the Notice of Special Meeting of Shareholders and Proxy Statement, you will have an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a shareholder.

We hope that you will be able to attend the Special Meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the Special Meeting. Thank you for being a shareholder and for your continued investment in the Fund.

July 20, 2020

James D. Dondero

President

NEXPOINT STRATEGIC OPPORTUNITIES FUND

300 Crescent Court, Suite 700

Dallas, Texas 75201

(866) 351-4440

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 4, 2020

The Special Meeting of Shareholders of NexPoint Strategic Opportunities Fund, a Delaware statutory trust (the “Fund”), will be held at 200 Crescent Court, Crescent Club, Dallas, Texas 75201, on Friday, September 4, 2020, at 8:30 a.m. Central Time (the “Special Meeting”), for the following purposes:

1.

To consider and vote upon a change in the Fund’s business from a registered investment company that invests primarily in debt and equity securities to a diversified REIT and to amend the Fund’s fundamental investment restrictions to permit the Fund to engage in its new business (the “Business Change Proposal”).

2.	If the Business Change Proposal is approved, to approve the amendment and restatement of the Fund’s Agreement and Declaration of Trust (the “Amendment Proposal”).

Shareholders are being asked to vote upon each proposal separately; however, the effectiveness of each of the Business Change Proposal and the Amendment Proposal is conditioned and dependent upon the approval of both proposals. Accordingly, the Business Change Proposal, if approved, will only be effective if the Amendment Proposal is also approved, and the Amendment Proposal, if approved, will only be effective if the Business Change Proposal is also approved. The Board, including the Independent Trustees, unanimously recommends that you vote “FOR” the Proposals.

No other business may be presented or transacted at the Special Meeting.

The close of business on June 19, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponements thereof. Please call Di Costa Partners LLC at (833) 252-3690 for directions on how to attend the Special Meeting.

The Board of Trustees is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the Special Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you desire to vote in person at the Special Meeting, you may revoke your proxy at any time before it is exercised.

By Order of the Board of Trustees,

/s/ Lauren Thedford
Lauren Thedford Secretary

July 20, 2020

Dallas, Texas

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HOW TO VOTE

Please vote on the future direction of our Fund. The New York Stock Exchange (“NYSE”) rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on the Business Change Proposal described below without your instructions.

You can vote in advance in one of three ways:

via the internet

The web address and instructions for voting VIA THE INTERNET can be found on the enclosed proxy card or voting instruction form. You will be required to provide your control number located on the proxy card.

by phone	The toll-free number for voting BY TELEPHONE voting can be found on the enclosed proxy card or voting instruction form. You will be required to provide your control number located on the proxy card.
by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.

If the Special Meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.

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NEXPOINT STRATEGIC OPPORTUNITIES FUND

300 Crescent Court

Suite 700

Dallas, Texas 75201

(866) 351-4440

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

SEPTEMBER 4, 2020

July 20, 2020

The Board of Trustees (the “Board”) of the NexPoint Strategic Opportunities Fund, a Delaware statutory trust (the “Fund,” “we,” “us,” or “our”), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by the Board for the special meeting of our shareholders (the “Special Meeting”). The Special Meeting will be held at 200 Crescent Court, Crescent Club, Dallas, Texas 75201, on Friday, September 4, 2020, at 8:30 a.m., Central time, and any adjournment or postponements thereof (the “Special Meeting”). We are first making these proxy materials available to shareholders on or about July 20,2020.

Only owners of record of common shares, par value $0.001 per share, as of the close of business on June 19, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting and at any postponements or adjournments thereof. Holders of common shares are entitled to one vote for each common share. On June 15, 2020, there were 45,606,964 common shares issued and outstanding.

We will furnish, without charge, a copy of our annual report and most recent semi-annual report succeeding the annual report, if any, to any shareholder upon request. Requests should be directed to the Secretary of the Fund at 300 Crescent Court, Suite 700, Dallas, Texas 75201 or by telephone at 1-866-351-4440 or on our web site at www.nexpointadvisors.com.1 Copies of our annual and semi-annual reports are also available on the EDGAR Database on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

The mailing address of our principal executive offices is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

    IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

        FOR THE SPECIAL MEETING TO BE HELD ON TUESDAY, SEPTEMBER 4, 2020.

    THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT ARE AVAILABLE AT: .

www.eproxyaccess.com/nhf2020

1Our Internet address is included in this proxy statement as a textual reference only. The information on the website is not incorporated by reference into this proxy statement.

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QUESTIONS & ANSWERS ABOUT THE PROXY

MATERIALS AND VOTING

1.    ON WHAT PROPOSALS AM I BEING ASKED TO VOTE?

You are being asked to consider and vote upon two proposals:

1.	To approve changing our business from a registered investment company to a real estate investment trust (a “REIT”). We refer to this proposal as the “Business Change Proposal” in the proxy materials.

If the Business Change Proposal is approved, we will change our business from a registered investment company that invests in (i) secured and unsecured floating and fixed rate loans; (ii) bonds and other debt obligations; (iii) debt obligations of stressed, distressed and bankrupt issuers; (iv) structured products, including but not limited to, mortgage-backed and other asset-backed securities and collateralized debt obligations; (v) equities; (vi) other investment companies, including business development companies (“BDCs”); and (vii) REITs to a diversified REIT. In connection with this change to our business, we would amend our fundamental investment restrictions regarding purchasing and selling real estate and originating loans to allow us to begin the transitioning to our new business as a diversified REIT. The Business Change Proposal is discussed in greater detail in the proxy materials under the heading “Proposal 1: Business Change Proposal.”

2.

If the Business Change Proposal is approved, to approve the amendment and restatement of the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”). We refer to this proposal as the “Amendment Proposal” in the proxy materials.

The Declaration of Trust amendments, if approved, would (i) make certain changes necessary to implement the Business Change Proposal and operate as a REIT, (ii) provide the Trustees with greater flexibility and authority consistent with the Delaware Statutory Trust Act and (iii) implement other updates and clarifications. The Declaration of Trust amendments would also require a supermajority vote to reverse or take other action that would impede the implementation of the Business Change Proposal. The Declaration of Trust amendments are discussed in greater detail in the proxy materials under the heading “Proposal 2: Amendment Proposal.”

        No other business may be presented or transacted at the Special Meeting.

2.    HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board, including the Independent Trustees, unanimously recommends that you vote “FOR” the Proposals.

3.    WHY IS THE BOARD RECOMMENDING THE BUSINESS CHANGE PROPOSAL?

The Board, including the members of the Board who are not interested persons (as defined in the Investment Company Act of 1940 (the “1940 Act”)) of the Fund (the “Independent Trustees”), believes that the Business Change Proposal is in the best interest of shareholders because they believe it is the best

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path for the Fund to increase shareholder value. The Business Change Proposal is expected to have the potential to increase shareholder value for the following reasons:

●	Potential to provide investors with a superior risk adjusted return compared to equity, fixed income, and distressed debt markets through real estate investments over the next decade.

●	Expand the Fund’s access to NexPoint’s real estate capabilities (see Question 7, below, for further discussion of the Adviser’s capabilities).

●

Potential to reduce the Fund’s historical discount to net asset value (“NAV”). Historically, REITs have traded more frequently at a premium to NAV while closed-end funds have traded at a discount to NAV.

●	Potential to provide greater liquidity for shareholders, including the increased ability to raise capital from institutional and retail investors.

●	Expected to provide investors with an opportunity to take advantage of the current dislocation in the commercial real estate markets.

●	Expected to facilitate the transition of the Fund’s investments to assets with the potential to earn greater income for the Fund in an historically low interest rate environment.

Please refer to Appendix A for additional information regarding these statements. For a discussion of the principal considerations taken into account by the Board and a discussion of the potential risks in implementing the Business Change Proposal, see “Business Change Proposal—Reasons for the Proposed Change” and Appendix B.

4.    WHY IS THE BOARD RECOMMENDING THE AMENDMENT PROPOSAL?

The Fund’s current Declaration of Trust was adopted in 2006 and reflects the Fund’s operations as a closed-end investment management company registered under the 1940 Act. Some of the proposed amendments to the Declaration of Trust are necessary in order to implement the Business Change Proposal, operate as a REIT and qualify for REIT tax treatment. Certain of the other proposed amendments would allow the Fund to operate more efficiently and enhance its ability to achieve the full benefit of the Business Change Proposal, as well as update the Declaration of Trust to more modern provisions for investment vehicles organized as Delaware statutory trusts. Accordingly, the Board, including the Independent Trustees, recommends that Shareholders approve an amendment and restatement of the Fund’s Declaration of Trust, as set forth in substantially the form attached hereto as Appendix D (the “A&R Declaration of Trust”).

For a discussion of the principal considerations taken into account by the Board and a discussion of the amendments comprising the Amendment Proposal, see “Proposal 2: Amendment Proposal.”

5.    WHAT WILL HAPPEN IF ONLY ONE OF THE PROPOSALS IS APPROVED BY SHAREHOLDERS?

Shareholders are being asked to vote upon each proposal separately; however, the effectiveness of each of the Business Change Proposal and the Amendment Proposal is conditioned and dependent upon the approval of both proposals. Accordingly, the Business Change Proposal, if approved, will only be effective if the Amendment Proposal is also approved, and the Amendment Proposal, if approved, will only be effective if the Business Change Proposal is also approved.

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6.    IF THE BUSINESS CHANGE PROPOSAL IS APPROVED, WHAT WILL THE FUND DO TO IMPLEMENT THE PROPOSAL?

If the Business Change Proposal is approved by shareholders, we will begin to transition its business and investments to those of a diversified REIT. At some point during this transition, we will no longer qualify as an “investment company” and we will apply to the SEC for an order under the 1940 Act declaring that we have ceased to be a registered investment company (the “Deregistration Order”). Pending the SEC’s issuance of the Deregistration Order, we intend to begin realigning our portfolio consistent with our new business as a diversified REIT. We anticipate that the implementation period may last up to two years, in which case full implementation will not occur until approximately the middle of 2022. This time period is an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pace at which we will be able to transition certain of the Fund’s investments to tactically fund additional real estate investments across the investable issuer’s capital structure. The Adviser expects the Fund to be able to transition its investment portfolio sufficient to qualify as a REIT for tax purposes by the first quarter of 2021.

7.    DOES OUR ADVISER HAVE EXPERIENCE IN MANAGING REITS? WILL THERE BE ANY CHANGES TO THE FUND’S INVESTMENT ADVISORY AGREEMENT IN CONNECTION WITH THE BUSINESS CHANGE PROPOSAL?

Our investment adviser, NexPoint Advisors, L.P. (“NexPoint” or, the “Adviser”), and its affiliates have significant experience underwriting, originating, purchasing, and managing real estate investments, REITs and publicly traded companies. NexPoint and its affiliates manage strategies such as direct real estate, real estate credit and originated or structured real estate credit investments and also invest in various credit and equity strategies through long-only funds, Delaware Statutory Trusts, non-traded funds, publicly traded closed-end funds, mutual funds and an ETF. Together with its affiliates, NexPoint had approximately $9.2 billion in assets under management as of March 31, 2020.

The Adviser and its affiliates currently manage nine REITs, which include three publicly traded sector-specific REITs, one privately offered sector-specific REIT and five private REITs which are wholly-owned subsidiaries of registered investment companies, including the Fund, advised by the Adviser and its affiliates. Within the sector-specific REITs the Adviser manages portfolios of: Class B, value add multifamily properties; single-family housing properties in the Midwest U.S.; hospitality assets located in the U.S.; and mortgages.

As such, the Fund has access to a fully integrated, broad institutional real estate investment platform that, as of March 31, 2020, managed approximately $7.8 billion in gross real estate assets. NexPoint’s position in the markets gives it access to unique sourcing opportunities for investments not typically available to retail investors. NexPoint is a select sponsor with Freddie Mac and has experience structuring financing solutions behind first mortgage lenders, including banks, life insurance companies, Freddie Mac and The Federal National Mortgage Association, or Fannie Mae, including mezzanine loans and preferred equity investments. NexPoint and its affiliates have successfully tailored financing solutions to property owners in creative ways but also highly symbiotic with a typical Freddie Mac or Fannie Mae first mortgage. NexPoint’s multifamily loan and investment platform complies with current Freddie Mac and Fannie Mae standards, giving the Fund a unique opportunity to invest alongside quality sponsors and some of the largest multifamily lenders in the U.S.

After we receive the Deregistration Order, the Adviser will continue to provide the day-to-day management of our operations, subject to the oversight and direction of the Board. Management and administrative fees will remain the same (an annual fee, paid monthly, in an amount equal to 1.00% of the average weekly value of the Fund’s Managed Assets (defined below) for management fees and

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0.20% of the average weekly value of the Fund’s Managed Assets for administrative fees) immediately after receipt of the Deregistration Order, subject to the revised definition of Managed Assets discussed below, which is intended to reflect REIT market practice and take into consideration the Fund’s deregistration from the 1940 Act. At this stage, the terms of the investment advisory agreement would also likely be amended to remove certain provisions required by the 1940 Act and to otherwise conform the agreement to terms more customary for publicly traded REITS. Management fee expenses, as well as other operating expenses, are expected to increase as the Business Change Proposal becomes fully implemented following receipt of the Deregistration Order due to increased costs associated with an increase in the Fund’s gross assets; however, these expenses are projected to be offset by higher projected income attributable to increased cash flows from leveraged real estate assets, resulting in higher projected net income per common share (thus supporting a potentially higher distribution rate in the long term) than without the implementation of the Business Change Proposal. Following receipt of the Deregistration Order, the Adviser intends to seek Board and shareholder approval to implement a Long-Term Incentive Plan (“LTIP”) for the REIT’s trustees, officers and key employees. The Adviser notes that LTIPs are common in the REIT industry and, better align the interests of management with shareholders.

The Adviser has agreed to a total expense cap of 1.5% of Managed Assets on the aggregate amount of the corporate operating expenses, administrative fees and management fees paid to the Adviser for the twelve-month period following the Fund’s receipt of the Deregistration Order (“the Total Expense Cap”). The Total Expense Cap is intended to cap general and administrative expenses and certain other expenses to ensure NHF’s expenses are competitive and shareholder friendly.

8.    WHAT ARE THE TAX CONSEQUENCES OF IMPLEMENTING THE BUSINESS CHANGE PROPOSAL?

We have elected to be treated and currently operate in a manner intended to qualify for taxation as a “regulated investment company” (“RIC”) under the Internal Revenue Code of 1986, as amended (the “IRC”). Assuming we deregister as an investment company under the 1940 Act as a result of the Business Change Proposal, our qualification for taxation as a RIC would terminate for the taxable year in which the Deregistration Order becomes effective (the “Deregistration Year”) and we intend to elect to be taxed as a REIT under the IRC commencing with the Deregistration Year and in subsequent taxable years. See Appendix C for a detailed discussion of the tax consequences of implementing the Business Change Proposal.

Once the Business Change Proposal is fully implemented, we intend to make monthly distributions to our shareholders in amounts that will, at a minimum, enable us to comply with the REIT provisions of the IRC that require annual distributions of at least 90% of our REIT taxable income (other than net capital gains). The actual amount of such distributions will be determined on a monthly basis by the Board, taking into account the REIT tax requirements, our cash needs, our earnings, the market price of our common shares and other factors the Board considers relevant.

9.    WHAT IS THE ESTIMATED COST ASSOCIATED WITH THE BUSINESS CHANGE PROPOSAL? WHO WILL BEAR THE COSTS AND EXPENSES ASSOCIATED WITH THE BUSINESS CHANGE PROPOSAL?

We estimate that the third-party legal fees, transfer agency costs, SEC and NYSE registration fees and de minimus other expenses associated with consideration and approval of the Business Change Proposal will be approximately $1.45 million (the “Transaction Costs”). The Adviser has agreed to cap Transaction Costs payable by the Fund to 20-basis points (0.20%) of the Fund’s net asset value (the “Expense Cap”).

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Based on the Fund’s current NAV, the Fund would be responsible for paying Transaction Costs up to $1.5 million. We believe this cap is reasonable given that the average REIT IPO costs on average $3.8 million (including accounting fees, registration fees, FINRA, printing, etc.).1

10.    WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important no matter how many shares you own to ensure that the Business Change Proposal is adopted. We hope you will participate in the governance of our Fund.

[1]	Data derived from publicly available information from the last nineteen REIT IPOs as of April 22, 2020.

11.    WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE BUSINESS CHANGE PROPOSAL?

If the Business Change Proposal is not approved, or if the Business Change Proposal is not effective because Shareholders did not approve the Amendment Proposal, the Board may consider other options to enhance or preserve shareholder value, including continuing our current operation as a registered investment company.

12.    HOW CAN I AUTHORIZE A PROXY TO VOTE MY SHARES?

Please follow the instructions included on the enclosed proxy card or voting instruction form.

13.    WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

You may contact our proxy solicitor:

Di Costa Partners LLC

Call Toll Free: (833) 252-3690

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PROPOSAL 1: BUSINESS CHANGE PROPOSAL

Introduction

The Board, including the Independent Trustees, recommends that we change our business from a registered investment company that invests in (i) secured and unsecured floating and fixed rate loans; (ii) bonds and other debt obligations; (iii) debt obligations of stressed, distressed and bankrupt issuers; (iv) structured products, including but not limited to, mortgage-backed and other asset-backed securities and collateralized debt obligations; (v) equities; (vi) other investment companies, including business development companies (“BDCs”); and (vii) real estate investment trusts (“REITs”) to a diversified REIT and to amend the Fund’s fundamental investment restrictions to permit the Fund to engage in its new business (the “Business Change Proposal”);

Once the Business Change Proposal is fully implemented, it is expected that investments will be diversified among various commercial real estate property types and across the capital structure, including but not limited to: equity, mortgage debt, mezzanine debt and preferred equity.

It is expected that property types will primarily include industrial, hospitality, net lease, retail, office, storage and healthcare and, to the extent currently owned, multifamily and single-family rentals; however, the Fund would have the authority to invest without limitation in any property type. As of the date of this proxy, the Fund’s real estate portfolio consists of multifamily, single-family, net lease, hospitality, retail, storage, office, and other assets.

The Fund will invest primarily in real estate and real estate related assets; however, the Fund may, to a limited extent, continue to hold, acquire or transact in certain non-real estate securities. To permit us to engage in our new business, our fundamental investment restrictions regarding purchasing and selling real estate and originating loans and certain of our fundamental investment restrictions would be amended to allow us to engage in our business as a diversified REIT.

The Board and the Adviser believe that, over the long term, the Business Change Proposal would result in expanded access to the Adviser’s real estate capabilities, an investment portfolio with the potential to provide a superior risk adjusted return, increased share liquidity, the potential to reduce the discount at which our common shares historically have traded relative to their NAV, and/or provide investors with an opportunity to take advantage of the current dislocation in the commercial real estate markets and low-interest rate environment.

To promote loyalty and long-time alignment of interests among the Fund’s shareholders, the Adviser offers an incentive to shareholders that buy and hold the Fund’s common shares for a period of at least twelve months through its Shareholder Loyalty Plan (the “Plan”). Shareholders holding an account (the “Account”) with the Plan’s administrator, Global Shares, may make contributions to the Account during a defined trading period to purchase shares and NexPoint will make a corresponding contribution on such participant’s behalf (the “Gross-up”). The Gross-up is determined by NexPoint and may be adjusted at any point without notice by NexPoint prospectively from time to time in accordance with the terms of the Plan. For example, if a participant contributes $10,000 to the Account during a defined trading period to purchase shares and NexPoint has determined the participant’s Gross-up will be 2%, NexPoint will make a corresponding contribution of $200, or 2% of the total $10,000, to purchase additional Shares for the participant. In addition, Plan participants are not required to pay any customary purchase commissions or distribution fees on the purchase of shares under the Plan. The Adviser intends to continue the Plan following the Fund’s conversion into a REIT.

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For a variety of reasons discussed below, the Board believes that the Business Change Proposal is a better long-term business strategy and is more likely to increase shareholder value than continuing to operate as a registered investment company.

The Board has unanimously recommended that shareholders vote “FOR” the Business Change Proposal.

Set forth below is a summary of the Board’s considerations in approving the Business Change Proposal.

Reasons for the Proposed Change

Following preliminary discussion of the Business Change Proposal beginning in February 2020, the Adviser presented the Business Change Proposal to the Board at a meeting on April 28, 2020. The Board reached their decision to unanimously recommend the Business Change Proposal after approximately four months of consideration, discussions and deliberations, during which the Board met on seven occasions. The Independent Board Members also reviewed and discussed the Conversion Proposal during executive sessions with their independent legal counsel at which no representatives of management were present. The Board also had the opportunity to request additional follow up information, which the Adviser provided.

The Board reviewed materials prepared by the Adviser relating to the Business Change Proposal, our investment objectives, strategies, and restrictions, the types of investments we intend to make if the Business Change Proposal is approved, the risk and return characteristics of those investments, projected income and expenses anticipated to be associated with implementing the Business Change Proposal and associated with operating as a diversified REIT and related matters.

These materials generally compared our business and prospects both with and without implementing the Business Change Proposal, and the Board discussed these matters extensively with the Adviser. Given the Adviser’s experience in the investment management and REIT industries, the Adviser prepared a report evaluating the overall REIT industry and the anticipated broader impact of the implementation of the Business Change Proposal on the Fund, including on the Fund’s operations and performance. During the course of its evaluation, the Board also consulted with the Adviser and the Adviser’s and the Fund’s legal counsel. Throughout the process, the Board, and separately, the Independent Trustees with their independent counsel, met in executive sessions with no representatives of management present to further discuss the Business Change Proposal. At Board meetings held on June 16, 2020 and June 18-19, 2020, the Board further discussed the Business Change Proposal and, after meeting in executive session, unanimously recommended that the Board approve the Business Change Proposal and submit it to a vote of the Fund’s shareholders. In reaching its decision to recommend the approval of the Business Change Proposal, the Board, in consultation with the Adviser, considered various factors it deemed relevant, including, but not limited to, the following factors:

•

In considering the Business Change Proposal, the Board noted its discussions with the Adviser regarding the anticipated positive impact that the implementation of the Business Change Proposal would have on the sustainability and potential growth of earnings and distribution rate over the long term. The Board in particular considered in its evaluations, the Adviser’s discussion of the potential benefits of the Business Change Proposal, including that, over the long term, our new investment strategies could result in our result in expanded access to the Adviser’s real estate capabilities, an investment portfolio with the potential to provide a superior risk adjusted return, increased share liquidity, the potential to reduce the discount at which our common shares historically have traded relative to their NAV, and/or providing investors with an opportunity to take advantage of the current dislocation in the commercial real estate markets and low-interest rate environment.

•

The Board further considered that the Adviser has committed to cap third-party legal fees, transfer agency costs, SEC and NYSE registration fees and de minimus other costs and expenses associated with consideration and approval of the Business Change Proposal (the “Transaction Costs”) to 20-basis points (0.20%) of the Fund’s net asset value (the “Expense Cap”) compared to

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the average cost of a REIT’s initial public offering, (including accounting fees, registration fees, FINRA, printing, etc.).

•

The Board considered pro forma fees and expenses associated with implementing the Business Change Proposal and associated with operating as a diversified REIT, including expense information relating to other REITs in the Highland complex. The Board took into account the Adviser’s discussion of the Fund’s fees and expenses, including that although management fee expenses and other operating expenses are expected to increase as the Business Change Proposal becomes fully implemented following receipt of the Deregistration Order due to increased costs associated with an increase in the Fund’s gross assets, these expenses are projected to be offset by higher projected income attributable to increased cash flows from leveraged real estate assets, which, potentially could result in higher projected net income per common share than without the implementation of the Business Change Proposal (and thus, although no guarantee, supporting a potentially higher distribution rate in the long term).

•

The Board also took into account that the Adviser has agreed to the Total Expense Cap of 1.5% of Managed Assets on the aggregate amount of the corporate operating expenses, administrative fees and management fees paid to the Adviser for the twelve-month period following the Fund’s receipt of the Deregistration Order.

•

The Board considered the Adviser’s belief that, given the current phase of the real estate cycle, the current and projected interest rate environment and anticipated economic decline, a diversified real estate investment trust could provide the Fund with a greater ability to generate returns for shareholders and could represent a more favorable risk-return tradeoff, as compared to investing primarily in equity securities of companies engaged in real estate businesses.

•	The Board discussed the following advantages of a diversified REIT strategy[2]:

o	Real estate investments have generally outperformed the securities markets over long periods of time;

o	REITs generally provide investors with greater liquidity, including the increased ability to raise capital from institutional and retail investors;

o	Historically, REITs have traded more frequently at a premium to NAV while closed-end funds have traded at a discount to NAV;

o	The proposed diversified REIT strategy has the potential to generate higher income than the current strategy; and

o

REITs can offer additional tax advantages compared to closed-end funds, such as a 20% deduction for most REIT ordinary income dividends received by non-corporate U.S. shareholders and generally a greater portion of a REIT’s dividends being classified as a tax-deferred return of capital due to the depreciation and other expenses accrued from owning properties.

•

The Board noted that, notwithstanding these anticipated advantages, the particular nature of any economic downturns, recessions or financial crises (including the recent recession caused by the COVID-19 pandemic), and issuer specific or asset class/property type specific risk could adversely impact the anticipated risk-return tradeoff for real estate investing and lead to losses notwithstanding any perceived protection provided by investing in direct real estate and real estate debt as opposed to the current strategy.

•

Additionally, the Board noted that the Fund is currently required to, under normal market conditions, invest at least 25% of the value of its total assets in the real estate industry, including obligations issued or guaranteed by the U.S. Government, any state or territory of the United States or any of their agencies, instrumentalities or political subdivisions, and investments by any territory of the United States or any of their agencies, instrumentalities or political subdivisions for which the underlying collateral is real estate. The Board noted that shareholders had previously voted to approve the 25% policy with respect to the Fund’s investments in the real

[2]	Please refer to Appendix A for support provided to the Board for consideration of the Conversion.

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estate industry and that converting the Fund to a REIT would better position the Fund to access such real estate investments.

•

The Board assesses the Fund’s performance at each quarterly meeting and during its regular telephonic meetings. The Board noted that over the last several years, real estate investments were among the Fund’s top contributors and led to less volatility within the Fund’s portfolio.

•

Shares of closed-end funds often trade in the marketplace at a discount to their NAV per share. This has been the case for our common shares, given that they have traded at a persistent discount to our NAV for the past several years. In October 2019, the Board approved a repurchase program of up to $25 million of the Fund’s shares over a period of six months. Due to continued volatility in the markets in response to the COVID-19 pandemic, the Board amended and restated the Fund’s repurchase program to permit the Fund to purchase up to 10% of the Fund’s outstanding shares over the next 1-year period. The Board noted that despite these efforts, the Fund’s common shares have continued to trade at a discount to NAV.

•	Additionally, the Board considered the potential for reduction in the Fund’s discount to NAV once converted to a REIT based on the historical trading discounts of REITs and closed-end funds.

•

In evaluating U.S. listed REITs invested in similar property types, the Board noted the Adviser’s presentation that that these REITs often, though not always, traded at a premium to net asset value and considered the potential for the Business Change Proposal, in the long term, to act as a catalyst for providing shareholders with an improved likelihood of being able to trade their common shares at a price closer to, or perhaps even in excess of, NAV. The Board noted the precedent of another closed-end fund that deregistered and became a REIT and the impact of such conversion on the trading price of that fund, though the Board also noted the different facts and circumstances applicable to that situation and that there could be no assurance that converting to a diversified REIT would have a similar impact on the market price of our common shares. The Board also noted that another closed-end fund recently received shareholder approval to deregister and become a mortgage REIT for many of the same reasons noted above.

•	The Board also considered the size of NHF’s asset base and that NHF is of sufficient size to operate as a REIT, noting the Fund is currently larger than approximately 30% of publicly traded REITs.

•	The Board and the Adviser believe that the Fund’s status as a closed-end fund has made it difficult for the Fund to attract interest from broader capital market participants, including market

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analysts, and therefore may be an obstacle to enhancing our profile in the market and thus the market liquidity and trading prices of our common shares. The Board believes that the Business Change Proposal’s potential for long term enhancement of the price at which our common shares trade relative to their NAV could protect our long-term shareholders from these vulnerabilities and preserve value for them, while at the same time improving market sentiment and recognition for us, which in turn could enhance the market liquidity of our common shares.

•

The Board considered the Adviser’s and its affiliates’ position in the markets and access to unique sourcing opportunities, including that the Adviser is a select sponsor with Freddie Mac and has experience structuring unique financing solutions behind first mortgage lenders, including banks, life insurance companies, Freddie Mac and The Federal National Mortgage Association, or Fannie Mae, including mezzanine loans and preferred equity investments.

•

The Board considered the current investments of the Fund, including that a significant portion of the Fund’s net assets are already comprised of real estate and real estate related securities, and that transition of the Fund’s remaining assets into assets sufficient to render the Fund not an “investment company” under the 1940 Act could be facilitated at a relatively low cost.

•

The Board considered the experience and qualifications of the Adviser’s and its affiliates’ personnel in managing REITs and whether the Fund’s total assets were sufficient to allow us to successfully implement the Business Change Proposal. The Board noted the substantial experience of the Adviser’s personnel and its affiliates in the real estate management, REIT and mortgage origination businesses and the experience of the Adviser’s personnel that would service us if the Business Change Proposal is approved. The Board concluded that the Adviser has the wherewithal to successfully implement the Business Change Proposal. The Board also considered the performance and trading history of other REITs managed by an affiliate of the Adviser and that the same personnel that conduct the business of the other REITs are expected to conduct our business if the Business Change Proposal is approved.

•

The Board recognized that if the Fund is unsuccessful in implementing the Business Change Proposal, the anticipated benefits of the Business Change Proposal may not be realized. The Board also recognized that, based on projections, there would be an extended implementation period for the Business Change Proposal because of the anticipated length of time to obtain the Deregistration Order and the timing of becoming a REIT which may be impacted by tax considerations. The Board noted the Adviser’s expectation that the Fund would be able to transition its investment portfolio sufficient to qualify as a REIT for tax purposes by the first quarter of 2021; however, the implementation period may last up to two years, in which case the full implementation will not occur until approximately the middle of 2022. The Board noted that this time period was an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pipeline of mortgage origination opportunities.

•

The Board considered the impact to the Fund of no longer being subject to regulation as a registered investment company under the 1940 Act. The Board noted that the 1940 Act provides certain protections to shareholders that would no longer apply once we deregister under the 1940 Act. The Board concluded that this result was appropriate given the differing nature of the Fund’s business following the implementation of the Business Change Proposal as a type of business that Congress chose not to regulate under the 1940 Act. The Board noted that the overall conversion of a REIT could also provide benefits to shareholders. The Board noted that the lack of 1940 Act

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regulation would permit the Fund, post implementation of the Business Change Proposal, to compete with other similar diversified REITs through more flexible ability to transact with related parties, including other REITS managed by the Adviser or its affiliates, without being subject to the restrictions of the 1940 Act. The Board also noted that the Fund would continue to be subject to reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and shareholders would continue to have the benefit of the significant regulatory protections provided by the corporate governance requirements of the NYSE or another national securities exchange. See “—Implementation of the Business Change Proposal and Related Risks” and “—Operation as a REIT.”

•	The Board also considered any direct and indirect benefits to the Adviser and its affiliates as a result of the Business Change Proposal.

•

The Board considered the tax consequences of the Business Change Proposal, including that as a REIT, we expect to pay distributions to shareholders of at least 90% of our REIT taxable income (other than net capital gains). See “—U.S. Federal Income Tax Considerations of the Fund’s Conversion to a REIT” and Appendix C.

•

The Board considered the current market disruptions and volatility arising out of the COVID-19 pandemic, including the impact on the Fund’s equity investments, the Fund’s ability to pursue its current investment strategy, and the ability for the Fund to take advantage of opportunities in the real estate markets due to dislocation caused by recent quarantine and shelter in place orders. For example, valuations of real estate properties and debt securities across various property sectors have declined significantly since the outbreak of COVID-19. Based on the Adviser’s experience, the Board believes the Fund can take advantage of these dislocations.

•	The Board took into account potential risks associated with implementing the Business Change Proposal, including those discussed in Appendix B.

In determining to approve the Business Change Proposal, the Board did not identify any particular factor as determinative, and each Trustee attributed different weights to the various factors. These factors were also considered by the Independent Trustees meeting separately from the full Board with their independent counsel and both with and without Fund counsel. Following review and discussions with the Adviser and Fund counsel, the Board, including separately the Independent Trustees, unanimously determined that the Business Change Proposal is advisable and in the best interests of the Fund and the Fund’s shareholders. During Board meetings held on June 18-19 2020, the Board, including the Independent Trustees, unanimously approved the Business Change Proposal and directed that the Business Change Proposal be submitted for consideration by our shareholders. If shareholders do not approve the Business Change Proposal, the Board may consider other options to enhance or preserve shareholder value, including continuing our current operation as a registered investment company.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE BUSINESS CHANGE PROPOSAL.

Implementation of the Business Change Proposal and Related Risks

Realignment of Portfolio and Deregistration. If the Business Change Proposal is approved by shareholders, we will begin to realign our portfolio to invest to a greater degree in real estate and real estate related assets. At some point during this transition process, we will no longer qualify as an “investment company” under the 1940 Act and will apply to the SEC for a Deregistration Order. We intend to accomplish this by selling certain existing investments in securities, as defined in the 1940 Act,

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to fund additional investments to tactically fund additional real estate investments across the capital stack. The composition of our portfolio during the transition period will depend upon a variety of factors, including changes in economic conditions, desired common share distribution level, the availability of desirable investment opportunities and the availability of leverage facilities on acceptable terms, among others. The issuance of the Deregistration Order by the SEC is not within our control, and we anticipate that it may take a year or longer from the date of filing of the application to obtain the Deregistration Order. Until the SEC issues a Deregistration Order, we will continue to be registered as an investment company and will continue to be regulated under the 1940 Act.

Changes to Our Fundamental Restrictions. If the Business Change Proposal is approved, our fundamental investment restrictions regarding purchasing and selling real estate and originating loans would be amended to permit us to engage in our new business strategy, as set forth below.

Current Fundamental Restrictions	Fundamental Restrictions After Approval of Business Change Proposal But Before Deregistration

The Fund may not purchase or sell real estate, except that the Fund may invest in securities of companies that deal in real estate or are engaged in the real estate business, including real estate investment trusts and real estate operating companies, and instruments secured by real estate or interests therein and the Fund may acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of such other assets.	The Fund may purchase or sell real estate, except to the extent that it would violate the 1940 Act.
The Fund may not make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets	The Fund may originate loans to other persons, except to the extent that it would violate the 1940 Act.

Each of the amended policies would remain fundamental, as required by the 1940 Act, until we receive the Deregistration Order, at which time these policies (and other Fund policies) could be changed by the Board without shareholder approval.

We currently have, and will retain until we receive the Deregistration Order, a fundamental investment policy to make investments that will result in concentration (25% or more of the value of our investments) at the time of purchase in the securities of issuers conducting their principal business activities in the real estate industry, including obligations issued or guaranteed by the U.S. Government, any state or territory of the United States or any of their agencies, instrumentalities or political subdivisions, and investments by any territory of the United States or any of their agencies, instrumentalities or political subdivisions for which the underlying collateral is real estate.

Changes to Our Non-Fundamental Investment Policies and Strategies. Our current non-fundamental investment policies and strategies provide that under normal market conditions, we invest:

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• To provide both current income and capital appreciation;

• Primarily in the following categories of securities and instruments of corporations and other business entities: (i) secured and unsecured floating and fixed rate loans; (ii) bonds and other debt obligations; (iii) debt obligations of stressed, distressed and bankrupt issuers; (iv) structured products, including but not limited to, mortgage-backed and other asset-backed securities and collateralized debt obligations; (v) equities; (vi) other investment companies, including BDCs; and (vii) REITs; and

• Up to 15% of our net assets in entities that are excluded from registration under the 1940 Act by virtue of section 3(c)(1) and 3(c)(7) of the 1940 Act (such as private equity funds or hedge funds). This limitation does not apply to any CLOs, certain of which may rely on Section 3(c)(1) or 3(c)(7) of the 1940 Act.

If the Business Change Proposal is approved, the foregoing policies and strategies will be replaced with the investment strategy described under “—Operation as a Diversified REIT—Investment Strategy.”

Investment Advisory Agreement. If the Business Change Proposal is approved, our current investment advisory agreement will remain in effect until receipt of the Deregistration Order, including the existing investment advisory fee. After we receive the Deregistration Order, the Adviser will continue to provide the day-to-day management of our operations, subject to the oversight and direction of the Board. Management and administrative fees will remain the same (an annual fee, paid monthly, in an amount equal to 1.00% of the average weekly value of the Fund’s Managed Assets (defined below) for management fees and 0.20% of the average weekly value of the Fund’s Managed Assets for administrative fees) immediately after receipt of the Deregistration Order, subject to the revised definition of Managed Assets discussed below. At this stage, the terms of the investment advisory agreement would also likely be amended to remove certain provisions required by the 1940 Act and to otherwise conform the agreement to terms more customary for publicly traded REITS. Management fee expenses, as well as other operating expenses, are expected to increase as the Business Change Proposal becomes fully implemented following receipt of the Deregistration Order due to increased costs associated with an increase in the Fund’s gross assets; however, these expenses are projected to be offset by higher projected income attributable to increased cash flows from leveraged real estate assets, resulting in higher projected net income per common share (thus supporting a potentially higher distribution rate in the long term) than without the implementation of the Business Change Proposal. Following receipt of the Deregistration Order, the Adviser intends to seek Board and shareholder approval to implement an LTIP for the REIT’s trustees, officers and key employees. The Adviser notes that LTIPs are common in the REIT industry and, better align the interests of management with shareholders.

The Adviser has agreed to a total expense cap of 1.5% of Managed Assets on the aggregate amount of the corporate operating expenses, administrative fees and management fees paid to the Adviser for the twelve-month period following the Fund’s receipt of the Deregistration Order (“the Total Expense Cap”). The Total Expense Cap is intended to cap general and administrative expenses and certain other expenses to ensure NHF’s expenses are competitive and shareholder friendly.

Under the terms of our investment advisory agreement, the Adviser provides us with an investment program, makes our day-to-day investment decisions and manages our business affairs in accordance with our investment objectives and policies, subject to the general supervision of the Board. As compensation for its services rendered and the related expenses borne by the Adviser, we pay the Adviser an annual fee, paid monthly, in an amount equal to 1.00% of the average weekly value of the Fund’s Managed Assets. The Fund’s “Managed Assets” is an amount equal to the total assets of the Fund, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding

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any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. We may terminate the investment advisory agreement at any time without penalty by giving the Adviser sixty days’ notice and paying any compensation earned prior to such termination, provided that such termination shall be directed or approved by the vote of a majority of our Trustees or by the vote of the holders of a “majority” (as defined in the 1940 Act) of our outstanding voting securities.

Additionally, the Adviser provides administrative services to the Fund. For its services, the Adviser receives an annual fee, payable monthly, in an amount equal to 0.20% of the average weekly value of the Fund’s Managed Assets. Under a separate sub-administration agreement, the Adviser has delegated certain administrative functions to SEI Global Funds Services (“SEI”). The Investment Adviser pays SEI directly for these sub-administration services.

The Adviser has historically been affiliated through common control with Highland Capital Management, L.P. (“HCMLP”), an SEC-registered investment adviser. On October 16, 2019, HCMLP filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. The case was subsequently transferred to the United States Bankruptcy Court for the Northern District of Texas. On January 9, 2020, the bankruptcy court approved a change of control of HCMLP, which involved the resignation of James Dondero as the sole director of, and the appointment of an independent board to, HCMLP’s general partner. Mr. Dondero will, however, remain as an employee of HCMLP and as portfolio manager for all funds and vehicles for which he currently holds such titles. Nevertheless, given Mr. Dondero’s historic role with HCMLP and his continued ownership interest and roles with respect to the Highland platform as a whole, as well as the shared services agreements between HCMLP and the Adviser, the Fund will still treat HCMLP and its affiliates as the Fund’s affiliates for purposes hereof.

The Adviser is not a party to HCMLP’s bankruptcy filing. The Adviser is a party to a shared services arrangement with HCMLP. Under this arrangement the Adviser may utilize employees from HCMLP in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance and legal. The Fund does not expect HCMLP’s bankruptcy filings to impact its provision of services to the Adviser at this time.

In the future, the Fund may engage the Adviser or certain of its affiliates to provide services other than those discussed above. Any arrangements would be subject to approval by the Board prior to the Adviser or its affiliates being engaged to provide services to the Fund.

Distribution Policy. During the transition period before our portfolio has been fully converted to its new investment strategy, we intend to try to maintain the monthly dividend. However, there can be no assurance that we will not reduce our monthly distributions during the investment strategy transition period. We anticipate distributing net capital gains, if any, recognized on the sale of assets during this transition period, either as part of our monthly distributions or at the end of the year in accordance with the requirements of subchapter M of the IRC.

Credit Facility. If shareholders approve the Business Change Proposal, we intend to terminate our credit facility with BNP Paribas Prime Brokerage International, Ltd. We would seek to fund such termination with a replacement credit facility designed for our new business as a diversified REIT. See “—Operation as a Diversified REIT—Policies and Investment Guidelines—Leverage Policies and Financing Strategy.”

Change in Name. We expect to change our name to “[NexPoint Strategic Real Estate Trust].”

Effects of Deregistration. As a registered investment company, we are subject to extensive regulation under the 1940 Act. The 1940 Act, among other things,

• regulates the composition of the Board, requiring that the Fund be managed by a board of directors, at least 40% of whom are not “interested persons” of the Fund, as defined in the 1940 Act;

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• requires that the Fund’s management agreement be approved by a majority of the directors who are not interested persons of the Fund both initially and on an annual basis; the 1940 Act also generally requires that the Fund’s management agreement be approved initially by the Fund’s shareholders and that any material amendments to such agreement also be approved by the Fund’s shareholders;

• provides shareholders with the right to terminate the management agreement;

• restricts the extent to which the Fund may utilize financial leverage; for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of total assets and for every dollar of preferred shares outstanding, the Fund is required to have at least two dollars of total assets);

• limits the Fund to issuing one class of indebtedness and one class of preferred shares; restricts the issuance of stock options, rights and warrants; prohibits the issuance of securities for services or for property other than cash or securities, except as a dividend or a distribution to security holders or in connection with a reorganization; restricts the sale of common shares at a price below NAV;

• imposes restrictions on the Fund’s ability to engage in transactions with affiliated persons, including trustees and officers of the Fund, the Adviser and its affiliates and other companies managed by the Adviser, unless such transactions are exempted by the SEC or a rule under the 1940 Act. These prohibitions generally apply to buying and selling securities and other property to or from affiliated persons; lending money to affiliated persons; or participating in joint transactions or profit sharing arrangements with affiliated persons;

• regulates the form, content and frequency of financial reports to shareholders;

• requires the Fund to report its assets at their fair value rather than at cost in financial reports;

• requires the Fund to file periodic reports with the SEC designed for investment companies to disclose compliance with the 1940 Act and to present other financial information;

• prohibits the Fund from changing the nature of its business or fundamental investment objectives, policies and restrictions without the prior approval of its shareholders;

• prohibits pyramiding of investment companies and the cross ownership of securities;

• requires the Fund to maintain its securities and other investments with certain types of custodians under conditions designed to assure the safety of the Fund’s assets;

• provides for the bonding of certain employees;

• requires the Fund to have a written code of ethics and compliance policies and procedures designed to prevent violations of federal securities laws and a chief compliance officer charged with administering these policies;

• regulates the manner in which repurchases of shares may be effected;

• regulates plans of reorganization, including mergers with affiliates;

• prohibits the Fund from limiting the liability of any trustee and officer for willful misfeasance, bad faith, gross negligence or reckless regard of the duties involved in the conduct of his or her

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office; and

• creates a right in private persons to bring actions in Federal courts to enforce compliance with certain, limited provisions of the 1940 Act.

After we receive a Deregistration Order, we will no longer be subject to regulations under the 1940 Act. Instead, as a diversified REIT, we would be able to, among other things:

• enter into a new management agreement with the Adviser without shareholder approval or change the management agreement;

• shareholders will not have the right to require us to terminate the management agreement;

• employ both direct and structural leverage on our loan investments in amounts in excess of what the 1940 Act permits;

• issue multiple classes of indebtedness and capital stock, including multiple classes of common and preferred stock with different rights, preferences and privileges, and multiple classes of debt with varying terms, seniority and security interests;

• issue stock options, rights and warrants for services or for property in addition to cash or securities, and may sell shares at a price below net asset value;

• engage in transactions involving affiliated persons;

• change our investment restrictions and policies without shareholder approval and without being subject to any regulatory restrictions under the 1940 Act;

• maintain our securities and other investments as we believe would be appropriate without being subject to any custody restrictions under the 1940 Act; and

• amend our organizational documents in accordance with their terms to remove provisions relating to 1940 Act requirements.

However, we would be regulated by, among other laws, the Exchange Act, which regulates, among other things:

• soliciting proxies from shareholders;

• filing interim and annual reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K;

• filing securities ownership reports by directors, officers and principal shareholders; and

• restrictions on engaging in insider trading in securities, using manipulative devices in connection with certain security transactions, and making misleading statements in reports or documents filed with the SEC.

After we receive the Deregistration Order, we will continue to be managed by our Board and our officers; however, we anticipate the appointment of certain of NexPoint’s real estate professionals as officers of the Fund during the transition. Additionally, in connection with the Business Change Proposal and

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provided for in the Annual Meeting Proxy, the Board has recommended the addition of Mr. Edward Constantino as a Class II Trustee of the Fund to serve for a three-year term until the 2023 annual meeting of shareholders or until his respective successor is duly elected and qualified.

The Board and the Adviser believe that the Fund would benefit from the expertise that Mr. Constantino would provide in overseeing the Fund’s real estate and real estate-related investments, particularly in connection with the implementation of the Fund’s conversion to a REIT pursuant to the Proposals. The Board expects that full implementation of the REIT Conversion may take up to two years and would involve, among other things, the transition of the Fund’s assets to tactically fund additional real estate investments across the capital stack; therefore, the Board believes that the Fund will benefit from Mr. Constantino’s knowledge, experience and oversight during the REIT conversion process. Mr. Constantino’s appointment as a Trustee of the Fund is contingent on shareholder approval of the Proposals.

Mr. Constantino, age 73, has served as a member of NexPoint Residential Trust, Inc. (“NXRT”) since NXRT was spun out of the Fund in March 2015. Mr. Constantino has also served as a member of the board of NexPoint Real Estate Finance, Inc. (“NREF”), a mortgage real estate investment trust (“REIT”) advised by an affiliate of the Adviser, since February 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. He retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the Board of Directors of Patriot Bank N.A. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the Board of Trustees and the Audit Committee Chairman of St. Francis College in Brooklyn Heights, New York.

The Board will maintain substantially similar power, authority and discretion as the Board has before deregistration and be subject to the same duties under state law. Shareholders would also continue to have the benefit of the significant regulatory protections provided by the corporate governance requirements of the NYSE or another national securities exchange, including those that require that a majority of the trustees be “independent directors” (as defined under NYSE or other applicable exchange rules), trustee nominations and the compensation of all of our executive officers be subject to independent director approval, and that we hold an annual meeting of shareholders no later than one year after our first fiscal year following listing. In addition, consistent with the requirements of the NYSE or another national securities exchange, we intend to adopt a code of conduct and ethics applicable to all trustees, officers and employees.

Because the regulatory requirements specifically applicable to financial statements of registered investment companies would no longer be applicable to the Fund, the financial information in our financial statements after we receive the Deregistration Order will change. For example, once we are no longer an investment company, we will no longer be required to present a schedule of portfolio of investments as part of our financial statements or report investments at fair value. The Board believes that Mr. Constantino’s significant experience in audit, advisory and taxation of real estate and real estate-related investments will benefit the Fund during this transition.

See Appendix B for more information on the risks associated with the Business Change Proposal.

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Operation as a Diversified REIT

The following discussion assumes that, unless otherwise noted, the Business Change Proposal has been approved by shareholders and we have fully implemented the Business Change Proposal and received the Deregistration Order. See Appendix B for more information on the risks associated with the Business Change Proposal.

Investment Strategy

As a diversified REIT, our primary investment objective will be to provide both current income and capital appreciation. We will seek to achieve this objective by investing among various commercial real estate property types and across the capital structure, including but not limited to: equity, mortgage debt, mezzanine debt and preferred equity. The Adviser will focus on opportunistic investments in real estate properties with a value-add component and real estate credit. The objective will be to increase the cash flow and value of our properties, acquire properties with cash flow growth potential and achieve capital appreciation for shareholders through a value-add program. The Fund will pursue real estate credit investments based on where the Adviser believes the various real estate subsectors are within the broader real estate cycle and tactically allocate among these opportunities.

Underlying property types will primarily include industrial, hospitality, net lease, retail, office, storage and healthcare and, to the extent currently owned, multifamily and single-family rentals; however, the Fund may invest without limitation in any property type. As of the date of this proxy, the Fund’s real estate portfolio consists of multifamily, single-family, net lease, hospitality, retail, storage, office, and other assets.

The Fund will invest primarily in real estate and real estate related assets; however, the Fund may, to a limited extent, continue to hold, acquire or transact in certain non-real estate securities.

The Adviser and the Board believe that a diversified investment approach is appropriate for the current market environment. However, to capitalize on investment opportunities at different times in the economic and real estate investment cycle, we may change our investment strategy from time to time. The Adviser and the Board believe that the flexibility of our investment strategy and the experience and resources of the Adviser and its affiliates, will allow us to take advantage of changing market conditions to provide both current income and generate capital appreciation. The Board will be able to modify such strategies without the consent of the shareholders to the extent that the Board determines that such modification is in the Fund’s best interest.

Policies and Investment Guidelines

If the Business Change Proposal is approved by shareholders, the Board will approve the Fund’s operating and regulatory policies and investment guidelines. The Board currently anticipates adopting the policies and guidelines described below. The Board may, in its discretion, revise or waive such policies and guidelines from time to time in response to changes in market conditions or business opportunities without shareholder approval.

Leverage Policies and Financing Strategy. To increase the returns on our investments, after issuance of the Deregistration Order, we plan to employ both direct and structural leverage on our property and debt investments, which we expect generally will not exceed, on a debt to equity basis, a ratio of 3-to-1, an increase from the ratio of 1-to-2 set by the 1940 Act.

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Leverage will take the form of repurchase or margin facilities collateralized by our debt investments and mortgage debt collateralized our property investments. At the REIT level we may have a revolving corporate credit facility, or may issue unsecured debt, mezzanine debt or preferred equity. We believe that the relationships the Adviser and its affiliates, as well as other companies managed by the Adviser’s affiliates (the “NexPoint managed companies”), have with banks, life insurance companies, Freddie Mac and The Federal National Mortgage Association, or Fannie Mae, provide the Fund with a unique opportunity to invest alongside quality sponsors and the largest multifamily lenders in the U.S.

We intend to use leverage, to the extent available, to make additional investments that may increase our potential returns. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will use for particular investments will depend upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our assets, the potential for losses in our portfolio, the gap between the duration of our assets and liabilities, the availability and cost of financing our assets, the health of the U.S. economy and commercial real estate markets, our outlook for the level, slope and volatility of future interest rates, the credit quality of our borrowers and tenants, the collateral values underlying our assets and our outlook for market lending spreads relative to the LIBOR (or other applicable benchmark interest rate index) curve.

REIT Operations. We intend to operate to ensure that we establish and maintain our qualification as a REIT for U.S. federal tax purposes and are not required to register as an investment company under the 1940 Act. We intend to regularly monitor the nature of our assets and the income they generate to ensure that at all times we maintain our tax qualification as a REIT and are not required to register as an investment company under the 1940 Act. The Board currently intends to review our transactions on a periodic basis to ensure compliance with these operating policies.

Distribution Policy. We intend to make monthly distributions to our shareholders of amounts that will, at a minimum, enable us to comply with the REIT provisions of the IRC that require annual distributions of at least 90% of our REIT taxable income (other than net capital gains). See Appendix C. The actual amount of such distributions will be determined on a monthly basis by the Board, taking into account, in addition to the REIT tax requirements, our cash needs, the market price for our common shares and other factors our Board considers relevant.

Operating Expenses. Operating expenses may increase as the Business Change Proposal becomes fully implemented following receipt of the Deregistration Order due to increased costs associated with sourcing additional real estate investments and costs associated with servicing those investments; however, these expenses are projected to be offset by higher projected income attributable to increased cash flows from leveraged real estate assets, resulting in higher projected net income per common share (thus supporting a potentially higher distribution rate in the long term).

Following approval of the Business Change Proposal, the Adviser will continue to implement our business strategies subject to the oversight of the Board, including: (a) performing all of our day-to-day activities as a public company operating as a diversified REIT; (b) sourcing, analyzing and closing our investments; (c) arranging our financings; (d) performing our asset management functions by monitoring the performance of our borrowers and the maintenance of our collateral; and (e) when necessary, enforcing our loan and security rights.

Policies with Respect to Certain Other Activities. We may raise additional funds through offerings of equity or debt securities or by retaining cash flow (subject to provisions in the IRC concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. If our Board determines to raise additional equity capital, it has the authority, without

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shareholder approval, to issue additional common shares or preferred shares of beneficial interest in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, to the extent available, we intend to borrow money to make investments that may increase our potential returns. We intend to use traditional forms of financing, including repurchase agreements, bank credit facilities (including revolving facilities and term loans), public or private debt issuances, securitizations and other sources of financing. Although we have no present intention to do so, we may also issue preferred equity which requires us to pay dividends at fixed or variable rates before we may pay distributions to our common shareholders. We expect that the Board will periodically review our investment guidelines and our portfolio and leverage strategies.

We may invest in equity or debt securities of other REITs or other entities engaged in real estate operating or financing activities, and may do so for the purpose of exercising control over such entities.

We do not intend to adopt a formal portfolio turnover policy. Subject to maintaining our qualification for taxation as a REIT under the IRC for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold investments for between two and 10 years. However, in order to maximize returns and manage portfolio risk while maintaining the financial capacity to undertake attractive opportunities that become available to us, we may dispose of an asset earlier than anticipated or hold an investment longer than anticipated if we determined doing so to be appropriate based upon market conditions or other factors regarding a particular investment.

Anticipated Terms of Management Agreement

For purposes of this discussion, we assume that the Adviser will continue to be our manager although, as stated above, after receipt of the Deregistration Order we may enter into a new management agreement with an affiliate of the Adviser, who would continue to provide for the day-to-day management of our operations, subject to the oversight and direction of the Board.

The Board anticipates that any new management agreement with the Adviser after receipt of the Deregistration Order would include the following terms, which remain subject to negotiation:

Base Management Fee. We anticipate that we will maintain the same fee structure that is currently in place for the Fund, subject to the following changes which are intended to reflect REIT market practice and take into consideration the Fund’s deregistration from the 1940 Act. We pay the Adviser an annual fee, paid monthly, in an amount equal to 1.00% of the average weekly value of the Fund’s Managed Assets. The Fund’s “Managed Assets” is currently defined as an amount equal to the total assets of the Fund, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. Once the Deregistration Order is received, “Managed Assets” will be revised as follows:

The term “Managed Assets” means an amount equal to the total assets of the Fund, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to ~~investment~~ leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility, or the issuance of debt securities), (ii) the issuance of preferred stock or

27

other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. (emphasis added)

In the event the Fund holds collateralized mortgage backed securities (“CMBS”) where the Fund holds the “controlling” tranche of the securitization and is required to consolidate under GAAP all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets.

Additionally, the Adviser provides administrative services to the Fund. For its services, the Adviser receives an annual fee, payable monthly, in an amount equal to 0.20% of the average weekly value of the Fund’s Managed Assets. Under a separate sub-administration agreement, the Adviser has delegated certain administrative functions to SEI Global Funds Services (“SEI”).

Expense Reimbursement. The advisory agreement will require that the Fund reimburse the Adviser for all of its out-of-pocket expenses in performing its services, including legal, accounting, financial, due diligence, investor relations and other services performed by our Adviser (or its affiliates, acting on behalf of the Adviser for the Fund) and also pay the Fund’s pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations (“Adviser Operating Expenses”). Adviser Operating Expenses do not include expenses for the advisory and administrative services provided under the Advisory Agreement. All expenses payable by the Fund or reimbursable to the Adviser pursuant to the agreement will not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on our behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

The Adviser has agreed to a total expense cap of 1.5% of Managed Assets on the aggregate amount of the corporate operating expenses, administrative fees and management fees paid to the Adviser for the twelve-month period following the Fund’s receipt of the Deregistration Order (“the Total Expense Cap”).

The Total Expense Cap does not limit the reimbursement of expenses related to securities offerings and does not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with mergers and acquisitions, extraordinary litigation or other events outside the Fund’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets.

Other. In addition to the fees and expense reimbursements payable to the Adviser under the management agreement, the Adviser and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize some of our property loans, the Adviser or its affiliates may act as collateral manager. In any of these or other capacities, the Adviser and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

Reports and Annual Meetings

We anticipate that our common shares will continue to be listed on the NYSE or another national securities exchange. We will be required to satisfy the annual and periodic reporting requirements of the Exchange Act, including filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which requires the filing of financial statements and officers’ certifications. Furthermore, we will be required to file a Current Report on Form 8-K whenever a reportable event occurs between the above reporting periods. Pursuant to applicable exchange rules, we will continue to hold annual meetings of shareholders.

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Trustees of the Fund

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is currently comprised of four trustees (each, a “Trustee”). The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth below.

Committees of the Board of Trustees. We currently have an Audit and Qualified Legal Compliance Committee, a Governance and Compliance Committee and a Distribution and Alternatives Oversight Committee. The Governance and Compliance Committee is currently comprised of Dr. Froehlich and Messrs. Ward and Powell, each of whom is independent for purposes of the 1940 Act. Mr. Honis serves as an ex officio non-voting Governance and Compliance Committee member. Dr. Froehlich serves as the Chairman of the Governance and Compliance Committee.

Compensation of Trustees and Officers. Each Trustee receives an annual retainer of $150,000 payable in quarterly installments and allocated among each portfolio in the Funds Complex based on relative net assets. The “Funds Complex,” as referred to herein consists of: the Fund, each series of Highland Funds I (“HFI”), each series of Highland Funds II (“HFII”), Highland Global Allocation Fund (“GAF”), Highland Income Fund (“HFRO”), NexPoint Real Estate Strategies Fund (“NRESF”) and NexPoint Capital, Inc. (the “BDC”), a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act.

Trustees are reimbursed for actual out-of-pocket expenses relating to attendance at meetings, however, the Chairman of the Board and the Chairman of the Audit Committee each receive an additional payment of $10,000 payable in quarterly installments and allocated among each portfolio in the Funds Complex based on relative net assets. The Trustees do not receive any separate compensation in connection with service on Committees or for attending Board or Committee Meetings. The Trustees do not have any pension or retirement plan. The executive officers of the Fund receive no direct remuneration from the Fund.

If the Business Change Proposal is approved, it is anticipated that the size and composition of our Board will change. As discussed above, in connection with the Business Change Proposal and provided for in the Annual Meeting Proxy, the Board has recommended the addition of Mr. Edward Constantino as a Class II Trustee of the Fund to serve for a three-year term until the 2023 annual meeting of shareholders or until his respective successor is duly elected and qualified.

The Board and the Adviser believe that the Fund would benefit from the expertise that Mr. Constantino would provide in overseeing the Fund’s real estate and real estate-related investments, particularly in connection with the implementation of the Fund’s conversion to a REIT pursuant to the Proposals. The Board expects that full implementation of the REIT Conversion may take up to two years and would involve, among other things, the transition of the Fund’s assets into real estate investments across the capital stack; therefore, the Board believes that the Fund will benefit from Mr. Constantino’s knowledge, experience and oversight during the REIT conversion process. Mr. Constantino’s appointment as a Trustee of the Fund is contingent on shareholder approval of the Proposals.

Board compensation will remain the same during the transition process. The executive officers of the Fund receive no direct remuneration from the Fund. Each Trustee receives an annual retainer of $150,000 payable in quarterly installments and allocated among each portfolio in the Funds Complex based upon relative net assets. The “Funds Complex,” as referred to herein consists of: the Fund, each series of Highland Funds I (“HFI”), each series of Highland Funds II (“HFII”), Highland Income Fund (“HFRO”), NexPoint Event-Driven Fund (“NEDF”), NexPoint Latin American Opportunities Fund (“NLAF”), NexPoint Real Estate Strategies Fund (“NRESF”), NexPoint Strategic Income Fund (“NSIF”), NexPoint Energy and Materials Opportunities Fund (“NEMO”), NexPoint Discount Strategies Fund (“NDSF”, and together with NEDF, NLAF, NRESF, NSIF, and NEMO, the “Interval Funds”), and NexPoint Capital,

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Inc. (the “BDC”), a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act.

The Trustees are reimbursed for actual out-of-pocket expenses relating to attendance at meetings. The Trustees do not receive any separate compensation in connection with service on Committees or for attending Board or Committee Meetings; however, the Chairman of the Board and the Chairman of the Audit Committee each receive an additional payment of $10,000 payable in quarterly installments and allocated among each portfolio in the Funds Complex based on relative net assets. The Trustees do not have any pension or retirement plan. We expect the annual fee for Mr. Constantino to be prorated based on the Fund’s allocable portion of the annual retainer.

Additionally, the Board may in the future and subject to shareholder approval, implement a long-term incentive plan pursuant to which executive officers and Independent Trustees of the Fund are compensated.

U.S. Federal Income Tax Considerations of the Fund’s Conversion to a REIT

The Fund has elected to be treated and currently operates in a manner intended to qualify as a RIC under the IRC. Assuming we deregister as an investment company under the 1940 Act as a result of the Business Change Proposal, our qualification for taxation as a RIC would terminate for the Deregistration Year. As noted above, in that event, we intend to elect to be treated and to qualify for taxation as a REIT commencing with the Deregistration Year and in subsequent taxable years.

Taxation of the Fund as a REIT

The law firm of Hunton Andrews Kurth LLP (“Hunton”) has acted as our tax counsel (“tax counsel”). Following the commencement of the Deregistration Year, we would expect to receive an opinion of Hunton to the effect that, commencing with the Deregistration Year, we have been organized in conformity with the requirements for qualification for taxation as a REIT under the IRC, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. The opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants regarding our organization, assets, income, and the past, present and future conduct of our business operations. While, if the Business Change Proposal is approved, we intend to operate so that we will qualify for taxation as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify for taxation as a REIT for any particular year. The opinion will be expressed as of the date issued. Tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the U.S. Internal Revenue Service (the “IRS”), and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend on our ability to meet, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the IRC, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify for taxation as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify for taxation

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as a REIT also requires that we satisfy specified asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

A summary of the U.S. federal income tax consequences generally expected to be applicable to us as a diversified REIT and to an investment in our common shares from and after our conversion to a REIT is attached to this Proxy Statement as Appendix C.

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PROPOSAL 2: AMENDMENT PROPOSAL

Introduction

The Board recommends that shareholders of the Fund approve the proposed Amended and Restated Agreement and Declaration of Trust (the “A&R Declaration of Trust”). The Fund’s current Declaration of Trust was adopted in 2006 and reflects the Fund’s operations as a closed-end investment management company registered under the 1940 Act. Some of the proposed amendments to the Declaration of Trust are necessary in order to implement the Business Change Proposal, to operate as a REIT and qualify for REIT tax treatment. Certain of the other proposed amendments would allow the Fund to operate more efficiently and enhance its ability to achieve the full benefit of the Business Change Proposal, as well as update the Declaration of Trust to more modern provisions for investment vehicles organized as Delaware statutory trusts (such amendments, collectively, the “Amendment Proposal”).

Shareholders are being asked to vote upon each of the Business Change Proposal and the Amendment Proposal separately; however, the effectiveness of each of the Business Change Proposal and the Amendment Proposal is conditioned and dependent upon the approval of both proposals. Accordingly, the Business Change Proposal, if approved, will only be effective if the Amendment Proposal is also approved, and the Amendment Proposal, if approved, will only be effective if the Business Change Proposal is also approved.

The following is a brief discussion of the principal changes contained in the A&R Declaration of Trust. A copy of the A&R Declaration of Trust is attached to this Proxy Statement as Appendix D and the discussion below is qualified in its entirety by reference to Appendix D, which you should read in its entirety.

Conversion-Related Amendments

Share Ownership and Transfer Limitations

If both the Business Change Proposal and the Amendment Proposal are approved, the A&R Declaration of Trust will include certain limits and restrictions on ownership and transferability relating to shares of beneficial interest of the Fund (“Shares”) in order to assist the Fund with complying with REIT tax requirements. The current Declaration of Trust imposes no such limits or restrictions. These limits and restrictions will be effective immediately upon approval of the Business Change Proposal and the Amendment Proposal.

The A&R Declaration of Trust would generally prohibit any shareholder from beneficially or constructively owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of any class or series. The A&R Declaration of Trust would also prohibit any person from, among other things, (1) beneficially or constructively owning Shares that would result in the Fund’s being “closely held” or otherwise cause the Fund to fail to qualify as a REIT, or (2) transferring Shares if the transfer would result in the Shares being owned by fewer than 100 persons. The current Declaration of Trust imposes no such limits or restrictions. The Board may revoke or otherwise terminate the Fund’s REIT election, without the approval of shareholders, if it determines that it is no longer in the Fund’s best interests to continue to qualify as a REIT. The Board may also determine that compliance with any restriction or limitation on Share ownership and transfers set forth in the A&R Declaration of Trust is no longer required for REIT qualification. These ownership and transfer restrictions will not affect any current shareholders who already own 9.8% or more of the Fund’s common shares and will only affect

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shareholders who seek to acquire more than that percentage (including common shares they own at the time the restriction is imposed) in the future. These restrictions may, however, discourage a tender offer or other transactions or a change in the composition of the Board or control that might involve a premium price for the Shares or otherwise be in the best interests of the Fund’s shareholders.

To qualify as a REIT under the IRC for any taxable year after the first taxable year for which a REIT election is made, an entity’s shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and no more than 50% of the value of the outstanding shares may be owned, directly, indirectly or constructively, by five or fewer individuals (defined to include certain entities) during the second half of any such year. See Appendix C for more information on qualification as a REIT under the IRC.

In order to comply with these and other requirements, the A&R Declaration of Trust will contain restrictions on the number of Shares that a person may own.The A&R Declaration of Trust will provide that (subject to certain exceptions described below) no person may own, or be deemed to own by applying the attribution provisions of the IRC, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of any class or series.

The A&R Declaration of Trust will also prohibit any person from (1) beneficially or constructively owning Shares that would result in the Fund’s being “closely held,” as determined under section 856(h) of the IRC, or otherwise cause the Fund to fail to qualify as a REIT and (2) transferring Shares if such transfer would result in the Shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of Shares that are transferred to a charitable trust (as described below), will be required to give written notice immediately to the Fund, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and provide the Fund with other information it may request to determine the effect of such transfer on the Fund’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the Fund’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board, in its sole discretion, may exempt a person from the foregoing restrictions. A person seeking an exemption must provide to the Board representations, covenants and undertakings the Board may deem appropriate to conclude that granting the exemption will not cause the Fund to lose its status as a REIT. The Board may also require a ruling from the IRS or an opinion of counsel to determine or ensure the Fund’s status as a REIT.

Any attempted transfer of Shares that, if effective, would result in a violation of any of the foregoing restrictions will not be effected, and instead the number of Shares that would cause the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in the A&R Declaration of Trust) before the date of the transfer. The A&R Declaration of Trust will provide that, if, for any reason, the transfer to the trust is ineffective, the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will continue to be issued and outstanding Shares. The proposed transferee will not benefit economically from ownership of any Shares held in the trust and will have no rights to dividends or other distributions on, and no rights to vote or other rights attributable to, those Shares. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to Shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary(ies). Any dividend or other distribution on Shares that is automatically transferable to the trust that is paid to the proposed transferee before the Fund’s discovery

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of the attempted transfer will be paid by the proposed transferee to the trustee upon demand. Any such dividend or other distribution authorized but unpaid will be paid when due to the trustee, and any such dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary(ies). Subject to Delaware law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee before the Fund’s discovery of the attempted transfer and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary(ies). However, if the Fund has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Fund that Shares have been transferred to the trust, the trustee will sell the Shares to a person, designated by the trustee, whose ownership of the Shares will not violate the A&R Declaration of Trust’s ownership limitations. Upon such sale, the interest of the charitable beneficiary(ies) in the sold Shares will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary(ies) as follows. The proposed transferee will receive the lesser of (1) the price it paid for the Shares or, if it did not give value for the Shares in connection with the event causing the Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the A&R Declaration of Trust) of the Shares on the day of that event and (2) the price received by the trustee from the sale or other disposition of the Shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary(ies). If, before the Fund’s discovery of the attempted transfer, the Shares are sold by the proposed transferee, then (1) the Shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the Shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the Shares held in the trust will be deemed to have been offered for sale to the Fund, or its designee, at a price per Share equal to the lesser of (1) the price per Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date the Fund, or its designee, accepts the offer. The Fund may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or other distributions paid to the proposed transferee on the Shares and owed by the proposed transferee to the trustee. The Fund will have the right to accept the offer until the trustee has sold the Shares. Upon a sale to the Fund, the interest of the charitable beneficiary(ies) in the sold Shares will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Each certificate, if any, representing Shares issued on or after the first day of the first year for which the Fund elects to be a REIT will bear a legend referring to the restrictions described above or will state that the Fund will furnish a full statement about certain transfer restrictions to a shareholder upon request and without charge. Each uncertificated Share will be deemed to bear the same legend.

Each beneficial or constructive owner of Shares shall upon demand be required to provide to the Fund information it requests, in good faith, to determine the Fund’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. In addition, every owner of 5% or more (or such lower percentage as required by the IRC or the Treasury regulations promulgated thereunder) in value or in number of each class and series of outstanding Shares shall be required to provide to the Fund additional information it may request to determine the effect, if any, of the owner’s beneficial ownership thereof on the Fund’s status as a REIT and to ensure compliance with the ownership limitations. Each such owner also will be required to give written notice to the Fund, within 30 days after the end of each taxable year, stating the owner’s name and address, the number of

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Shares of each class and series the owner beneficially owns and a description of the manner in which those Shares are held.

If the Board determines that it is no longer in the best interests of the Fund to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Fund’s REIT election pursuant to section 856(g) of the IRC. The Board also may determine that compliance with any restriction or limitation on Share ownership and transfers set forth in the A&R Declaration of Trust is no longer required for REIT qualification.

Eventual Removal of Provisions Related to the 1940 Act

The Fund’s existing Declaration of Trust is based on the Fund’s current operation as a closed-end investment management company registered under the 1940 Act. As such, the Declaration of Trust includes certain provisions that are common to the organizational documents of companies that are registered under the 1940 Act. If the Business Change Proposal is approved, the Fund will begin the process of converting into a REIT and, once it no longer qualifies as an investment company under the 1940 Act, will apply for the Deregistration Order. Once the Fund is no longer registered under the 1940 Act, the Declaration of Trust, including certain provisions related to, or required under, the 1940 Act, would be inconsistent with the Fund’s business plan to operate as a REIT and could inhibit the Fund’s ability to further grow and operate successfully. In some cases, if these 1940 Act related provisions are retained, the Declaration of Trust could put us at a competitive disadvantage compared to our publicly-traded REIT peers. Additionally, there are certain voting requirements under the 1940 Act that would no longer be necessary or desirable. Accordingly, if both the Business Change Proposal and the Amendment Proposal are approved, the 1940 Act related provisions of the A&R Declaration of Trust will no longer be applicable after receipt of the Deregistration Order, which will facilitate the Fund’s future operations as a REIT and more closely align our charter to those of other publicly-traded REITs.

Supermajority Vote Required to Undo or Impede Implementation of the Business Change Proposal

If both the Business Change Proposal and the Amendment Proposal are approved, it is the intent of the Board to respect this decision and promptly begin to implement the Business Change Proposal. Accordingly, to avoid the potential uncertainty and disruption that would be introduced by a subsequent proposal that is inconsistent with the Business Change Proposal, the A&R Declaration of Trust includes a provision that would, unless otherwise determined by the vote of at least 80% of the Board, require the affirmative vote of not less than 75% of the outstanding Shares to approve any action that, in the judgment of the Board, would prevent, impede or make less efficient or more costly the implementation of the Business Change Proposal, or the realization of the benefits sought thereby. The Board believes that such threshold is appropriate given the time and expense of implementing the Business Change Proposal.

Amendments to Enhance Board Flexibility in Managing the Trust

The A&R Declaration of Trust includes a number of amendments that are designed to give the Board greater flexibility in managing the Fund consistent with the Board’s duty under the A&R Declaration of Trust to act in good-faith in the best interest of the Fund. The more important among these amendments are discussed below, but Shareholders should read the A&R Declaration in its entirety in order to understand the full extent of these amendments.

Trustee Eligibility and Board Composition

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The A&R Declaration of Trust will allow the Board, from time to time, to establish eligibility criteria for Trustees and Trustee Nominees. In addition, the A&R Declaration of Trust will grant greater flexibility to the Board in managing the size of the Board and removing Trustees, with or without cause, without the need for shareholder approval.

Shareholder Meetings

The A&R Declaration of Trust will grant the Board greater flexibility in conducting shareholder meetings by allowing the Board to set the quorum required for conducting business higher or lower than the default standard of a majority of the Shares entitled to vote. In addition, the A&R Declaration of Trust will include certain technical amendments, such extending the amount of time that a shareholder meeting may be postponed or adjourned without needing to set a new record date. These amendments could spare the Fund and its Shareholders additional costs and expenses associated with adjourning, postponing or setting a new record date for shareholder meetings.

Additionally, the A&R Declaration of Trust will allow the Board to set the required vote for any matter, except to the extent that the A&R Declaration of Trust requires a specific vote on a matter or otherwise prohibits the Board from changing the vote required on such matter. The A&R Declaration of Trust will also reduce the Fund’s voting requirements for the election of Trustees to a plurality vote, unless the Trustees establish a different voting standard.

The A&R Declaration of Trust will also provide the Board with the flexibility to disregard a vote if such vote does not comply with the requirements of applicable state or federal laws.

Procedure for Amending the A&R Declaration of Trust

The A&R Declaration of Trust will grant the Board increased flexibility to make certain additional amendments to the A&R Declaration of Trust that they believe to be in the best interest of the Fund without the need for shareholder approval as well.

Nevertheless, amendments to the following provisions would still require a shareholder vote:

•	Section 5.1, which (i) provides certain limitations on the personal liability of Shareholders and Trustees and (ii) provides that satisfaction of claims is limited to Fund property;

•	Section 5.2, which provides for certain mandatory indemnification of the Fund’s Trustees and officers;

•	Section 10.1, which sets forth the matters on which a shareholder vote is required;

•	Section 11.2(a), which requires a shareholder vote on certain transactions occurring after the Board has determined to terminate the Fund;

•	Section 11.3, which sets forth the procedures and votes required to amend the A&R Declaration of Trust;

•

Section 11.4, which requires a shareholder vote in the event of a merger, consolidation or sale of all or substantially all of the Fund’s assets in a transaction in which the Fund is not the surviving entity;

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•	Section 11.6, which, for so long as the Fund is a registered investment company, requires a shareholder vote to convert the Fund to an open-end fund;

•

Section 11.7, which requires a shareholder vote in connection with certain transactions with “Principal Shareholders” (as that term is defined in the A&R Declaration of Trust), including, but not limited to (i) mergers or consolidations with or into any Principal Shareholder, (ii) the issuance of securities to such persons for cash (other than pursuant to any automatic dividend reinvestment plan), (iii) the sale, lease or exchange of all or any substantial part of the assets of the Fund, except in certain circumstances and (iv) the sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except in certain circumstances; and

•

Any amendment that would change any rights with respect to Shares of the Fund by reducing any stated amount payable thereon in preference over all other classes or series of Shares upon the liquidation of the Fund or by eliminating any voting rights pertaining thereto.

In addition, the amendments would lower the vote required to make certain amendments to the A&R Declaration of Trust in the event that the amendment is approved by 80% of the Trustees. See Section 11.3 “Amendment Procedures” in the A&R Declaration of Trust, attached hereto as Appendix D, for a complete description of these amendment procedures.

Shareholder Action by Written Consent

The A&R Declaration of Trust would give the Board the ability to determine whether Shareholders may act by written consent. The Board concluded that there are several important arguments in support of limiting the absolute right to shareholder action by written consent, which include, but are not limited to: (i) requiring shareholder action only at a shareholder meeting increases the likelihood that the Fund and all of its Shareholders will be given an opportunity to consider carefully and respond prudently to important shareholder proposals; (ii) requiring shareholder action only at a shareholder meeting avoids untimely action in a context that might not permit Shareholders to have the full benefit of the knowledge, advice, and participation of the Fund’s management and Board; and (iii) limiting these proposals to our annual meeting or duly called special meetings will reduce the time and effort our Board and management would need to devote to shareholder proposals, which time and effort could distract the Fund’s management and the Board from implementing the Business Change Proposal, if approved, and other important Fund business.

Other Amendments

The A&R Declaration of Trust will include amendments to remove references to the Delaware General Corporation Law (the “DGCL”) and to clarify that the Fund, as a Delaware Statutory Trust, is governed by the DSTA. In some instances, the A&R Declaration of Trust will directly incorporate relevant concepts. For example, the A&R Declaration of Trust will recite the standard of conduct for Trustees, which is consistent with the standard for most matters under Delaware corporate law. The removal of references to the DGCL could curtail certain rights of the Fund’s Shareholders that were based on the DGCL to the extent that the DSTA does not also provide similar rights. For example, (i) Shareholders will no longer have a right to vote on bringing a derivative suit against the Fund and (ii) Shareholders will no longer have a right to inspect the Fund’s books and records. In addition, the DSTA does not require the Fund to hold an annual meeting of shareholders; however, for so long as the Fund remains listed on a major stock exchange, the exchange rules will require the Fund to continue to hold a shareholder meeting each year.

37

VOTING INFORMATION

Required Vote

Business Change Proposal. Under the 1940 Act, changing the Fund’s business from an investment company to a diversified REIT and changing the Fund’s fundamental investment restrictions requires the affirmative vote of the lesser of (a) 67% of our outstanding voting securities present at the Special Meeting, if the holders of more than 50% of our outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of our outstanding voting securities. For purposes of the foregoing, shareholders will vote as a single class.

Amendment Proposal. Under the Declaration of Trust, the Amendment Proposal requires the affirmative vote of the lesser of (a) 67% of our outstanding voting securities present at the Special Meeting, if the holders of more than 50% of our outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of our outstanding voting securities. For purposes of the foregoing, shareholders will vote as a single class.

Shareholders are being asked to vote upon each proposal separately; however, the effectiveness of each of the Business Change Proposal and the Amendment Proposal is conditioned and dependent upon the approval of both proposals. Accordingly, the Business Change Proposal, if approved, will only be effective if the Amendment Proposal is also approved, and the Amendment Proposal, if approved, will only be effective if the Business Change Proposal is also approved.

For more information, see “—Quorum, Abstentions and Broker Non-Votes” and “—Adjournment.”

Record Date

Only shareholders of record at the close of business on the Record Date (June 19, 2020) will be entitled to vote at the Special Meeting. As of the Record Date, we had the following shares outstanding:

Fund	NYSE Symbol	Number of Common Shares
NexPoint Strategic Opportunities Fund	NHF	45,606,964

Voting Methods

You may send in your proxy by one of the following methods:

1. If you received your proxy card(s) by mail, complete, sign and return the enclosed proxy card or voting instruction form promptly in the postage paid envelope.

38

2. Call the toll-free number listed on the front of the enclosed proxy card or voting instruction form. Have your control number (located on the enclosed proxy card or voting instruction form) available for reference. The automatic system will prompt you on how to vote.

3. Log on to the website listed on the front of the enclosed proxy card or voting instruction form. Have your control number (located on the enclosed proxy card or voting instruction form) available for reference. The system will prompt you with instructions on how to vote.

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Special Meeting.

In addition, shareholders of record may vote in person at the Special Meeting. If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the shareholder of record, you may not vote shares held by a bank, broker or nominee in street name at the Special Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum of shareholders is required to take action at the Special Meeting. The presence in person or by proxy of the holders of a majority of the shares of the Fund entitled to vote shall constitute a quorum for the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve either Proposal are not received, the persons named as proxies may propose one or more adjournments or postponements of the Special Meeting to permit further solicitation of proxies. Our common shares represented by valid proxies or in person will count for the purpose of determining the presence of a quorum for the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting. Abstentions will be counted as shares present for purposes of determining whether a quorum is present at the Special Meeting, and will have the effect of a vote “against” the applicable Proposal.

We do not anticipate “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) on the Proposals, since our understanding is that brokers do not have discretionary authority to vote on the Proposals.

Adjournments

The chairman of the Special Meeting may adjourn the Special Meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned Special Meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned Special Meeting are announced at the Special Meeting. At the adjourned Special Meeting, the Fund may transact any business which might have been transacted at the Special Meeting. If after the adjournment a new record date is fixed for the adjourned Special Meeting, notice of the adjourned Special Meeting shall be given to each shareholder of record entitled to vote at the Special Meeting and each other shareholder entitled to notice of the Special Meeting.

Revocation of Proxy

39

Any proxies may be revoked at any time before they are exercised at the Special Meeting by timely filing with us a written notice of revocation, by timely delivering to us a duly executed proxy bearing a later date, by voting over the Internet or by telephone at a later time in the manner provided on the website indicated in the proxy card or by attending the Special Meeting and voting in person via conference call. Votes provided over the Internet, by telephone or by mail must be received by 11:59 p.m. Eastern time on September 3, 2020. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to revoke your shares at the Special Meeting. Being present in person via conference call at the Special Meeting alone does not revoke a previously executed and returned proxy.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be primarily by mail and telephone. The costs of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by the Adviser. The Adviser and its personnel, and personnel of the Adviser’s affiliates, as well as our Trustees and officers, may assist in the solicitation of proxies by telephone, facsimile, email or personal interview and will receive no additional compensation in connection therewith. We have retained Di Costa Partners LLC to provide shareholder meeting services, including the distribution of this proxy statement and related materials to shareholders as well as assisting the Fund in soliciting proxies for the Special Meeting at an approximate cost of $90,000.00. These costs will be paid by the Fund.

COMMUNICATIONS WITH TRUSTEES

Any of our shareholders or other interested party who desires to communicate with our Trustees, individually or as a group, should write to the party for whom the communication is intended, in care of the Secretary, NexPoint Strategic Opportunities Fund, at 300 Crescent Court, Suite 700, Dallas, Texas 75201 or by telephone at 1-866-351-4440. The communications will then be delivered to the appropriate persons.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Pursuant to our Declaration of Trust and Bylaws, because the Special Meeting is a special meeting of our shareholders, only the business stated in the notice of meeting attached to this Proxy Statement shall be conducted at the Special Meeting. At this time, the Board knows of no other matter which will be brought before the Special Meeting. Please note that the annual election of Trustees will be brought before shareholders at the Annual Meeting of the Fund on July 14, 2020, at 8:00 a.m. Central Time. Shareholder proposals for our annual meetings of shareholders may be brought pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to our Declaration of Trust and our Bylaws, shareholders may make nominations and propose other business only in connection with annual meetings of shareholders. Our Bylaws require require compliance with certain procedures for a shareholder to properly make a nomination for election to the Board or to propose other Company business at an annual meeting. In order for a shareholder to properly propose a nominee for election to the Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply, in all respects, with the advance notice and other provisions set forth in our Bylaws, which currently include, among other things, requirements as to the shareholder’s timely delivery of advance notice, ownership of at least a specified minimum amount of our common or

40

preferred shares, if applicable, for a specified minimum period of time, record ownership and submission of specified information. If a shareholder who is eligible to do so under our Bylaws wishes to nominate a person or persons for election to the Board or propose other Company business at an annual meeting, notice of such proposal must be timely received at our principal executive offices. The notice must set forth detailed specified information about any proposed nominee, the shareholder making the nomination and affiliates and associates of that shareholder. As to any other Company business that the shareholder proposes to bring before an annual meeting, our Bylaws provide that the notice must set forth a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of the shareholder, a description of all agreements, arrangements and understandings involving the shareholder in connection with the proposal of such business and a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

2020 Annual Meeting. Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2020 annual meeting of shareholders must have been received at our principal executive offices by January 28, 2020. Shareholder nominations and proposals received after January 28, 2020 will be considered untimely and therefore may be excluded from our proxy materials for our 2020 annual meeting.

2021 Annual Meeting. Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2021 annual meeting of shareholders must be received at our principal executive offices not later than February 19, 2021 in order to be considered for inclusion in our proxy statement for our 2021 annual meeting of shareholders; provided that if we hold our 2021 annual meeting on a date that is more than 30 days before or after the first anniversary of the date of our 2020 annual meeting, shareholders must submit proposals for inclusion in our 2021 proxy statement within a reasonable time before we begin to print and send proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in the proxy materials unless conditions specified in the rule are met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Unless otherwise indicated, the information set forth below is as of May 31, 2020. To our knowledge, no person beneficially owned more than 5% of our outstanding common shares, except as set forth below. To our knowledge, none of our officers or Trustees owned 1% or more of our outstanding common shares, except as set forth below.

Collectively, to our knowledge, the officers and Trustees of the Fund beneficially own, as a group, in the aggregate, 2,943,168 common shares of the Fund, representing approximately 11.6% of our outstanding common shares. Unless otherwise indicated below, to our knowledge, each owner named below has sole voting and dispositive power for all shares shown to be beneficially owned by that person. Share amounts listed below do not include fractional share amounts.

Title	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percentage of Share Class
Independent Trustee	Ethan Powell	33	*
Independent Trustee	Dr. Bob Froehlich	281	*

41

Independent Trustee	Bryan A. Ward	27	*
Proposed REIT Trustee	Edward Constantino	0	*
Interested Trustee	John Honis[2]	0	*
President	Jim Dondero[3]	2,927,919	11.57%
Treasurer	Frank Waterhouse	422	*
Executive Vice President	Dustin Norris	12,346	*
Chief Compliance Officer	Jason Post	2,167	*

*Less than 1%

[1]	Except as otherwise indicated, each person has sole voting and investment power over the indicated shares.
[2]

Effective January 28, 2020, Mr. Honis is treated as an Interested Trustee of the Fund in light of certain relationships between Mr. Honis and certain affiliates of the Adviser, including HCMLP, arising out of HCMLP’s pending Chapter 11 proceedings.

[3]

Includes shares held by Highland Capital Management, L.P. (“HCMLP”). On October 16, 2019, HCMLP filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. The case was subsequently transferred to the United States Bankruptcy Court for the Northern District of Texas. On January 9, 2020, the bankruptcy court approved a change of control of HCMLP, which involved the resignation of James Dondero as the sole director of, and the appointment of an independent board to, HCMLP’s general partner. Mr. Dondero remains an employee of HCMLP and as portfolio manager for all funds and vehicles for which he currently holds such titles. Effective January 2020 as a result of the change of control of HCMLP, Mr. Dondero no longer serves as the President or sole director of Strand Advisors, Inc., HCMLP’s general partner, and consequently, no longer has direct or indirect voting or investment control to such shares. Accordingly, Mr. Dondero no longer report beneficial ownership of shares held by HCMLP on Section 13 and Section 16 filings under the Securities Exchange Act of 1934. Nevertheless, given Mr. Dondero’s historic role with HCMLP and his continued ownership interest and roles with respect to the Highland platform as a whole, as well as the shared services agreements between HCMLP and the Adviser, the Fund will still treat HCMLP and its affiliates as the Fund’s affiliates for purposes hereof. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Dondero also controls Strand Advisors XVI, Inc., which is the general partner of Highland Capital Management Fund Advisors, L.P. (“HCMFA”). Through his control of Strand Advisors XVI, Inc., Mr. Dondero may be viewed as having voting and dispositive power over the shares of the Common Stock directly owned by HCMFA or by funds that are advised by HCMFA. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Dondero controls NexPoint Advisors GP, LLC, which is the general partner of the Adviser. Through his control of NexPoint Advisors GP, LLC, Mr. Dondero may be viewed as having voting and dispositive power over the shares of the Common Stock directly owned by the Adviser or by funds that are advised by the Adviser. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

DIRECTORS AND OFFICERS OF THE ADVISER

Set forth below are the names and certain information regarding the Fund’s executive officers. Such officers serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

Name, Date of Birth, Position(s) held with the Fund and Length of Time Served, Term of Office[1]	Principal Occupations(s) During the Past Five Years
Dustin Norris (1/6/1984) Executive Vice President since April 2019; Indefinite Term	Head of Distribution and Chief Product Strategist at NexPoint since March 2019; President of NexPoint Securities, Inc. since April 2018; Head of Distribution at HCMFA from November 2017 until March 2019; Chief Product Strategist at HCMFA from September 2015 to March 2019; Director of Product Strategy at HCMFA from May 2014 to September 2015; Officer of the Funds Complex since November 2012.

42

Name, Date of Birth, Position(s) held with the Fund and Length of Time Served, Term of Office[1]	Principal Occupations(s) During the Past Five Years
Frank Waterhouse (4/14/1971) Treasurer since May 2015; Principal Financial Officer and Principal Accounting Officer since October 2017; Principal Executive Officer since February 2018; Indefinite Term	Partner and Chief Financial Officer of HCM; Treasurer of the Funds Complex since May 2015.
David Klos, CPA (5/6/1982) Assistant Treasurer since April 2020; Indefinite Term	Chief Accounting Officer at HCMLP since April 2020 and Financial Operations Principal for NexPoint Securities, Inc. since October 2016; Controller at HCMLP from March 2017 to March 2020; Assistant Controller at HCMLP from March 2015 until February 2017.
Jason Post (1/9/1979) Chief Compliance Officer since September 2015; Indefinite Term	Chief Compliance Officer for HCMFA and NexPoint since September 2015; Chief Compliance Officer and Anti-Money Laundering Officer of the Funds Complex since September 2015. Prior to his current role at HCMFA and NexPoint, Mr. Post served as Deputy Chief Compliance Officer and Director of Compliance for HCM.
Lauren Thedford (1/7/1989) Secretary since April 2019; Indefinite Term	Associate General Counsel at HCM since September 2017; In-House Counsel at HCM from January 2015 until September 2017; Secretary of the Funds Complex since April 2019.

[1]	The address for each officer is c/o NexPoint Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201.

43

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other record holders may participate in the practice of “householding” proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of this proxy statement may be sent to multiple shareholders of the same Fund in each household. The Adviser will promptly deliver a separate copy of either document to you, if you call or write to the Adviser at the following address or telephone number: NexPoint Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201 or by telephone at (866) 351-4440.

If you want to receive separate copies of a proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact the Adviser at the above address or telephone number.

OTHER MATTERS

At this time, our Board knows of no other matter which will be brought before the Special Meeting. Please note that the annual election of Trustees will be brought before shareholders at the Annual Meeting of the Fund on July 14, 2020, at 8:30 a.m. Central Time. Pursuant to our Declaration of Trust and Bylaws, only the business stated in the notice of meeting attached to this Proxy Statement shall be conducted at the Special Meeting.

By order of the Board,

LAUREN THEDFORD

Secretary

NexPoint Strategic Opportunities Fund

Dallas, Texas

IMPORTANT

If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the proxy card that you received in the mail; you may also request, complete and return a proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card or voting instruction form to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

June 19, 2020

44

The following discussion is subject to change until the proxy is definitive. While NexPoint is committed to the REIT conversion, it is still contingent upon an affirmative shareholder vote, regulatory approval, and the ability to reconfigure NHF’s portfolio to attain REIT status and deregister as an investment company. The conversion process could take approximately 24 months; and there can be no assurance that conversion of NHF to REIT status will improve its performance or reduce the discount to NAV. In addition, these actions may adversely affect our financial condition, yield on investment, results of operations, cash flow, per share trading price of our common shares and ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether we remain a registered investment company or convert to a REIT, our common shares, like an investment in any other public company, are subject to investment risk, including the possible loss of your investment. For a discussion of certain other risks relating to our conversion to a REIT, see “Implementation of the Business Change Proposal and Related Risks” in the proxy statement. NexPoint Strategic Opportunities Fund REIT TransitionThe following discussion is subject to change until the proxy is definitive. While NexPoint is committed to the REIT conversion, it is still contingent upon an affirmative shareholder vote, regulatory approval, and the ability to reconfigure NHF’s portfolio to attain REIT status and deregister as an investment company. The conversion process could take approximately 24 months; and there can be no assurance that conversion of NHF to REIT status will improve its performance or reduce the discount to NAV. In addition, these actions may adversely affect our financial condition, yield on investment, results of operations, cash flow, per share trading price of our common shares and ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether we remain a registered investment company or convert to a REIT, our common shares, like an investment in any other public company, are subject to investment risk, including the possible loss of your investment. For a discussion of certain other risks relating to our conversion to a REIT, see “Implementation of the Business Change Proposal and Related Risks” in the proxy statement. NexPoint Strategic Opportunities Fund REIT Transition

EXECUTIVE SUMMARY SUMMARY NexPoint Advisors, L.P. (“NexPoint”) proposes converting the NexPoint Strategic Opportunities Fund (“the Fund”) from a Closed-End Fund (“CEF”) TIMELINE to a Real Estate Investment Trust (“REIT”) (the “Conversion”). We believe the Conversion will better position the Fund to generate returns and maximize the value of current high-conviction themes in the portfolio. Additionally, we Record Date: believe real estate has the potential to have superior risk adjusted returns June 19, 2020 compared to equity, fixed income, and distressed debt markets over the next decade. We also believe the REIT structure may provide potential to improve the Fund’s discount to NAV. Date of Shareholder Meeting: On or around SHAREHOLDER VOTE September 4, 2020 Shareholders are being asked to vote to approve the Conversion at the shareholder meeting on or around September 4, 2020. Estimated Conversion Completion BOARD SUPPORT of Conversion: The Fund’s board of trustees, together with NexPoint, believes the 2021 conversion would benefit the Fund and its shareholders. SHARE REPURCHASES The Board has approved a repurchase program that allows for repurchases of up to 10% of the Fund's stock over a one-year period beginning April 24, 2020. 2EXECUTIVE SUMMARY SUMMARY NexPoint Advisors, L.P. (“NexPoint”) proposes converting the NexPoint Strategic Opportunities Fund (“the Fund”) from a Closed-End Fund (“CEF”) TIMELINE to a Real Estate Investment Trust (“REIT”) (the “Conversion”). We believe the Conversion will better position the Fund to generate returns and maximize the value of current high-conviction themes in the portfolio. Additionally, we Record Date: believe real estate has the potential to have superior risk adjusted returns June 19, 2020 compared to equity, fixed income, and distressed debt markets over the next decade. We also believe the REIT structure may provide potential to improve the Fund’s discount to NAV. Date of Shareholder Meeting: On or around SHAREHOLDER VOTE September 4, 2020 Shareholders are being asked to vote to approve the Conversion at the shareholder meeting on or around September 4, 2020. Estimated Conversion Completion BOARD SUPPORT of Conversion: The Fund’s board of trustees, together with NexPoint, believes the 2021 conversion would benefit the Fund and its shareholders. SHARE REPURCHASES The Board has approved a repurchase program that allows for repurchases of up to 10% of the Fund's stock over a one-year period beginning April 24, 2020. 2

CURRENT REAL ESTATE HOLDINGS IN NHF

The portfolio currently has a large real estate allocation

Loans,
3.6%
Bonds,
1.2%
CLOs,
10.6%
Equities,
18.3%
Real
Estate,
66.3%

CITYPLACE TOWER — 1.35 million-square-foot, class A office building in Dallas

SAFStor — Self storage development platform

JERNIGAN Capital SELF STORAGE LENDING — Provides debt and equity capital for self-storage facilities

Freddie Mac K-Deals — Securitization program offering a wide-range of multifamily products

VINEBROOK Homes — Single-family rental operator

IQHQ — Life Science Real Estate Development and Management Platform

3

CURRENT REAL ESTATE HOLDINGS IN NHF The portfolio currently has a 1.35 million-square-foot, large real estate allocation class A office building in Dallas Self storage development Loans, Bonds, platform 3.6% 1.2% CLOs, Provides debt and equity 10.6% capital for self-storage facilities Equities, Real 18.3% Securitization program Estate, offering a wide-range of 66.3% multifamily products Freddie Mac K-Deals Single-family rental operator Life Science Real Estate Development and Management Platform As of March 31, 2020. NHF’s portfolio, at any given point in time, may be comprised of some, all or none of the assets or asset classes shown. An investment in NHF is different from a direct investment in 3 any of the assets or asset classes shown above. . CURRENT REAL ESTATE HOLDINGS IN NHF The portfolio currently has a 1.35 million-square-foot, large real estate allocation class A office building in Dallas Self storage development Loans, Bonds, platform 3.6% 1.2% CLOs, Provides debt and equity 10.6% capital for self-storage facilities Equities, Real 18.3% Securitization program Estate, offering a wide-range of 66.3% multifamily products Freddie Mac K-Deals Single-family rental operator Life Science Real Estate Development and Management Platform As of March 31, 2020. NHF’s portfolio, at any given point in time, may be comprised of some, all or none of the assets or asset classes shown. An investment in NHF is different from a direct investment in 3 any of the assets or asset classes shown above. .

REIT SOLUTION

POTENTIAL TO CLOSE THE DISCOUNT[1]

LONG-TERM OUTPERFORMANCE[1]

Over the past 20 yeas REITs have generally outperformed many other major asset classes

BETTER LIQUIDITY[1]

GREATER TRANSPARENCY[1]

REIT management teams typically host public quarterly earnings calls and publish detailed financial results. REITs also have a dedicated following of research analysts

INDEX INCLUSION[2]

REITs have high institutional ownership and often inclusion in ETFs. Real Estate is now a stand- alone sector of the S&P 500

TAX BENEFITS

REITs can offer a 20% deduction on taxable income

4

REIT SOLUTION % $ 1 POTENTIAL TO CLOSE LONG-TERM BETTER LIQUIDITY 1 1 The REIT market is 6x larger THE DISCOUNT OUTPERFORMANCE than the CEF market. The REITs have historically Over the past 20 yeas average trading volume of REITs traded at a premium to NAV, REITs have generally with comparable size to NHF is while CEFs have traded at a outperformed many 9x greater than CEFs its size discount to NAV other major asset classes S&P 20% 1 2 GREATER TRANSPARENCY INDEX INCLUSION TAX BENEFITS REIT management teams REITs have high institutional REITs can offer a 20% typically host public quarterly ownership and often deduction on taxable earnings calls and publish inclusion in ETFs. Real income detailed financial results. REITs Estate is now a stand- alone sector of the S&P 500 also have a dedicated following of research analysts 1. Sources and disclosures on Slide 5. 2. Source: NAREIT. 4REIT SOLUTION % $ 1 POTENTIAL TO CLOSE LONG-TERM BETTER LIQUIDITY 1 1 The REIT market is 6x larger THE DISCOUNT OUTPERFORMANCE than the CEF market. The REITs have historically Over the past 20 yeas average trading volume of REITs traded at a premium to NAV, REITs have generally with comparable size to NHF is while CEFs have traded at a outperformed many 9x greater than CEFs its size discount to NAV other major asset classes S&P 20% 1 2 GREATER TRANSPARENCY INDEX INCLUSION TAX BENEFITS REIT management teams REITs have high institutional REITs can offer a 20% typically host public quarterly ownership and often deduction on taxable earnings calls and publish inclusion in ETFs. Real income detailed financial results. REITs Estate is now a stand- alone sector of the S&P 500 also have a dedicated following of research analysts 1. Sources and disclosures on Slide 5. 2. Source: NAREIT. 4

THE REIT ADVANTAGE – REITS VS. CLOSED-END FUNDS

POTENTIAL TO CLOSE THE DISCOUNT

AVERAGE DISCOUNT OF REITS VS CLOSED-END FUNDS

8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
5.6%
-5.5%
2.8%
-5.7%
2.3%
-5.9%
1 Year
3 Year
5 Year
REITs
CEFs

LONG TERM OUTPERFORMANCE

20-YEAR AVERAGE ANNUAL RETURN

10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
9.3%
5.9%
5.2%
REITs
S&P 500
Bonds

GREATER LIQUIDITY- 6X

MARKET SIZE[1]

$1,200
$1,000
$800
$600
$400
$200
$0
Billions
REITs
CEFs

As of May 31, 2020. Source: Citadel

MORE LIQUIDITY – 9X

3 MONTH AVERAGE VOLUME[1]

3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
REITs
CEFs

MORE TRANSPARENCY

AVERAGE # OF ANALYSTS PER FUND OR REIT[2]

6
5
4
3
2
1
0
REITs
CEFs

5

THE REIT ADVANTAGE – REITS VS. CLOSED-END FUNDS POTENTIAL TO CLOSE THE DISCOUNT LONG TERM OUTPERFORMANCE AVERAGE DISCOUNT OF REITS VS CLOSED -END FUNDS 20-YEAR AVERAGE ANNUAL RETURN 8.0% 9.3% 10.0% 5.6% 6.0% 9.0% 2.8% 4.0% 2.3% 8.0% 2.0% 7.0% REITs 0.0% 5.9% 6.0% -2.0% 5.2% CEFs -4.0% 5.0% -6.0% 4.0% -5.5% -5.7% -5.9% -8.0% 3.0% 1 Year 3 Year 5 Year 2.0% As of May 31, 2020. REIT property type data includes apartment, industrial, office, lodging, self storage, life sciences, data centers, net lease, and single family rentals. Source: Green Street, 1.0% Bloomberg. Past performance is not indicative of future results. REITs = US Listed REITs, inclusive of 0.0% property types listed above. CEFs = US Listed Closed-End Funds. There is no assurance that any one REIT or one CEF will have a discount or premium that corresponds to any particular asset class REITs S&P 500 Bonds average over any particular period of time. Discounts may be more pronounced or volatile in uncertain As of May 31, 2020. Source: Morningstar Direct. Past performance is not indicative of future results. economic or market conditions. REITs = MSCI US REIT Index. Bonds = Barclays Aggregate Bond Index. GREATER LIQUIDITY- 6X MORE LIQUIDITY – 9X MORE TRANSPARENCY 2 1 1 AVERAGE # OF ANALYSTS PER FUND OR REIT MARKET SIZE 3 MONTH AVERAGE VOLUME 6 3,000,000 $1,200 5 2,500,000 $1,000 4 2,000,000 $800 3 1,500,000 $600 2 1,000,000 1 $400 500,000 0 $200 REITs CEFs 0 $0 Includes REITs with a market cap between $250 million to $1 REITs CEFs billion. Source: Bloomberg. Per Bloomberg there is no sell side REITs CEFs analyst coverage for CEFs. There are wealth management firms As of May 31, 2020. Includes REITs and CEFs with a market cap that have analysts providing research for clients that is internal use As of May 31, 2020. Source: Citadel between $250 million to $1 billion. Source Citadel only and not publicly distributed. 1. There can be no assurance that market size or trading volume will be maintained in the future or in all market environments. Volatile market and economic environments could cause market size and trading volumes to decline, at times significantly. There can also be no assurance that any one REIT or one CEF has a market size or trading volume that corresponds to any particular average or median. 5 2. There can be no assurance that any particular level of analyst coverage will be maintained or that any one REIT or one CEF will have analyst coverage that corresponds to any particular average. BillionsTHE REIT ADVANTAGE – REITS VS. CLOSED-END FUNDS POTENTIAL TO CLOSE THE DISCOUNT LONG TERM OUTPERFORMANCE AVERAGE DISCOUNT OF REITS VS CLOSED -END FUNDS 20-YEAR AVERAGE ANNUAL RETURN 8.0% 9.3% 10.0% 5.6% 6.0% 9.0% 2.8% 4.0% 2.3% 8.0% 2.0% 7.0% REITs 0.0% 5.9% 6.0% -2.0% 5.2% CEFs -4.0% 5.0% -6.0% 4.0% -5.5% -5.7% -5.9% -8.0% 3.0% 1 Year 3 Year 5 Year 2.0% As of May 31, 2020. REIT property type data includes apartment, industrial, office, lodging, self storage, life sciences, data centers, net lease, and single family rentals. Source: Green Street, 1.0% Bloomberg. Past performance is not indicative of future results. REITs = US Listed REITs, inclusive of 0.0% property types listed above. CEFs = US Listed Closed-End Funds. There is no assurance that any one REIT or one CEF will have a discount or premium that corresponds to any particular asset class REITs S&P 500 Bonds average over any particular period of time. Discounts may be more pronounced or volatile in uncertain As of May 31, 2020. Source: Morningstar Direct. Past performance is not indicative of future results. economic or market conditions. REITs = MSCI US REIT Index. Bonds = Barclays Aggregate Bond Index. GREATER LIQUIDITY- 6X MORE LIQUIDITY – 9X MORE TRANSPARENCY 2 1 1 AVERAGE # OF ANALYSTS PER FUND OR REIT MARKET SIZE 3 MONTH AVERAGE VOLUME 6 3,000,000 $1,200 5 2,500,000 $1,000 4 2,000,000 $800 3 1,500,000 $600 2 1,000,000 1 $400 500,000 0 $200 REITs CEFs 0 $0 Includes REITs with a market cap between $250 million to $1 REITs CEFs billion. Source: Bloomberg. Per Bloomberg there is no sell side REITs CEFs analyst coverage for CEFs. There are wealth management firms As of May 31, 2020. Includes REITs and CEFs with a market cap that have analysts providing research for clients that is internal use As of May 31, 2020. Source: Citadel between $250 million to $1 billion. Source Citadel only and not publicly distributed. 1. There can be no assurance that market size or trading volume will be maintained in the future or in all market environments. Volatile market and economic environments could cause market size and trading volumes to decline, at times significantly. There can also be no assurance that any one REIT or one CEF has a market size or trading volume that corresponds to any particular average or median. 5 2. There can be no assurance that any particular level of analyst coverage will be maintained or that any one REIT or one CEF will have analyst coverage that corresponds to any particular average. Billions

REAL ESTATE STRATEGY Strategy will be focused on value-add INDUSTRIAL and opportunistic real estate COVID-19 has caused significant volatility NET LEASE and dislocations in the real estate market, presenting a variety of opportunistic investment opportunities RETAIL OFFICE SELF STORAGE Valuations of real estate properties and debt securities across various property sectors have declined significantly HEALTHCARE since the outbreak of COVID-19 HOSPITALITY New investment strategy will focus on these opportunities There can be no assurance that assets bought at what appear to be depressed prices will increase in value or increase in value by a factor anticipated by NHF. 6REAL ESTATE STRATEGY Strategy will be focused on value-add INDUSTRIAL and opportunistic real estate COVID-19 has caused significant volatility NET LEASE and dislocations in the real estate market, presenting a variety of opportunistic investment opportunities RETAIL OFFICE SELF STORAGE Valuations of real estate properties and debt securities across various property sectors have declined significantly HEALTHCARE since the outbreak of COVID-19 HOSPITALITY New investment strategy will focus on these opportunities There can be no assurance that assets bought at what appear to be depressed prices will increase in value or increase in value by a factor anticipated by NHF. 6

NEXPOINT REAL ESTATE TRACK RECORD

NEXPOINT REAL ESTATE TRACK RECORD

$9.7 BILLION
IN GROSS REAL ESTATE ACQUISITIONS

$2.9 BILLION
REAL ESTATE ACQUISITIONS IN LAST 12 MONTHS

32
STATES

3
PUBLICLY TRADED REITs

ASSET TYPE ALLOCATION[1]

2.2%
3.8%
4.2%
12.5%
19.6%
57.5%
$7.8B
REAL ESTATE AUM
Multifamily
Single-Family Rental
Other
Office/Retail
Hospitality
Self-Storage

ASSET LOCATIONS[1]

7

NEXPOINT REAL ESTATE TRACK RECORD NEXPOINT REAL ESTATE TRACK RECORD $2.9 $9.7 32 3 PUBLICLY TRADED REITs STATES BILLION BILLION REAL ESTATE ACQUISITIONS IN GROSS REAL IN LAST 12 MONTHS ESTATE ACQUISITIONS 1 1 ASSET TYPE ALLOCATION ASSET LOCATIONS 2.2% 3.8% 4.2% Multifamily Single-Family Rental 12.5% Other $7.8B Office/Retail REAL ESTATE AUM 19.6% Hospitality 57.5% Self-Storage 1.Real estate assets acquired from January 1, 2012, to March 31, 2020, inclusive of affiliates. NHF’s portfolio, at any given point in time, may be comprised of some, all or none of the asset classes 7 shown. An investment in NHF is different from a direct investment in any of the asset classes shown above.NEXPOINT REAL ESTATE TRACK RECORD NEXPOINT REAL ESTATE TRACK RECORD $2.9 $9.7 32 3 PUBLICLY TRADED REITs STATES BILLION BILLION REAL ESTATE ACQUISITIONS IN GROSS REAL IN LAST 12 MONTHS ESTATE ACQUISITIONS 1 1 ASSET TYPE ALLOCATION ASSET LOCATIONS 2.2% 3.8% 4.2% Multifamily Single-Family Rental 12.5% Other $7.8B Office/Retail REAL ESTATE AUM 19.6% Hospitality 57.5% Self-Storage 1.Real estate assets acquired from January 1, 2012, to March 31, 2020, inclusive of affiliates. NHF’s portfolio, at any given point in time, may be comprised of some, all or none of the asset classes 7 shown. An investment in NHF is different from a direct investment in any of the asset classes shown above.

PUBLIC MARKET EXPERIENCE

EXPERTISE IN PUBLIC MARKETS

- Robust network of dedicated sell-side analyst relationships
- Long-standing relationships with major lending institutions
- Inclusion in several major indices, creating demand[1]
- Platform-dedicated institutional investor base
- Investor-focused externally managed structure

NYSE: NXRT	NYSE: NREF	TSX-V: NHT.U
NEXPOINT RESIDENTIAL TRUST	NEXPOINT REAL ESTATE FINANCE	NEXPOINT HOSPITALITY TRUST
Value-add, workforce housing multifamily REIT	Opportunistically positioned mortgage REIT	Hospitality REIT focused on select service and extended stay

8

PUBLIC MARKET EXPERIENCE EXPERTISE IN PUBLIC MARKETS • Robust network of dedicated sell-side • Platform-dedicated institutional investor analyst relationships base • Long-standing relationships with major • Investor-focused externally managed lending institutions structure • Inclusion in several major indices, 1 creating demand NYSE: NXRT NYSE: NREF TSX-V: NHT.U Value-add, workforce housing Hospitality REIT focused on Opportunistically positioned multifamily REIT select service and extended stay mortgage REIT 1. NexPoint Residential Trust is included in the MSCI US REIT index and the S&P SmallCap 600 Index. 8PUBLIC MARKET EXPERIENCE EXPERTISE IN PUBLIC MARKETS • Robust network of dedicated sell-side • Platform-dedicated institutional investor analyst relationships base • Long-standing relationships with major • Investor-focused externally managed lending institutions structure • Inclusion in several major indices, 1 creating demand NYSE: NXRT NYSE: NREF TSX-V: NHT.U Value-add, workforce housing Hospitality REIT focused on Opportunistically positioned multifamily REIT select service and extended stay mortgage REIT 1. NexPoint Residential Trust is included in the MSCI US REIT index and the S&P SmallCap 600 Index. 8

Supplemental Information:Supplemental Information:

BENEFITS OF A REIT STRUCTURE POTENTIAL TO REDUCE DISCOUNT Historically, CEFs trade at a discount to Net Asset Value DISCOUNT OF REITS VS CLOSED-END FUNDS 8.0% 5.6% 6.0% 4.0% 2.8% 2.3% 2.0% REITs 0.0% CEFs -2.0% -4.0% -6.0% -5.5% -5.7% -5.9% -8.0% 1 Year 3 Year 5 Year As of May 31, 2020. REIT property type data includes apartment, industrial, office, lodging, self storage, life sciences, data centers, net lease, single family rentals. Source: Bloomberg, Green Street. 10 REITs = US Listed REITs, inclusive of property types listed above. CEFs = US listed Closed-End Funds. There is no assurance that any one REIT or one CEF will have a discount or premium that corresponds to any particular asset class average over any particular period of time. Discounts may be more pronounced or volatile in uncertain economic or market conditions. BENEFITS OF A REIT STRUCTURE POTENTIAL TO REDUCE DISCOUNT Historically, CEFs trade at a discount to Net Asset Value DISCOUNT OF REITS VS CLOSED-END FUNDS 8.0% 5.6% 6.0% 4.0% 2.8% 2.3% 2.0% REITs 0.0% CEFs -2.0% -4.0% -6.0% -5.5% -5.7% -5.9% -8.0% 1 Year 3 Year 5 Year As of May 31, 2020. REIT property type data includes apartment, industrial, office, lodging, self storage, life sciences, data centers, net lease, single family rentals. Source: Bloomberg, Green Street. 10 REITs = US Listed REITs, inclusive of property types listed above. CEFs = US listed Closed-End Funds. There is no assurance that any one REIT or one CEF will have a discount or premium that corresponds to any particular asset class average over any particular period of time. Discounts may be more pronounced or volatile in uncertain economic or market conditions.

BENEFITS OF A REIT STRUCTURE LARGER UNIVERSE – MORE LIQUIDITY • The REIT market is 6x larger than the CEF market • Public REIT shareholders have much more liquidity • The average trading volume of REITs is 9x greater than that of CEFs MARKET SIZE 3 MONTH AVERAGE VOLUME $1,200 3,000,000 2,500,000 $1,000 2,000,000 $800 1,500,000 $600 1,000,000 $400 500,000 $200 0 $0 REITs CEFs REITs CEFs As of May 31, 2020. Source: Citadel. REITs = US Listed REITs, CEFs = Includes US Listed Closed- As of May 31, 2020. Source: Citadel. REIT = US Listed REITs. CEFs = US Listed Closed End Funds end Funds. REITs and CEFs with a market cap between $250 million to $1 billion. There can be no assurance that market size or trading volume will be maintained in the future or in all market environments. Volatile market and economic environments could cause market size and 11 trading volumes to decline, at times significantly. There can also be no assurance that any one REIT or one CEF has a market size or trading volume that corresponds to any particular average or median. BillionsBENEFITS OF A REIT STRUCTURE LARGER UNIVERSE – MORE LIQUIDITY • The REIT market is 6x larger than the CEF market • Public REIT shareholders have much more liquidity • The average trading volume of REITs is 9x greater than that of CEFs MARKET SIZE 3 MONTH AVERAGE VOLUME $1,200 3,000,000 2,500,000 $1,000 2,000,000 $800 1,500,000 $600 1,000,000 $400 500,000 $200 0 $0 REITs CEFs REITs CEFs As of May 31, 2020. Source: Citadel. REITs = US Listed REITs, CEFs = Includes US Listed Closed- As of May 31, 2020. Source: Citadel. REIT = US Listed REITs. CEFs = US Listed Closed End Funds end Funds. REITs and CEFs with a market cap between $250 million to $1 billion. There can be no assurance that market size or trading volume will be maintained in the future or in all market environments. Volatile market and economic environments could cause market size and 11 trading volumes to decline, at times significantly. There can also be no assurance that any one REIT or one CEF has a market size or trading volume that corresponds to any particular average or median. Billions

BENEFITS OF A REIT STRUCTURE

AVERAGE NUMBER OF ANALYSTS BY MARKET CAP
20
18
16
14
12
10
8
6
4
2
0
REITS COMPARABLE IN SIZE TO NHF HAVE AN AVG. OF 7 ANALYSTS
4
4
4
5
7
7
11
14
18
$50M - $100M
$100M - $250M
$250M - $500M
$500M - $750M
$750M - $1BN
$1BN - $2BN
$2BN - $5BN
$5BN - $10BN
$10BN+

Strong analyst coverage promotes transparency and accountability

REITs have active analyst coverage, offering shareholders a valuable source for independent analysis and providing a level of oversight that promotes transparency

12

BENEFITS OF A REIT STRUCTURE AVERAGE NUMBER OF ANALYSTS BY MARKET CAP 20 18 18 16 Strong analyst 14 REITS COMPARABLE 14 coverage promotes IN SIZE TO NHF HAVE AN AVG. OF 7 transparency and 12 11 ANALYSTS accountability 10 7 8 7 REITs have active analyst coverage, 6 5 4 4 4 offering shareholders a 4 valuable source for independent analysis 2 and providing a level of 0 oversight that promotes $50M - $100M - $250M - $500M - $750M - $1BN - $2BN - $5BN - $10BN+ transparency $100M $250M $500M $750M $1BN $2BN $5BN $10BN Source: Bloomberg. There can be no assurance that any particular level of analyst coverage will be maintained or that any one REIT or one CEF will have analyst coverage that corresponds to any 12 particular average. BENEFITS OF A REIT STRUCTURE AVERAGE NUMBER OF ANALYSTS BY MARKET CAP 20 18 18 16 Strong analyst 14 REITS COMPARABLE 14 coverage promotes IN SIZE TO NHF HAVE AN AVG. OF 7 transparency and 12 11 ANALYSTS accountability 10 7 8 7 REITs have active analyst coverage, 6 5 4 4 4 offering shareholders a 4 valuable source for independent analysis 2 and providing a level of 0 oversight that promotes $50M - $100M - $250M - $500M - $750M - $1BN - $2BN - $5BN - $10BN+ transparency $100M $250M $500M $750M $1BN $2BN $5BN $10BN Source: Bloomberg. There can be no assurance that any particular level of analyst coverage will be maintained or that any one REIT or one CEF will have analyst coverage that corresponds to any 12 particular average.

DISCLOSURES You should carefully consider the Fund’s investment objectives, risks, fees and expenses. For a copy of the proxy statement, which contains this and other information, please visit our website at www.nexpointadvisors.com or call 1-866-351-4440. This presentation contains information about prior investments made by the Adviser of the Fund. This information was prepared by the Adviser based on its experience in the industry and on assumptions of fact and opinion as to future events which the Adviser believed to be reasonable when made. There can be no assurance that the Adviser and/or the Fund will be as successful as these earlier investments. Prior investment returns are not indicative of future results. It should not be assumed that investment recommendations made in the future will be profitable or will equal the performance of the securities included herein. Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their net asset value. Net Asset Value (NAV) is total assets less total liabilities, which includes preferred shares, divided by the number of common shares outstanding. When net asset value (NAV) is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at market price. For additional information, please contact your investment adviser or visit our website www.nexpointadvisors.com. Past performance is no guarantee of future results. The rate of return will vary and the principal value of an investment will fluctuate and shares, if sold, may be worth more or less than their original cost. current performance may be lower or higher than the performance data quoted. Returns are historical and include change in share price and reinvestment of all distributions. Total investment return does not reflect broker sales charges or commissions. All performance information is for common shares of the Trust. See the proxy statement and financial statements for more information before investing. Shares of closed-end funds frequently trade at a discount to their net asset value. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases tender offers for shares or other programs intended to reduce the discount. Interest Rate Risk. The risk that debt securities, and the Trust’s net assets, may decline in value because of changes in interest rates. Generally, debt securities will decrease in value when interest rates rise and increase in value when interest rates decline. Credit Risk. The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty of a derivatives contract or repurchase agreement, is unable or unwilling (or is perceived to be unable or unwilling) to make a timely payment of principal and/or interest, or to otherwise honor its obligations. Leverage Risk. Leverage may increase the risk of loss, cause fluctuations in the market value of the Fund’s portfolio to have disproportionately large effects or cause the NAV of the Fund generally to decline faster than it would otherwise. Illiquidity Risk. The investments made by the Trust may be very illiquid, and consequently, the Trust may not be able to sell such investments at prices that reflect the Investment Adviser’s assessment of their fair value or the amount paid for such investments by the Trust. Industry Concentration Risk. The Fund must invest at least 25% of the value of its total assets at the time of purchase in securities of issuers conducting their principal business activities in the real estate industry. The Fund may be subject to greater market fluctuations than a fund that does not concentrate its investments in a particular industry. Financial, economic, business, and other developments affecting issuers in the real estate industry will have a greater effect on the Fund, and if securities of the real estate industry fall out of favor, the Fund could underperform, or its NAV may be more volatile than, funds that have greater industry diversification. Real Estate Risk. Real estate investments are subject to various risk factors. Generally, real estate investments could be adversely affected by a recession or general economic downturn where the properties are located. The full extent of the impact and effects of the recent outbreak of COVID-19 on the future financial performance of the Fund, and specifically, on its investments and tenants to properties held by its REIT subsidiaries, are uncertain at this time. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. 13DISCLOSURES You should carefully consider the Fund’s investment objectives, risks, fees and expenses. For a copy of the proxy statement, which contains this and other information, please visit our website at www.nexpointadvisors.com or call 1-866-351-4440. This presentation contains information about prior investments made by the Adviser of the Fund. This information was prepared by the Adviser based on its experience in the industry and on assumptions of fact and opinion as to future events which the Adviser believed to be reasonable when made. There can be no assurance that the Adviser and/or the Fund will be as successful as these earlier investments. Prior investment returns are not indicative of future results. It should not be assumed that investment recommendations made in the future will be profitable or will equal the performance of the securities included herein. Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their net asset value. Net Asset Value (NAV) is total assets less total liabilities, which includes preferred shares, divided by the number of common shares outstanding. When net asset value (NAV) is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at market price. For additional information, please contact your investment adviser or visit our website www.nexpointadvisors.com. Past performance is no guarantee of future results. The rate of return will vary and the principal value of an investment will fluctuate and shares, if sold, may be worth more or less than their original cost. current performance may be lower or higher than the performance data quoted. Returns are historical and include change in share price and reinvestment of all distributions. Total investment return does not reflect broker sales charges or commissions. All performance information is for common shares of the Trust. See the proxy statement and financial statements for more information before investing. Shares of closed-end funds frequently trade at a discount to their net asset value. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases tender offers for shares or other programs intended to reduce the discount. Interest Rate Risk. The risk that debt securities, and the Trust’s net assets, may decline in value because of changes in interest rates. Generally, debt securities will decrease in value when interest rates rise and increase in value when interest rates decline. Credit Risk. The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty of a derivatives contract or repurchase agreement, is unable or unwilling (or is perceived to be unable or unwilling) to make a timely payment of principal and/or interest, or to otherwise honor its obligations. Leverage Risk. Leverage may increase the risk of loss, cause fluctuations in the market value of the Fund’s portfolio to have disproportionately large effects or cause the NAV of the Fund generally to decline faster than it would otherwise. Illiquidity Risk. The investments made by the Trust may be very illiquid, and consequently, the Trust may not be able to sell such investments at prices that reflect the Investment Adviser’s assessment of their fair value or the amount paid for such investments by the Trust. Industry Concentration Risk. The Fund must invest at least 25% of the value of its total assets at the time of purchase in securities of issuers conducting their principal business activities in the real estate industry. The Fund may be subject to greater market fluctuations than a fund that does not concentrate its investments in a particular industry. Financial, economic, business, and other developments affecting issuers in the real estate industry will have a greater effect on the Fund, and if securities of the real estate industry fall out of favor, the Fund could underperform, or its NAV may be more volatile than, funds that have greater industry diversification. Real Estate Risk. Real estate investments are subject to various risk factors. Generally, real estate investments could be adversely affected by a recession or general economic downturn where the properties are located. The full extent of the impact and effects of the recent outbreak of COVID-19 on the future financial performance of the Fund, and specifically, on its investments and tenants to properties held by its REIT subsidiaries, are uncertain at this time. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. 13

DISCLOSURES You should read the proxy statement for the Conversion, which contains important information about the Fund, before deciding whether to vote, and retain it for future reference. You may request the Fund’s most recent annual and semiannual reports or make shareholder inquiries by calling 1-877-665-1287 or by writing to the Fund at 200 Crescent Court, Suite 700, Dallas, Texas 75201. Index returns assume reinvestment of all dividends and distributions, if any. Indices are unmanaged, have no fees or costs and are not available for investment. The performance of the indices may be materially different from the individual performance attained by a specific investor. In addition, the investors’ holdings may differ significantly from the securities that comprise the indices. The indices have not been selected to represent an appropriate benchmark to compare an investor’s performance, but rather are disclosed to allow for comparison of the investor’s performance to that of certain well‐known and widely recognized indices. S&P 500 Index: S&P 500 Index is an index of a basket of 500 stocks designed to provide a broad snapshot of the overall U.S. equity market. Criteria for inclusion: U.S. Company, market capitalization must be in excess of US$ 3 billion, public float of at least 50%, financial viability, adequate liquidity and reasonable price, sector balance, and company type. Ordinary cash dividends are applied on the ex-date in calculating the total return series. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. The total return index series reflect both ordinary and special dividends. Barclays US Aggregate Index. Barclays Capital Aggregate Bond Index, which used to be called the Lehman Aggregate Bond Index, is a broad base index, maintained by Barclays Capital, which took over the index business of the now defunct Lehman Brothers, and is often used to represent investment grade bonds being traded in United States. Index funds and exchange-traded funds are available that track this bond index. MSCI US REIT Index is a free float-adjusted market capitalization weighted index that is comprised of equity REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of specialty equity REITs that do not generate a majority of their revenue and income from real estate rental and leasing operations. The index represents approximately 85% of the US REIT universe. 14DISCLOSURES You should read the proxy statement for the Conversion, which contains important information about the Fund, before deciding whether to vote, and retain it for future reference. You may request the Fund’s most recent annual and semiannual reports or make shareholder inquiries by calling 1-877-665-1287 or by writing to the Fund at 200 Crescent Court, Suite 700, Dallas, Texas 75201. Index returns assume reinvestment of all dividends and distributions, if any. Indices are unmanaged, have no fees or costs and are not available for investment. The performance of the indices may be materially different from the individual performance attained by a specific investor. In addition, the investors’ holdings may differ significantly from the securities that comprise the indices. The indices have not been selected to represent an appropriate benchmark to compare an investor’s performance, but rather are disclosed to allow for comparison of the investor’s performance to that of certain well‐known and widely recognized indices. S&P 500 Index: S&P 500 Index is an index of a basket of 500 stocks designed to provide a broad snapshot of the overall U.S. equity market. Criteria for inclusion: U.S. Company, market capitalization must be in excess of US$ 3 billion, public float of at least 50%, financial viability, adequate liquidity and reasonable price, sector balance, and company type. Ordinary cash dividends are applied on the ex-date in calculating the total return series. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. The total return index series reflect both ordinary and special dividends. Barclays US Aggregate Index. Barclays Capital Aggregate Bond Index, which used to be called the Lehman Aggregate Bond Index, is a broad base index, maintained by Barclays Capital, which took over the index business of the now defunct Lehman Brothers, and is often used to represent investment grade bonds being traded in United States. Index funds and exchange-traded funds are available that track this bond index. MSCI US REIT Index is a free float-adjusted market capitalization weighted index that is comprised of equity REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of specialty equity REITs that do not generate a majority of their revenue and income from real estate rental and leasing operations. The index represents approximately 85% of the US REIT universe. 14

APPENDIX B: RISK FACTORS

Unless otherwise noted, the Business Change Proposal, as set forth in the proxy statement, has been approved by shareholders, we have fully implemented the Business Change Proposal and we have converted to a diversified REIT. There can be no assurance that these conditions will be satisfied. In addition, these risks may adversely affect our financial condition, yield on investment, results of operations, cash flow, per share trading price of our common shares and ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether we remain a registered investment company or convert to a diversified REIT, our common shares, like an investment in any other public company, are subject to investment risk, including the possible loss of your investment. For a discussion of certain other risks relating to our conversion to a diversified REIT, see “Implementation of the Business Change Proposal and Related Risks” in the proxy statement.

Risks related Current Market Conditions

Events outside of our control, including widespread public health emergencies such as the novel coronavirus (“COVID-19”), may cause significant market disruptions and volatility that could negatively affect our results or ability to effectively implement the Business Change Proposal.

Periods of market volatility may continue to occur in response to pandemics or other events outside of our control. In recent months, the novel coronavirus (“COVID-19”) pandemic has resulted in severe disruptions to global financial markets, border closings, restrictions on travel and gatherings of any measurable amount of people, “shelter in place” orders (or the equivalent) for entire cities, metropolitan areas and countries, expedited and enhanced health screenings, quarantines, cancellations, business and school closings, disruptions to employment and supply chains, reduced productivity, severely impacted customer and client activity in virtually all markets and sectors, and a virtual cessation of normal economic activity. The current economic situation and the unprecedented measures taken by state, local and national governments around the world to combat the spread of COVID-19 and its economic impacts, as well as various social, political and psychological tensions in the United States and around the world, may continue to contribute to severe market disruptions and volatility and reduced economic activity, may have long-term negative effects on the U.S. and worldwide financial markets and economy and may cause further economic uncertainties in the United States and worldwide. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the Company cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets. However, these events could have a significant negative impact on the Company’s performance, net asset value, liquidity, income and ability to pay distributions and service debts. Potential consequences of market disruptions and volatility arising out of the COVID-19 pandemic include, but are not limited to:

•	sudden, unexpected and/or severe declines in the market price of our common stock or net asset value;
•	inability of the Company to accurately or reliably value its assets;
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inability of the Company to comply with debt covenants that could prevent the Company from paying dividends to our common stockholders or result in events of default under the terms of our debt or credit facilities;

•	inability of the Company to pay any dividends and distributions;
•	inability of the Company to maintain its status as a REIT under the Code;
•	inability of the Company to make payments on our outstanding debt as they become due;
•	potentially severe, sudden and unexpected declines in the value of our assets;
•	increased risk of default or bankruptcy by the companies in which we invest or by tenants of properties that we own;
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increased risk of companies or properties in which we invest being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern or generate revenue for us;

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reduced economic demand resulting from mass employee layoffs or furloughs in response to governmental action taken to slow the spread of COVID-19, which could impact the continued viability of the companies in which we invest or tenants of properties that we own;

•	companies or properties in which we invest being disproportionally impacted by governmental action aimed at slowing the spread of COVID-19;
•	limited availability of new investment opportunities;
•	inability of the Company to realign its portfolio without being required to sell assets at inopportune times or in distressed situations; and
•	general threats to the Company’s ability to continue operations.

It is virtually impossible to determine the ultimate impact of COVID-19 at this time. Accordingly, the ultimate implementation of the Business Change Proposal is subject to a wide range of risks that may adversely affect the Company and delay or significantly impair the Company’s ability to implement the Business Change Proposal.

Risk related to the Fund’s Concentration in Real Estate Securities. The Fund’s investments will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The values of companies engaged in the real estate industry are affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage.

The COVID-19 pandemic and governmental responses thereto have severely negatively affected the real estate industry in general. The imposition of “shelter-in-place” orders for certain businesses have led to a dramatic reduction in demand for office and retail space. As many businesses have been required to operate through remote working programs, their current need for office space has been significantly reduced. Other businesses, including restaurants, entertainment venues and retail businesses, have been prohibited from keeping their doors open to customers and required to limit services to takeout, delivery and e-commerce. Such prohibitions have limited demand for retail space. Although a majority of states have announced plans to permit a phased re-opening of businesses in certain sectors, and we expect that social distancing requirements may require such businesses to use more space in the near term to perform existing functions, public health concerns about large gatherings and use of public spaces and the impact of working remotely and on-line purchasing may lead to a reduction in corporate and retail space requirements in the long term, resulting in reduced construction and higher vacancy rates, as well as bankruptcies and insolvencies of our clients and counterparties, higher foreclosure rates and declines in real estate values and transaction volumes. Accordingly, there can be no assurance as to when or if such changes in restrictions will result in a resumption of prior levels of office and retail space use.

Reductions in demand for real estate may result in fewer acquisitions of commercial properties and reduced levels of new lease activity and long-term renewals, each of which could negatively impact the value of our real estate investments. Limited availability of debt financing has led to reduction in capital market activity and valuation and advisory services. Non-payment of rent by commercial tenants, whether as a result of increased unemployment or federal and state government mandates providing rent relief, may reduce the cash flow of commercial real estate borrowers, resulting in higher rates of default on our receivables. Accordingly, the reduction in demand for commercial real estate space nay have a material adverse effect, on the Fund’s business, financial condition, results of operations and prospects, and could negate the anticipated benefits from the implementation of the Business Change Proposal.

Additionally, government restrictions on foreclosures may lead to higher rates of default or forbearance. The increase in defaults and forbearance may lead to reduced demand for new loan origination and servicing by REITs and other entities in which we invest. These entities may also be required to advance payments owed by borrowers under Fannie Mae and FHA/HUD loans whose loans are permitted under government regulations to enter into forbearance. There can be no assurance that the REITs and other entities in which we invest will be able to enter into financing arrangements to provide funding for potential forbearance advances or that such arrangements will be enough to cover these potential advances.

A decline in economic conditions may also lead to constraints on capital and liquidity, a higher cost of capital, and possible change or downgrades to our credit ratings, and additional restructuring charges. Although the federal government has taken many actions to provide liquidity to businesses and the financial markets, including loan programs for businesses in certain sectors or meeting certain criteria, these programs have experienced greater demand than funds available and have had strict eligibility requirements.

The full extent of the impact and effects of the recent outbreak of COVID-19 on the future financial performance of the Fund, and specifically, on its investments and tenants to properties held by the REIT Subsidiary, are uncertain at this time. The impact will depend on future developments, including, among other factors, the duration and spread of the outbreak along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, the production delays, and the uncertainty with respect to the accessibility of additional liquidity or the capital markets. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. The federal government has enacted various forms of aid to the industries negatively affected by the virus, but we cannot be certain that such aid will help mitigate the material reduction in revenue we may experience.

Risks Related to Our Conversion to a Diversified REIT

Any delay in receiving the Deregistration Order may delay our ability to operate like a typical REIT not subject to the 1940 Act.

If the Business Change Proposal is approved by shareholders, we will apply to the SEC for a Deregistration Order, but the timing for receiving the Deregistration Order is uncertain. Until the SEC issues a Deregistration Order, we will continue to be registered as an investment company and will continue to be regulated under the 1940 Act. Pending the SEC’s issuance of the Deregistration Order, we intend to begin realigning our portfolio consistent with our new business as a diversified REIT. We anticipate that the implementation period may last approximately two years, with full implementation not projected until approximately the middle of 2022. We intend to seek to qualify as a REIT for tax purposes for the taxable year beginning January 1, 2021, which, among other requirements, will require that we transition our assets into a REIT-compliant portfolio no later than March 31, 2021, the first date on which we must satisfy the quarterly REIT asset tests, and that we limit the income from nonqualifying investments in a way that permits us to satisfy the annual REIT income tests. However, our ability to apply for the Deregistration Order may be delayed if we are unable to transition assets of the Fund sufficient to satisfy such requirements or any other requirement to qualify as REIT for such year. The foregoing time period is an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pace at which we will be able to transition certain of the Fund’s investments into real estate, mortgages secured by real estate or other qualifying assets. Any delay in receiving the Deregistration Order beyond the projected two-year implementation period may delay our ability to operate like a typical REIT not subject to the 1940 Act and would delay our ability to realize the benefits we anticipate to realize from becoming a diversified REIT.

During the implementation period, we will be required to transition a material portion of our assets to ensure a REIT-compliant portfolio.

During the implementation period, we will be required to transition a material portion of our assets to ensure a REIT-compliant portfolio sufficient to qualify as a REIT for tax purpose. During the transition period and before our portfolio has been fully converted to its new investment strategy, we may experience a reduction in income and we expect our cash flow from earnings and the status and availability of capital gains we realize from our portfolio to decline during our transition to a diversified REIT. This decline could result from the rotation out of existing investments, the need to establish new revenue streams, the potential for holding assets in temporary investments with lower yields and the availability or unavailability of realized capital gains to distribute, among other potential variables.

Pursuant to the Business Change Proposal, we expect to sell assets we own in transactions that may be taxable.

If the Business Change Proposal is approved and we convert to a diversified REIT, we expect to sell approximately 25% of the assets that we own in taxable transactions. Pursuant to RIC and REIT tax laws, any taxable income or gains recognized on such sales would generally need to be distributed to our shareholders in the year recognized, and any such distributions would generally be taxable to shareholders when received.

Our failure to qualify for taxation as a REIT would cause our common shares to be delisted from the NYSE.

Following our conversion to a diversified REIT, the NYSE will require, as a condition to the continued listing of our shares, that we maintain our qualification for taxation as a REIT. Consequently, if we fail to maintain our qualification for taxation as a REIT, our shares would promptly be delisted from the NYSE, which would decrease the trading activity of such shares. This could make it difficult for our shareholders to sell their shares and would likely cause the market volume of the shares trading to decline.

If we are delisted as a result of failing to maintain our qualification for taxation as a REIT and desire to relist our shares on the NYSE or another national stock exchange, we would have to reapply to the NYSE or such other exchange to be listed as a domestic corporation. We might not be able to satisfy the NYSE’s listing standards for a domestic corporation. As a result, if we are delisted from the NYSE, we might not be able to relist on the NYSE or another national stock exchange as a domestic corporation, in which case our shares could not trade on such stock exchange.

Risks Related to Our Company

We may not be able to achieve our investment objective.

Our ability to achieve our investment objectives depends on our ability to make investments that generate attractive, risk adjusted returns, as well as on our access to financing on terms that permit us to realize net interest income from our investments. In general, the availability of favorable investment opportunities will be affected by the level and volatility of interest rates in the market generally, the availability of adequate short- and long-term real estate financing and the competition for investment opportunities. We cannot be sure that we will be successful in obtaining additional capital to enable us to make new investments, that any investments we make will satisfy our targeted rate of return or other investment objectives or that we will be able to successfully operate our business, or implement our operating policies and investment strategies. If we fail to make a meaningful number of target investments within a reasonable time or on acceptable terms, such failure may have a material adverse effect on our business, financial condition, results of operations, ability to maintain our qualification for taxation as a REIT under the IRC, and ability to make or sustain distributions to our shareholders, and could cause the value of our securities to decline.

Changes in laws or regulations could increase competition for debt financing or require changes to our business practices and adversely affect us.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but would not apply to us. We believe this regulatory difference may create opportunities for us to successfully grow our business. However, recent and possible future changes in financial regulations and enforcement under the current U.S. presidential administration could decrease the current restrictions on banks and other financial institutions, which may allow them to compete more effectively with us for investment opportunities.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Such changes or new laws or regulations could require changes to certain of our business practices, negatively impact our operations, impose additional costs on us or otherwise adversely affect our business. There has been increasing commentary amongst regulators and intergovernmental institutions on the role of nonbank institutions in providing credit and, particularly, so-called “shadow banking,” a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system. For example, in August 2013, the Financial Stability Board issued a policy framework for strengthening oversight and regulation of shadow banking entities. That report outlined initial steps to define the scope of the shadow banking system and proposed governing principles for a regulatory framework. A number of other regulators and international organizations are studying the shadow banking system. At this time, it is too early to assess whether any new rules or regulations will be adopted or what impact such rules or regulations will have on us, if any. In an extreme eventuality, it is possible that such regulations could cause us to cease operations.

Our operating and investment guidelines, investment and financing strategies and leverage and hedging policies may be changed without shareholder approval.

The Adviser will be authorized to follow broad operating and investment guidelines. These guidelines, as well as our investment and financing strategies, leverage and hedging policies with respect to investments, originations, acquisitions, operations, indebtedness, capitalization and distributions, may be changed at any time without the approval of our shareholders. Changes in our investment strategies may increase our exposure to interest rate risks, default risks and real estate market fluctuations. Such changes could result in the types of investments we make being different from those described in “Business Change Proposal—Operation as a Diversified REIT.” These changes could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Any material failure, inadequacy, interruption or security failure of the information technology networks and systems on which we rely could materially and adversely affect us.

The Adviser relies on information technology and systems, including the Internet and cloud-based infrastructures, commercially available software and their internally developed applications, to process, transmit, store and safeguard information and to manage or support a variety of their business processes, including financial transactions and maintenance of records, which may include personal identifying information of employees and investment data. If the Adviser experiences material security or other failures, inadequacies or interruptions of their information technology, they could incur material costs and losses, and our operations could be disrupted as a result. Further, third-party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to the Adviser or the Fund. The Adviser relies on commercially available systems, software, tools and monitoring, as well as their internally developed applications and internal procedures and personnel, to provide security for processing, transmitting, storing and safeguarding confidential borrower and vendor information, such as personally identifiable information related to their employees, guarantors, tenants and others and information regarding their and our financial accounts. The Adviser takes various actions, and incur significant costs, to maintain and protect the operation and security of its information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems’ improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of personally identifiable information.

Security breaches, computer viruses, attacks by hackers, online fraud schemes and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets or unauthorized disclosure of confidential information. The cybersecurity risks to the Adviser, the Fund and third-arty vendors are heightened by, among other things, the evolving nature of the threats faced, advances in computer capabilities, new discoveries in the field of cryptography and new and increasingly sophisticated methods used to perpetuate illegal or fraudulent activities against the Adviser, including cyberattacks, email or wire fraud and other attacks exploiting security vulnerabilities in the Adviser’s or other third parties’ information technology networks and systems or operations. Any failure to maintain the security, proper function and availability of the Adviser’s information technology and systems, or certain third-party vendors’ failure to similarly protect their information technology and systems that are relevant to the Adviser’s or the Fund’s operations, or to safeguard the Adviser’s or the Fund’s business processes, assets and information could result in financial losses, interrupt the Adviser’s operations, damage the Adviser’s reputations, cause Adviser to be in default of material contracts and subject the Adviser to liability claims or regulatory penalties, any of which could materially and adversely affect our business and the value of our securities.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or our internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and our internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, we cannot guarantee that our disclosure controls and procedures and internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weaknesses, in our disclosure controls and procedures or internal control over financial reporting could result in misstatements of our results of operations or our financial statements or could otherwise materially and adversely affect our business, reputation, results of operations, financial condition or liquidity.

[During Fund management’s evaluation of the effectiveness of the design and operation of the Fund’s disclosure controls and procedures in connection with the Fund’s annual report for the fiscal year-ended December 31, 2019, the principal executive officer and principal financial officer concluded that the Fund’s disclosure controls and procedures were not effective due to a material weakness for the Fund relating to the application of ASC 820 with respect to the selection and validation of fair value methodologies which are monitored by the Valuation Committee through the operation of a review control. This control was not designed to ensure the appropriateness of the methodologies employed and fair value determinations reached for certain real estate-related holdings. A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Fund’s annual or interim financial statements will not be prevented or detected on a timely basis. While this material weakness did not result in material pricing errors related to any hard-to-value securities held by the Fund during the reporting period, it could have resulted in a misstatement to the investment balances or disclosures that would have resulted in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

Management has developed a plan to remediate the material weakness described above. Management utilizes one or more independent valuation experts as part of its existing valuation process. Management will undertake the addition of a review control by designating a member of the Valuation Committee to monitor and report to the Valuation Committee to ensure that for significant real estate-related holdings, a) the valuation methodology employed is confirmed by an independent valuation expert at least annually and b) for independently obtained valuations of real estate-related holdings, fair values for such holdings are materially validated through one or more other valuation techniques that are acceptable under ASC 820.]

Risks Related to Our Business

Unfavorable market and economic conditions in the United States and globally and in the specific markets or submarkets where our properties are located could adversely affect occupancy levels, rental rates, rent collections, operating expenses and the overall market value of our assets, and impair our ability to sell, recapitalize or refinance our assets.

Unfavorable market conditions in the areas in which we operate and unfavorable economic conditions in the United States and globally may significantly affect our occupancy levels, our rental rates, rent collections, operating expenses, the market value of our properties and our ability to strategically acquire, dispose, recapitalize or refinance our multifamily properties on economically favorable terms or at all. Our ability to lease our properties at favorable rates is adversely affected by increases in supply of multifamily communities in our markets and is dependent upon overall economic conditions, which are adversely affected by, among other things, job losses and unemployment levels, a recession, personal debt levels, a downturn in the housing market, stock market volatility and uncertainty about the future. Some of our major expenses, including debt service and real estate taxes, generally do not decline when related rents decline. We expect that any declines in our occupancy levels, rental revenues and/or the values of our multifamily properties would cause us to have less cash available to pay our indebtedness, fund necessary capital expenditures and to make distributions to our stockholders, which could negatively affect our financial condition and the market value of our assets. Factors that may affect our occupancy levels, our revenues, our NOI and/or the value of our properties include the following, among others:

•	downturns in global, national, regional and local economic conditions;
•	declines in the financial condition of our residents, which may make it more difficult for us to collect rents from these residents;
•	the inability or unwillingness of our residents to pay rent increases;
•	a decline in household formation;
•	a decline in employment or lack of employment growth;
•	an oversupply of, or a reduced demand for, apartment homes;
•	changes in market rental rates in our core markets;
•	our ability to renew leases or re-lease space on favorable terms;
•	the timing and costs associated with property improvements, repairs and renovations;
•	declines in mortgage interest rates, making home and condominium ownership more affordable;
•	changes in home loan lending practices, including the easing of credit underwriting standards, increasing the availability of home loans and thereby reducing demand for apartment homes;
•	government or builder incentives which enable first-time homebuyers to put little or no money down, making alternative housing options more attractive;
•	rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs; and
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economic conditions that could cause an increase in our operating expenses, such as increases in property taxes (particularly as a result of increased local, state and national government budget deficits and debt and potentially reduced federal aid to state and local governments), utilities, insurance, compensation of on-site associates and routine maintenance.

We are subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and the ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws) limitations on rent and rent increases, interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws.

We are exposed to risks associated with real estate development and redevelopment, such as unanticipated expenses, delays and other contingencies, any of which could have a material adverse effect on us.

Real estate development and redevelopment activities are a critical element of our business strategy, and we expect to engage in such activities with respect to several of our properties and with properties that we may acquire in the future. To the extent that we do so, we will be subject to risks, including, without limitation:

•	construction or redevelopment costs of a project may exceed original estimates, possibly making the project less profitable than originally estimated, or unprofitable;
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time required to complete the construction or redevelopment of a project or to lease-up the completed project may be greater than originally anticipated, thereby adversely affecting our cash flow and liquidity;

•	contractor, subcontractor and supplier disputes, strikes, labor disputes, weather conditions or supply disruptions;
•	failure to achieve expected occupancy and/or rent levels within the projected time frame, if at all;
•	delays with respect to obtaining, or the inability to obtain, necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws;
•	occupancy rates and rents of a completed project may not be sufficient to make the project profitable;
•	incurrence of design, permitting and other development costs for opportunities that we ultimately abandon;
•	the ability of prospective real estate venture partners or buyers of our properties to obtain financing; and
•	the availability and pricing of financing to fund our development activities on favorable terms or at all.

Furthermore, if we develop assets in new markets or asset classes where we do not have the same level of market knowledge or experience as with our current markets and asset classes, then we may experience weaker than anticipated performance. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the initiation or the completion of development or redevelopment activities, any of which could have a material adverse effect on us.

We may fail to consummate future property acquisitions, and we may not be able to find suitable alternative investment opportunities.

When acquiring properties in the future, we may be subject to various closing conditions, and there can be no assurance that we can satisfy these conditions or that the acquisitions will close. If we fail to consummate future acquisitions, there can be no assurance that we will be able to find suitable alternative investment opportunities.

Acquisitions may not yield anticipated results, which could negatively affect our financial condition and results of operations.

We intend to actively acquire multifamily properties for rental operations as market conditions, including access to the debt and equity markets, dictate. We may also acquire multifamily properties that are unoccupied or in the early stages of lease-up. We may be unable to lease-up these multifamily properties on schedule, resulting in decreases in expected rental revenues and/or lower yields as the result of lower occupancy and rental rates as well as higher than expected concessions. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position or to complete a development project. We may be unable to integrate the existing operations of newly acquired multifamily properties and over time such communities may not perform as well as existing communities or as we initially anticipated in terms of occupancy and/or rental rates. Additionally, we expect that other major real estate investors with significant capital will compete with us for attractive investment opportunities or may also develop properties in markets where we focus our development efforts. This competition may increase acquisition costs for multifamily properties. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms.

We may be subject to contingent or unknown liabilities related to properties or business that we have acquired or may acquire for which we may have limited or no recourse against the sellers.

The properties or businesses that we have acquired or may acquire, may be subject to unknown or contingent liabilities for which we have limited or no recourse against the sellers. Unknown liabilities might include liabilities for, among other things, cleanup or remediation of undisclosed environmental conditions, liabilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), claims of residents, vendors or other persons dealing with the entities prior to the acquisition of such property, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. Because many liabilities, including tax liabilities, may not be identified within the applicable contractual indemnification period, we may have no recourse against any of the owners from whom we acquire such properties for these liabilities. The existence of such liabilities could significantly and adversely affect the value of the property subject to such liability. As a result, if a liability were asserted against us based on ownership of any of such properties, then we might have to pay substantial sums to settle it, which could adversely affect our cash flows.

We will operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire our target investments on attractive terms and could also affect the pricing of these investment opportunities.

We will operate in a highly competitive market for investment opportunities. Our profitability will depend, in large part, on our ability to acquire our target investments on attractive terms. In acquiring our investments, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including funds or investors that the Adviser and its subsidiaries may sponsor, advise or manage), banks, and insurance companies and other financial institutions. Some of our competitors, including other REITs and alternative real estate lenders, have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with our investment objectives, which may create additional competition for lending and other investment opportunities. Many of our competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we have. Many of our competitors are not subject to the operating constraints associated with REIT tax or SEC reporting compliance or maintenance of an exemption from registration as an investment company under the 1940 Act. Some of our competitors may have a lower cost of capital and access to funding sources that may not be available to us, such as the U.S. Government, or are only available to us on substantially less attractive terms. In addition, some of our competitors may have higher risk tolerances or make different risk assessments than us, which could lead them to consider a wider variety of investments, offer more attractive pricing or other terms than us, for example, higher LTV ratios or lower interest rates than we are willing to offer or accept, or establish more relationships than us. In addition, recent and possible future changes in financial regulations and enforcement under the current U.S. presidential administration could decrease the current restrictions on banks and other financial institutions. If this occurs, these banks and financial institutions may increase or commence their pursuit of investments that are within our target investments either because they would no longer be restricted in making these investments or because the regulatory burdens resulting from these investments would be removed or significantly reduced. Furthermore, competition for our target investments may lead to the price for these investments increasing, which may further limit our ability to generate desired returns. The competitive pressures we will face may have a material adverse effect on our business, financial condition and results of operations, and we cannot be sure that we will be able to identify and acquire our target investments.

The anticipated lack of liquidity of certain of our investments may adversely affect our business.

The anticipated lack of liquidity of certain of our investments may make it difficult for us to sell such investments if the need or desire arises. Certain investments such as real property, mortgages, B-Notes, mezzanine and other loans (including most loan participations) and preferred equity, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the difficulty of recovery in the event of a borrower’s default. In addition, we anticipate that certain of our investments may become less liquid after we have made them as a result of delinquencies or defaults, turbulent market conditions or the unavailability to borrowers of refinancing capital, which may make it more difficult for us to dispose of such investments at advantageous prices or in a timely manner. Moreover, many of the loans and securities we will invest in are not registered under relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, many of our investments are expected to be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or the Adviser has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our financial condition and results of operations.

Concentrations within our portfolio of investments may subject us to losses.

While we intend to expand and diversify our portfolio of investments, we are not required to observe specific diversification criteria. Our investments may therefore at times be concentrated in certain property types or in certain borrowers that may be subject to higher risk of default or foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our investments are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region my result in defaults on a number of our investments within a short time period. Further, investments concentrated in certain borrowers may result in defaults of a significant amount of our investments if one or more of those borrowers default. Defaults of our concentrated investments may significantly reduce our net income, the returns on our investments and the value of our common shares, and as a result reduce our ability to make or sustain distributions to our shareholders.

Loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties.

We may originate or acquire transitional or bridge loans to borrowers who are seeking shorter term capital to be used in acquisitions, construction or repositioning of properties. In a typical transitional loan, the borrower has usually identified a property that the borrower believes has been under-managed or is located in a recovering market or requires renovation. The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If the borrower fails to improve the quality of the property’s management or the market in which the property is located fails to improve as expected, or the renovation is not completed in a timely manner or such costs are more than expected, then the borrower may not generate sufficient cash flow to make payments on or refinance the transitional loan, and we may not recover some or all of our investment.

In addition, borrowers often use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of the borrowers’ inability to obtain financing to repay the loan. Losses we or our subsidiaries suffer with respect to our transitional loans could be material.

The Adviser’s diligence process for investment opportunities may not reveal all facts that may be relevant for an investment, and if we incorrectly evaluate the risks of our investments, we may experience losses.

Prior to our making any investment, the Adviser will conduct diligence that it considers reasonable based upon the facts and circumstances of the investment. When conducting diligence on our behalf, the Adviser may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the diligence process to varying degrees depending on the type of potential investment. Nonetheless, our diligence may not reveal all of the risks associated with our investments. We will evaluate our potential investments based upon criteria the Adviser deems appropriate for the relevant investment. Our underwriting assumptions and loss estimates may not prove accurate, and actual results may vary from estimates. If we underestimate the risks and potential losses associated with an investment we originate or acquire, we may experience losses from the investment.

Moreover, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, we cannot be sure that the Adviser will have knowledge of all circumstances that may adversely affect such investment.

We may be subject to risks involved in real estate activity through joint ventures.

We may acquire properties through joint ventures when we believe circumstances warrant the use of such structures. Joint venture investments involve risks, including: the possibility that joint venture partners might refuse to make capital contributions when due; that we may be responsible to joint venture partners for indemnifiable losses; that joint venture partners might at any time have business or economic goals which are inconsistent with ours; and that joint venture partners may be in a position to take action or withhold consent contrary to our recommendations, instructions or requests. In some instances, joint venture partners may have competing interests in our markets that could create conflicts of interest. Further, joint venture partners may fail to meet their obligations to the joint venture as a result of financial distress or otherwise, and we would be forced to make contributions to maintain the value of the property. To the extent joint venture partners do not meet their obligations to the joint venture or they take action inconsistent with the interests of the joint venture, we could be adversely affected.

If we acquire properties through joint ventures, we may be required to make decisions jointly with the other investors who have interests in the respective joint ventures. We might not have the same interests as the other investors in relation to these decisions or transactions. Accordingly, we might not be able to favorably resolve any of these issues, or we might have to provide financial or other inducements to the other investors to obtain a favorable resolution.

In addition, various restrictive provisions and third-party rights, including consent rights to certain transactions, may apply to sales or transfers of interests in joint ventures. Consequently, decisions to buy or sell interests in a property or properties relating to joint ventures may be subject to the prior consent of other investors. These restrictive provisions and third-party rights would potentially preclude us from achieving full value of the properties because of our inability to obtain the necessary consents to sell or transfer the interests.

Prepayment rates may adversely affect the value of certain of our investments which could negatively impact our ability to make or sustain distributions to our shareholders.

The prepayment rates at which borrowers prepay our investments, where contractually permitted, will be influenced by changes in current interest rates, significant changes in the performance of underlying real estate assets and a variety of economic and other factors beyond our control. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods are likely to be reinvested by us in comparable assets at reduced yields. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. We may invest in loans and other assets secured or supported by transitional real estate assets; significant improvement in the performance of such assets may result in prepayments as other financing alternatives become available to the borrower. In addition, it may take an extended period for us to reinvest any repayments we may receive and any reinvestments we may be able to make may not provide us with similar returns or comparable risks as those of our current investments. We expect to be entitled to fees upon the prepayment of our investments, although we cannot be sure that such fees will adequately compensate us as the functional equivalent of a “make whole” payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. As a result, our income will be reduced, which will have a negative impact on our ability to make or sustain distributions to our shareholders.

A prolonged economic slowdown, a recession or declining real estate values could materially and adversely affect us.

We believe that the risks associated with our investments will be more severe during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Consequently, our investment strategy may be adversely affected by prolonged economic downturns or recessions. Borrowers may also be less able to pay principal and interest on our loans if the value of their real estate declines. Further, declining real estate values significantly increase the likelihood that we will incur losses on our investments and on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to originate or acquire loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make or sustain distributions to our shareholders.

Loans and other real estate related investments we will originate and acquire are subject to the ability of the property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

Loans and other real estate related investments that we will originate or acquire are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Similarly, when we are the borrower, a decrease in net operating income may impair our ability to pay our loans on properties that we own. Net operating income of an income producing property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;
•	success of tenant businesses;
•	property management decisions, including with respect to capital improvements, particularly in older building structures;
•	property location, condition and design;
•	competition from comparable properties;
•	changes in national, regional or local economic conditions and/or specific industry segments;
•	declines in regional or local real estate values;
•	declines in regional or local rental or occupancy rates;

•	changes in interest rates, and in the state of the debt and equity capital markets, including diminished availability or lack of debt financing for CRE;
•	changes in real estate tax rates, tax credits and other operating expenses;
•	costs of remediation and liabilities associated with environmental conditions;
•	the potential for uninsured or underinsured property losses;
•	changes in laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and
•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under any loan or other debt-related investment held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral (net of our costs to enforce our rights with respect to that collateral) and the principal and accrued interest of the loan or investment, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under applicable law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The investments we will originate and acquire will expose us to risks associated with real estate investments generally.

In addition to the other risks discussed herein, the real property loans and other real estate-related investments we will originate and acquire expose us to risks associated with real estate investment, generally, including:

• economic and market fluctuations;

• political instability or changes;

• changes in environmental, zoning and other laws;

• casualty or condemnation losses;

• regulatory limitations on rents;

• decreases in property values;

• changes in the appeal of properties to tenants;

• changes in supply and demand for real estate properties and debt resulting from the recent growth in real estate debt funds or otherwise;

• changes in valuation of collateral underlying real properties and real estate loans, resulting from inherently subjective and uncertain valuations;

• energy supply shortages;

• various uninsured or uninsurable risks;

• natural disasters;

• changes in government regulations, such as rent control;

• changes in the availability of debt financing and/or mortgage funds, which may render the sale or refinancing of properties difficult or impracticable;

• increases in mortgage defaults;

• increases in borrowing rates; and

• negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the United States or global economies or in the real estate debt markets could have a material adverse effect on us.

We intend to continue to hold a portion of the Fund’s assets in securities, including equities, structured products, including but not limited to, mortgage-backed and other asset-backed securities and collateralized debt obligations; other investment companies and REITs.

The market prices of equity securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, fundamental changes to the business, financial leverage, non-compliance with regulatory requirements and reduced demand for the issuer’s goods or services. The values of equity securities also may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. Certain equity securities may decline in value even during periods when the prices of equity securities in general are rising, or may not perform as well as the market in general. In addition to these risks, preferred stock and convertible securities are also subject to the risk that issuers will not make payments on securities held by the Fund, which could result in losses to the Fund. The credit quality of preferred stock and convertible securities held by a Fund may be lowered if an issuer’s financial condition changes, leading to greater volatility in the price of the security. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. The market value of convertible securities also tends to fall when prevailing interest rates rise.

The Fund may also invest in collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other collateralized debt obligations (“CDOs”), which are debt instruments backed solely by a pool of other debt securities. The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities (which would have the risks described elsewhere in this document for that type of security) and the class of the CBO, CLO or other CDO in which the Fund invests. Some CBOs, CLOs and other CDOs have credit ratings, but are typically issued in various classes with various priorities. Normally, CBOs, CLOs and other CDOs are privately offered and sold (that is, not registered under the securities laws) and may be characterized by the Fund as illiquid securities, but an active dealer market may exist for CBOs, CLOs and other CDOs that qualify for Rule 144A transactions. In addition to the normal interest rate, default and other risks of fixed income securities discussed elsewhere in this document, CBOs, CLOs and other CDOs carry additional risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes, volatility in values, and the complex structure of the security may not be fully understood at the time of investment and produce disputes with the issuer or unexpected investment results.

The Fund may also invest in these categories of obligations and securities through the use of derivatives.

The Fund is not limited in the amount it may invest in derivatives, and it may use derivatives to hedge various investments for risk management and for speculative purposes. Derivatives risk is a combination of several risks, including the risks that: (1) an investment in a derivative instrument may not correlate well with the performance of the securities or asset class to which the Fund seeks exposure, (2) derivative contracts, including options, may expire worthless and the use of derivatives may result in losses to the Fund, (3) a derivative instrument entailing leverage may result in a loss greater than the principal amount invested, (4) derivatives not traded on an exchange may be subject to credit risk, for example, if the counterparty does not meet its obligations; and (5) derivatives not traded on an exchange may be subject to liquidity risk and the related risk that the instrument is difficult or impossible to value accurately. As a general matter, when the Fund establishes certain derivative instrument positions, such as certain futures, options and forward contract positions, it will segregate liquid assets (such as cash, U.S. Treasury bonds or commercial paper) equivalent to the Fund’s outstanding obligations under the contract or in connection with the position. In addition, changes in laws or regulations may make the use of derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives.

REIT distribution requirements and limitations on our ability to access reasonably priced capital may adversely impact our ability to carry out our business plan.

To maintain our qualification for taxation as a REIT under the IRC, we are required to satisfy distribution requirements imposed by the IRC. See the discussion below under “Risks Related to Our Taxation—REIT distribution requirements could adversely affect us and our shareholders.” Accordingly, we may not be able to retain sufficient cash to fund our operations, repay our debts or make investments. Our business strategies therefore depend, in part, upon our ability to raise additional capital at reasonable costs. The volatility in the availability of capital to businesses on a global basis in most debt and equity markets generally may limit our ability to raise reasonably priced capital. We may also be unable to raise reasonably priced capital because of reasons related to our business, market perceptions of our prospects, the terms of our indebtedness, the extent of our leverage or for reasons beyond our control, such as market conditions. Because the earnings we are permitted to retain are limited by the rules governing REIT qualification and taxation, if we are unable to raise reasonably priced capital, we may not be able to carry out our business plan.

Investments in non-conforming loans involve increased risk of loss.

Certain of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or, if rated, would be rated as non-investment grade by the rating agencies. The non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may negatively impact our ability to make or sustain distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated assets or non-investment grade rated assets we may hold in our investment portfolio.

Any credit ratings that may be assigned to our investments will be subject to possible revisions, and we cannot be sure that those ratings will not be downgraded.

Some of our investments may be rated by credit rating agencies. Any credit ratings on our investments will be subject to ongoing evaluation by credit rating agencies, and we cannot be sure that any such ratings will not be changed or withdrawn by a rating agency after they are issued. If a rating agency assigns a lower than expected rating or reduces or withdraws, or indicates that it may reduce or withdraw, its rating of any of our investments, the value of those investments could significantly decline, which could result in losses if we determine to sell these investments or the failure of the affected borrowers to refinance or otherwise satisfy their debt service obligations.

Risks of cost overruns and failure to complete renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, we, as borrower, or the borrowers as to loans we make, may experience a prolonged reduction of net operating income and may not be able to make payments on loans on a timely basis or at all, which may result in significant losses to us.

Risks of cost overruns and failure to complete renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which may result in significant losses to us.

Investments in non-conforming loans involve increased risk of loss.

We expect that many of our loans and investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or, if rated, would be rated as non-investment grade by the rating agencies. The non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may negatively impact our ability to make or sustain distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated assets or non-investment grade rated assets we may hold in our investment portfolio.

Any credit ratings that may be assigned to our investments will be subject to possible revisions, and we cannot be sure that those ratings will not be downgraded.

We expect that some of our investments may be rated by credit rating agencies. Any credit ratings on our investments will be subject to ongoing evaluation by credit rating agencies, and we cannot be sure that any such ratings will not be changed or withdrawn by a rating agency after they are issued. If a rating agency assigns a lower than expected rating or reduces or withdraws, or indicates that it may reduce or withdraw, its rating of any of our investments, the value of those investments could significantly decline, which could result in losses if we determine to sell these investments or the failure of the affected borrowers to refinance or otherwise satisfy their debt service obligations to B-Notes are subordinated and have individually negotiated terms, which may result in losses to us.

We may originate or acquire B-Notes. A B-Note is a mortgage loan typically (a) secured by a first mortgage on a single commercial property or group of related properties and (b) subordinated to an A-Note secured by the same first mortgage on the same collateral. The rights associated with the B-Note are subordinate to the rights associated with the A-Note. If the borrower whose mortgage is divided into an A-Note and a B-Note defaults, there may not be sufficient value in the collateral property remaining for B-Note holders after payment to the A-Note holders. Because each transaction is individually negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default vary from transaction to transaction. Losses we suffer investing in B-Notes could be material.

Subordinated and mezzanine loans involve greater risks of loss than first mortgage whole loans.

We may originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property. Subordinated loans have less priority and rights than senior or first mortgages. Mezzanine loans secured by a pledge of ownership interests in an entity are by their nature structurally subordinated to financings that are secured directly by the collateral property. Subordinated and mezzanine loans involve a higher degree of risk than first mortgage whole loans because they rank behind senior loans and may become unsecured as a result of foreclosure by senior lenders. In the event of a bankruptcy of an entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If borrowers default on our subordinated loans, mezzanine loans or debt senior to our loans, or in the event of borrowers’ bankruptcies, our subordinated loans and mezzanine loans will be satisfied only after the senior debts, and we may not recover some or all of our subordinated loans and mezzanine investments. In addition, subordinated loans and mezzanine loans may have higher LTV ratios than other real estate mortgage loans, resulting in less equity in the collateral properties and increasing the risk of loss of principal. Losses we suffer with respect to our subordinated loans and mezzanine loans could be material.

Any distressed investments we originate or acquire, or investments that later become distressed, may subject us to losses and other significant risks.

While our investments will focus primarily on “performing” real estate loans, our investments may include distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed bank loans or debt securities) or may involve investments that become “sub-performing” or “non-performing” after we originate or acquire them. From time to time, our investments may be secured by properties that are encumbered by large amounts of debt relative to their values and cash flows and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers are more likely to go into default than loans or securities of other borrowers. Investment in the loans secured by highly leveraged properties and loans to operationally troubled borrowers involves a high degree of credit risk.

In certain circumstances (e.g., in connection with a workout, restructuring or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend on our ability to effectuate loan modifications or restructure and improve the operations of our borrowers. Implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. We cannot be sure that we will be able to implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time. Distressed loans may become subject to bankruptcy or other similar legal proceedings. In such proceedings, there is a possibility that we may incur substantial costs and total losses on our investments and, in certain circumstances, become subject to liabilities that may exceed the value of our original investments. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims legally subordinated or disallowed or may be found liable for damages suffered by the debtor and its related parties as a result of such actions. Bankruptcy and similar laws may delay our ability to realize on collateral for our loans, may adversely affect the economic terms and priority of our loans through legal doctrines such as equitable subordination or may result in a restructuring of our loans through principles such as the “cramdown” provisions of the bankruptcy laws. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept terms different than our original loan terms, including payment over an extended period of time. In addition, in certain circumstances, payments we have received may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws.

We may not have control over certain of our investments.

Our ability to manage our investments may be limited by the form in which they are made. In certain situations, we may:

• acquire or retain investments subject to rights of senior classes and servicers under intercreditor or servicing agreements;

• acquire or retain only a minority and/or a non-controlling participation in an underlying investment;

• pledge our investments as collateral for financing arrangements;

• co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

• rely on independent third-party management or servicing with respect to the management of a particular investment.

We may not be able to exercise control over all aspects of our investments. For example, our rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have economic or business interests or goals that are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, in certain circumstances we may be liable for the actions of our partners or co-venturers.

Changes in market interest rates may significantly reduce our revenues or impede our growth.

Since the most recent U.S. recession, the Board of Governors of the U.S. Federal Reserve System (the “U.S. Federal Reserve”) has taken actions which have resulted in low interest rates prevailing in the marketplace for a historically long period of time. The U.S. Federal Reserve steadily increased the targeted federal funds rate over the last several years, but recently took action to decrease its federal funds rate and may continue to make adjustments in the near future. If market interest rates increase, those increases may materially and negatively affect us in several ways, including:

•	Increases in interest rates will make our borrowing to acquire property more costly and increase the risk that operating income from our properties will not cover our borrowing costs.

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When interest rates increase, our interest costs will increase, which could adversely affect our cash flows, our ability to pay principal and interest on our debt, our cost of refinancing our fixed rate debts when they become due and our ability to make or sustain distributions to our shareholders. Additionally, if we choose to hedge our interest rate risk, we cannot be sure that the hedge will be effective or that our hedging counterparty will meet its obligations to us.

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Changes in interest rates may affect our net interest income from our investments, which is the difference between the interest income we earn on our interest earning investments and the interest expense we incur in financing our investments.

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Changes in interest rates may affect our ability to make investments as well as borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on any fixed rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our investments, net of credit losses and our financing costs. Even when our investments and borrowings are match funded, the income from our investments may respond more slowly to interest rate fluctuations than the cost of our borrowings.

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Investors may consider whether to buy or sell our common shares based upon the then distribution rate on our common shares relative to the then prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate than we are able to pay, which may increase our cost of capital, or they may sell our common shares, if any, and seek alternative investments that offer higher distribution rates. Sales of our common shares may cause a decline in the value of our common shares.

We may be subject to lender liability claims and, if we are held liable under such claims, we could be subject to losses.

A number of judicial decisions have recognized the rights of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot be sure that such claims will not arise or that we will not be subject to significant liability and losses if claims of this type arise.

If the loans that we acquire do not comply with applicable laws, we may be subject to material penalties.

Loans that we acquire may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, the Americans with Disabilities Act and local zoning laws. If we or the Adviser fail to comply with such laws in relation to a loan that we have originated or acquired, legal penalties may be imposed, which could materially and adversely affect us. Jurisdictions with “one action,” “security first” and/or “antideficiency rules” may limit our ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on us and our operations.

A prolonged economic slowdown, a recession or declining real estate values could materially and adversely affect us.

We believe that the risks associated with our investments will be more severe during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Consequently, our investment strategy may be adversely affected by prolonged economic downturns or recessions where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of their real estate declines. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to originate or acquire loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make or sustain distributions to our shareholders.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate is inherently subjective due to, among other factors, the individual nature of each property, its location, its expected future rental revenues and the valuation methodology adopted. The valuations of our real estate assets may not be precise and may be based on assumptions and methodologies that are inaccurate. Our valuations of our collateral properties may be wrong and we may incur losses. After receipt of the Deregistration Order, the Fund will value its investments using fair value measurements, in accordance with GAAP accounting principles. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy):

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access.
•

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals.

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Level 3 inputs are the unobservable inputs for the asset or liability, which are typically based on an entity’s own assumption, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on input from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Fund will utilize independent third parties to perform the allocation of value analysis for each property acquisition and to perform the market valuations on its derivative financial instruments and has established policies, as described above, processes and procedures intended to ensure that the valuation methodologies for investments and derivative financial instruments are fair and consistent as of the measurement date.

We are subject to losses that are either uninsurable, not economically insurable or that are in excess of our insurance coverage.

There are certain types of losses (including, but not limited to, losses arising from environmental conditions, earthquakes, tornados and hurricanes, acts of war or certain kinds of terrorist attacks) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in our belief, economically impractical to maintain such coverage. We carry commercial general liability insurance, property insurance and terrorism insurance with respect to our communities with limits and on terms we consider commercially reasonable. If an uninsured loss or liability were to occur, whether because of a lack of insurance coverage or a loss in excess of insured limits, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could materially and adversely affect our business and our financial condition and results of operations.

Our environmental assessments may not identify all potential environmental liabilities and our remediation actions may be insufficient.

Properties being considered for potential acquisition by us are subjected to at least a Phase I or similar environmental assessment prior to closing, which generally does not involve invasive techniques such as soil or ground water sampling. A Phase II assessment is conducted if recommended in the Phase I report. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. However, such environmental assessments may not identify all potential environmental liabilities. Moreover, we may in the future discover adverse environmental conditions at our communities, including at communities we acquire in the future, which may have a material adverse effect on our business, assets, financial condition or results of operations. In connection with our ownership, operation and selective development of communities, from time to time we undertake substantial remedial action in response to the presence of subsurface or other contaminants, including contaminants in soil, groundwater and soil vapor beneath or affecting our buildings. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination, or if remediation costs exceed estimates. We can provide no assurance, however, that all necessary remediation actions have been or will be undertaken at our communities or that we will be indemnified, in full or at all, in the event that environmental liability arises.

Compliance with various laws and regulations, including accessibility, building and health and safety laws and regulations, may be costly, may adversely affect our operations or expose us to liability.

In addition to compliance with environmental regulations, we must comply with various laws and regulations such as accessibility, building, zoning, landlord/tenant and health and safety laws and regulations, including, but not limited to, the ADA and the FHA. Some of those laws and regulations may conflict with one another or be subject to limited judicial or regulatory interpretations. Under those laws and regulations, we may be liable for, among other things, the costs of bringing our properties into compliance with the statutory and regulatory requirements. Noncompliance with certain of these laws and regulations may result in liability without regard to fault and the imposition of fines and could give rise to actions brought against us by governmental entities and/or third parties who claim to be or have been damaged as a consequence of an apartment not being in compliance with the subject laws and regulations. As part of our due diligence procedures in connection with the acquisition of a property, we typically conduct an investigation of the property’s compliance with known laws and regulatory requirements with which we must comply once we acquire a property, including a review of compliance with the ADA and local zoning regulations. Our investigations and these assessments may not have revealed, and may not with respect to future acquisitions reveal, all potential noncompliance issues or related liabilities and we can provide no assurance that our development properties have been, or that our future development projects will be, designed and built in accordance with all applicable legal requirements.

The phase out or transitioning of LIBOR may negatively impact our business, financial results and cash flows.

LIBOR is currently expected to be phased out in 2021. At this time, no consensus exists as to what rate or rates will become accepted alternatives to LIBOR, although the U.S. Federal Reserve, in connection with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”). Given the inherent differences between LIBOR and SOFR, or any other alternative benchmark rate that may be established, there are many uncertainties regarding a transition from LIBOR, including but not limited, to the need to amend all contracts with LIBOR as the referenced rate and how this will impact the cost of variable rate debt and certain derivative financial instruments. In addition, SOFR or other replacement rates may fail to gain market acceptance. Any failure of SOFR or alternative reference rates to gain market acceptance could adversely affect the return on, value of and market for securities linked to such rates.

With respect to our LIBOR-based debt financing arrangements, if LIBOR is not able to be determined we currently expect that the determination of interest would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. Despite our current expectations, we cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under our agreements would approximate the current calculation in accordance with LIBOR. We do not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest does not, or if we cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, we may incur additional costs, our investment income, net of interest expense, may decline, we may lose investment opportunities or make unsuccessful investments due to not being able to accurately price our proposed investments and our cash flows may be negatively impacted.

Investments in commercial mortgage-backed securities (“CMBS”) and other structured finance investments pose additional risks, including the sensitivity of such investments to economic downturns, the illiquidity of such investments, the risk that the servicer or manager may take actions that could adversely affect our interests and the possibility that the CMBS market will be significantly affected by current or future regulation.

We generally do not expect to make investments in senior CMBS classes, but we may invest in CMBS and similar structured finance investments which are subordinated classes of securities in a structure of securities secured by a pool of mortgages or loans. Such subordinated securities are the first, or among the first, to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. There is generally only a nominal amount of equity or other debt securities junior to such positions, if any, issued in such structures. The values of such subordinated interests tend to be much more sensitive to adverse economic downturns and underlying borrower developments than more senior securities. A projection of an economic downturn, for example, could cause a decline in the price of lower status CMBS or other similar securities because the ability of borrowers to make principal and interest payments on the mortgages or loans underlying such securities may be expected to become impaired.

Subordinate CMBS classes are generally not actively traded and are relatively illiquid investments, and volatility in the trading markets for those investments may cause their value to decline materially and quickly. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CMBS and similar structured finance investments in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management of classes of existing series of CMBS or similar structured finance investments that we acquire. With respect to the management and servicing of these loans, the related special servicers or collateral managers may take actions that could adversely affect our interests.

Risks Related to Our Organization and Structure

The Board may revoke our REIT election at any time.

The Board may revoke or otherwise terminate our REIT election without the approval of shareholders if it determines that it is no longer in the Fund’s best interests to continue to qualify for taxation as a REIT. If we cease to qualify for taxation as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our net taxable income to shareholders, which may have adverse consequences on the total return and/or distributions made to our shareholders. See “Risks Related to Our Conversion to a REIT—Our failure to qualify for taxation as a REIT would cause our common shares to be delisted from the NYSE,” “Risks Related to Our Taxation” and Appendix C.

We may sell our common shares at a price below net asset value without shareholder approval.

Section 23(b) of the 1940 Act generally prohibits closed-end investment companies from selling their common shares at a price below current NAV. After issuance of the Deregistration Order, we may offer our common shares at below net asset value without shareholder approval.

Our intention to remain exempt from registration under the 1940 Act will impose limits on our operations.

After we obtain the Deregistration Order, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities and may qualify for exclusion under Section 3(c)(5)(C), as discussed in further detail below.

We may conduct our business, in whole or in part, through wholly or majority owned subsidiaries. Under Section 3(a)(1)(C) of the 1940 Act, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through subsidiaries. In addition, the assets we may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our business.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of such subsidiaries fails to maintain an exception or exemption from the 1940 Act, we could, among other things, be required to either (a) substantially change the manner in which we conduct our operations to avoid being required to re-register as an investment company or (b) re-register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our common shares. If we or any of our subsidiaries were required to re-register as an investment company under the 1940 Act, the registered entity would once again become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our diversified REIT operations.

We and certain subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our or our applicable subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries’ portfolios must be comprised of qualifying real estate assets and real estate related assets under the 1940 Act. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C) of the 1940 Act, we expect to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate related assets. However, the SEC’s guidance is more than 25 years old and was issued in accordance with factual situations that may be different from ours. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exemption from registration under the 1940 Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the 1940 Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments, and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset.

We or certain of our subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the 1940 Act. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) of the 1940 Act and any guidance published by the staff may require us to adjust our strategy accordingly. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries’ registration under the 1940 Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of “investment company,” under the 1940 Act.

We will determine whether an entity is one of our majority owned subsidiaries. The 1940 Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We will treat companies in which we own a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test described above. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to re-register as an investment company, (b) sell our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) re-register as an investment company, any of which could negatively affect the value of our common shares, the sustainability of our business, and our ability to make distributions, which could have an adverse effect on our business and the market price for our common shares.

Rapid and steep declines in the values of our qualifying real estate or real estate related investments may make it more difficult for us to maintain our qualification for taxation as a REIT or exemption from the 1940 Act.

If the market value or income potential of our qualifying real estate or real estate related investments declines as a result of increased interest rates or other factors, we may need to increase our qualifying real estate or real estate related investments and income and/or liquidate our nonqualifying assets in order to maintain our qualification for taxation as a REIT or our exemption from registration under the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any nonqualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations, and those decisions may cause us to experience losses and reduce the market trading price of our common shares.

Risks Related to Financing

We may incur significant debt, and we anticipate that, following our receipt of the Deregistration Order, our amended organizational documents will contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through repurchase or credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances or otherwise. The amount of leverage we may use will vary depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders’ and our estimate of the stability of our investment portfolio’s cash flow. We anticipate that, following our receipt of the Deregistration Order, our amended organizational documents will contain no limit on the amount of debt we may incur, and we would be able to significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

• our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments;

• our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

• we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

• we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

We may be unable to access capital.

Our access to capital depends upon a number of factors, some of which we have little or no control over, including:

• general economic, market or industry conditions;

• the market’s view of the quality of our assets;

• the market’s perception of our growth potential;

• our current and potential future earnings and distributions to our shareholders; and

• the value of our securities.

If regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. This could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

In order to grow our business, we may have to rely on additional equity issuances, which may be dilutive to our shareholders, or on debt financings which may require us to use a large portion of our cash flow from operations to fund our debt service obligations, thereby reducing funds available for our operations, future business opportunities, distributions to our shareholders or other purposes. We cannot be sure that we will have access to such debt or equity capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities or dispose of assets at an inopportune time or price, which could negatively affect our financial condition, results of operations and ability to make or sustain our distributions to our shareholders.

If the market value of our common shares declines, our cost of equity capital will increase, and we may not be able to raise equity capital by issuing additional equity securities.

The duration of our debt leverage and our investments may not match.

We generally intend to structure our debt leverage so that we minimize the difference between the term of our investments and the term of the leverage we use to finance them; however, we may not succeed in doing so. In the event that our leverage is for a shorter term than our investments, we may not be able to extend or find appropriate replacement leverage, which could require us to sell certain investments before we otherwise might. In the event that our leverage is for a longer term than our investments, we may not be able to replace our investments as they mature with new investments or at all, which could negatively impact our earnings.

We intend to structure our leverage so that we minimize the difference between the index of our investments and the index of our debt leverage, by financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such a floating rate or fixed rate product is not available to us on reasonable terms, we may use hedging instruments to create such a match. Our attempts to mitigate the risk of a mismatch with the duration or index of our investments and leverage will be subject to factors outside of our control, such as the availability to us of favorable financing and hedging options, and we may not be successful.

The risks of duration mismatches are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges; use of these asset management practices would effectively extend the duration of our investments, while our liabilities may have set maturity dates.

Lenders may require us to enter into restrictive covenants that adversely impact our operations.

When we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that impact our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating and investment strategies. For example, our lenders may restrict, among other things, our ability to repurchase our shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, use leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens or enter into transactions with affiliates. These covenants and restrictions may make it difficult for us to satisfy the qualification requirements necessary to maintain our qualification for taxation as a REIT under the IRC.

Any repurchase agreements or bank credit facilities that we may enter will likely require us to provide additional collateral or pay down debt.

We expect that that we may utilize repurchase agreements, bank credit facilities (including term loans and revolving facilities) or other repurchase facilities we may enter to finance some of our investments. Such financing arrangements would involve the risk that the value of the loans sold by us or pledged to the provider of the repurchase agreement or bank credit facility may decline, and, in such circumstances, likely would require us to provide additional collateral or to repay all or a portion of the funds advanced. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet our lender’s requirements, the lender might accelerate our indebtedness, increase the interest rate on advanced funds or terminate our ability to borrow additional funds, which could materially and adversely affect our financial condition and ability to implement our investment strategy. The providers of repurchase agreement financing and bank credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain such financing arrangements on favorable terms, or at all.

Any default in a repurchase agreement will likely cause us to experience a loss.

If any counterparty to a repurchase transaction or the counterparty to any repurchase financing arrangement we may enter defaults on its obligation to resell the underlying asset back to us at the end of the transaction term, or if the value of the underlying asset has declined as of the end of that term, or if we default on our obligations under such repurchase agreement, we will likely incur a loss on such repurchase transactions.

Risks Related to Our Relationship with the Adviser and its Affiliates

We are dependent on the Adviser, its affiliates and their personnel. We may be unable to find suitable replacements if our management agreement is terminated.

NexPoint Advisors, L.P., which serves as the investment adviser of the Fund, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended and is an affiliate of Highland Capital Management, L.P. (“HCMLP”). Under the general supervision of the Board, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, and determine which securities should be purchased, sold or exchanged. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser, through a Shared Services Agreement with HCMLP (discussed below), will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund.

The Adviser has been historically affiliated through common control with HCMLP, an SEC-registered investment adviser. On October 16, 2019, HCMLP filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. The case was subsequently transferred to the United States Bankruptcy Court for the Northern District of Texas. On January 9, 2020, the bankruptcy court approved a change of control of HCMLP, which involved the resignation of James Dondero as the sole director of, and the appointment of an independent board to, HCMLP’s general partner. Mr. Dondero will, however, remain as an employee of HCMLP and as portfolio manager for all funds and vehicles for which he currently holds such titles. Nevertheless, given Mr. Dondero’s historic role with HCMLP and his continued ownership interest and roles with respect to the investment platform as a whole, as well as the shared services agreements between HCMLP and our Adviser, we still treat HCMLP and its affiliates as our affiliates for purposes hereof. Effective March 30, 2020, Mr. Dondero no longer reports beneficial ownership of shares held by HCMLP or its advised accounts. NexPoint is not a party to HCMLP’s bankruptcy filing.

Pursuant to the Shared Services Agreement with HCMLP, the Adviser may utilize employees from HCMLP in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance and legal. We do not expect HCMLP’s bankruptcy filings to impact its provision of services to NexPoint Advisors at this time.

The Adviser has broad discretion in operating our day-to-day business.

The Adviser is authorized to follow broad operating and investment guidelines and, therefore, has broad discretion in implementing our business plan and day-to-day activities. Our Board of Trustees periodically reviews our operating and investment guidelines and our operating activities, investments and financing arrangements, but it does not review or approve each decision made by the Adviser on our behalf. In addition, in conducting periodic reviews, our Board of Trustees relies primarily on information provided to it by the Adviser. The Adviser may exercise its discretion in a manner that results in investment returns that are substantially below expectations or that result in losses.

Substantial Conflicts of Interest. The Adviser and/or its general partner, limited partners, officers, affiliates and employees provide investment advice to other parties and manage other accounts and private investment vehicles similar to the Fund. For the purposes of this section, the term “NexPoint” shall include the Adviser and its affiliated investment advisors, including HCMLP. In connection with such other investment management activities, the Adviser and/or its general partner, limited partners, officers, affiliates and employees may decide to invest the funds of one or more other accounts or recommend the investment of funds by other parties, rather than the Fund’s monies, in a particular security or strategy. In addition, the Adviser and such other persons will determine the allocation of funds from the Fund and such other accounts to investment strategies and techniques on whatever basis they consider appropriate or desirable in their sole and absolute discretion.

NexPoint has built a professional working environment, a firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. NexPoint has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, NexPoint furnishes advisory services to numerous clients in addition to the Fund, and NexPoint may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts that have performance or higher fees paid to NexPoint or in which portfolio managers have a personal interest in the receipt of such fees) that may be the same as or different from those made to the Fund. In addition, NexPoint, its affiliates and any of their partners, directors, officers, stockholders or employees may or may not have an interest in the securities whose purchase and sale the Adviser recommends to the Fund. Actions with respect to securities of the same kind may be the same as or different from the action that the Adviser, or any of its affiliates, or any of their partners, directors, officers, stockholders or employees or any member of their families may take with respect to the same securities. Moreover, the Adviser may refrain from rendering any advice or services concerning securities of companies of which any of the Adviser’s (or its affiliates’) partners, directors, officers or employees are directors or officers, or companies as to which the Adviser or any of its affiliates or partners, directors, officers and employees of any of them has any substantial economic interest or possesses material non-public information. In addition to its various policies and procedures designed to address these issues, NexPoint includes disclosure regarding these matters to its clients in both its Form ADV and investment advisory agreements.

The Adviser, its affiliates or their partners, directors, officers or employees similarly serve or may serve other entities that operate in the same or related lines of business, including accounts managed by an investment adviser affiliated with the Adviser. Accordingly, these individuals may have obligations to investors in those entities or funds or to other clients, the fulfillment of which might not be in the best interests of the Fund. As a result, the Adviser will face conflicts in the allocation of investment opportunities to the Fund and other funds and clients. In order to enable such affiliates to fulfill their fiduciary duties to each of the clients for which they have responsibility, the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, pursuant to policies and procedures adopted by the Adviser and its advisory affiliates that are designed to manage potential conflicts of interest, which may, subject to applicable regulatory constraints, involve pro rata co-investment by the Funds and such other clients or may involve a rotation of opportunities among the Funds and such other clients. The Fund will only make investments in which the Adviser or an affiliate hold an interest to the extent permitted under the 1940 Act and SEC staff interpretations or pursuant to the terms and conditions of the exemptive order received by the Adviser and certain funds affiliated with the Fund, dated April 19, 2016. For example, exemptive relief is not required for the Fund to invest in syndicated deals and secondary loan market transactions in which the Adviser or an affiliate has an interest where price is the only negotiated point. The order applies to all “Investment Companies,” which includes future closed-end investment companies registered under the 1940 Act that are managed by the Adviser, which includes the Fund. The Fund, therefore, may in the future invest in accordance with the terms and conditions of the exemptive order. To mitigate any actual or perceived conflicts of interest, allocation of limited offering securities (such as IPOs and registered secondary offerings) to principal accounts that do not include third- party investors may only be made after all other client account orders for the security have been filled. However, there can be no assurance that such policies and procedures will in every case ensure fair and equitable allocations of investment opportunities, particularly when considered in hindsight.

Conflicts may arise in cases when clients and/or the Adviser and other affiliated entities invest in different parts of an issuer’s capital structure, including circumstances in which one or more clients own private securities or obligations of an issuer and other clients may own public securities of the same issuer. In addition, one or more clients may invest in securities, or other financial instruments, of an issuer that are senior or junior to securities, or financial instruments, of the same issuer that are held by or acquired for, one or more other clients. For example, if such issuer encounters financial problems, decisions related to such securities (such as over the terms of any workout or proposed waivers and amendments to debt covenants) may raise conflicts of interests. In such a distressed situation, a client holding debt securities of the issuer may be better served by a liquidation of the issuer in which it may be paid in full, whereas a client holding equity securities of the issuer might prefer a reorganization that holds the potential to create value for the equity holders. In the event of conflicting interests within an issuer’s capital structure, NexPoint will generally pursue the strategy that NexPoint believes best reflects what would be expected to be negotiated in an arm’s length transaction, but in all instances with due consideration being given to NexPoint’s fiduciary duties to each of its accounts (without regard to the nature of the accounts involved or fees received from such accounts). This strategy may be recommended by one or more NexPoint investment professionals. A single person may represent more than one part of an issuer’s capital structure. The recommended course of action will be presented to the Adviser’s conflicts committee for final determination as to how to proceed. NexPoint may elect, but is not required, to assign different teams to make recommendations for different parts of the capital structure as the Adviser’s conflicts committee determines in its discretion. In the event any NexPoint personnel serve on the board of the subject company, they generally recuse themselves from voting on any board matter with respect to a transaction that has an asymmetrical impact on the capital structure. NexPoint personnel board members may still make recommendations to the Adviser’s conflicts committee. If any such persons are also on the Adviser’s conflicts committee, they may recuse themselves from the committee’s determination. A portfolio manager with respect to any applicable NexPoint registered investment company clients (“Retail Accounts”) participates in such discussions, but makes an independent determination as to which course of action he or she determines is in the best interest of the applicable Retail Accounts. NexPoint may use external counsel for guidance and assistance.

The Adviser and its affiliates have both subjective and objective procedures and policies in place designed to manage potential conflicts of interest involving clients so that, for example, investment opportunities are allocated in a fair and equitable manner among the Fund and such other clients. An investment opportunity that is suitable for multiple clients of the Adviser and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that the Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Fund. Not all conflicts of interest can be expected to be resolved in favor of the Fund.

Another type of conflict may arise if one client account buys a security and another client sells or shorts the same security. Currently, such opposing positions are generally not permitted within the same account without prior trade approval by the Adviser’s Chief Compliance Officer. However, a portfolio manager may enter into opposing positions for different clients to the extent each such client has a different investment objective and each such position is consistent with the investment objective of the applicable client. In addition, transactions in investments by one or more affiliated client accounts may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of other client accounts.

Because certain client accounts may have investment objectives, strategies or legal, contractual, tax or other requirements that differ (such as the need to take tax losses, realize profits, raise cash, diversification, etc.), an affiliated advisor may purchase, sell or continue to hold securities for certain client accounts contrary to other recommendations. In addition, an affiliated advisor may be permitted to sell securities or instruments short for certain client accounts and may not be permitted to do so for other affiliated client accounts.

As a result of the Fund’s arrangements with NexPoint, there may be times when NexPoint, the Adviser or their affiliates have interests that differ from those of the Fund’s shareholders, giving rise to a conflict of interest. NexPoint and the Adviser are under common ownership, and the Fund’s officers serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund does, or of investment funds managed by the Adviser or its affiliates. Similarly, the Adviser or its affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Fund or its shareholders. For example, the Fund’s officers have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by the Adviser and its affiliates. The Fund’s investment objective may overlap, in part or in whole, with the investment objective of such affiliated investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among the Fund and other investment funds or accounts advised by or affiliated with the Adviser. The Adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. However, the Fund can offer no assurance that such opportunities will be allocated to it fairly or equitably in the short-term or over time.

In addition, it is anticipated that a significant portion of the Fund’s assets will be represented by REITs, asset-backed securities and/or collateralized loan obligations sponsored, organized and/or managed by NexPoint and its affiliates. The Adviser will monitor for conflicts of interest in accordance with its fiduciary duties and will provide the independent trustees of the Fund with an opportunity to periodically review the Fund’s investments in such REITs, asset-backed securities and/or CLOs and assure themselves that continued investment in such securities remains in the best interests of the Fund and its shareholders. The Adviser may effect client cross-transactions where it causes a transaction to be effected between the Fund and another client advised by the Adviser or any of its affiliates. The Adviser may engage in a client cross-transaction involving the Fund any time that the Adviser believes such transaction to be fair to the Fund and the other client of the Adviser or its affiliates.

The Adviser may direct the Fund to acquire or dispose of investments in cross trades between the Fund and other clients of the Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, to the extent permitted by the 1940 Act and SEC staff interpretations, the Fund may make and/or hold an investment, including an investment in securities, in which the Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by the Fund may enhance the profitability of the Adviser’s own investments in such companies.

Conflicts of interest as a result of our management structure and relationships may provoke dissident shareholder activities that result in significant costs.

Companies with business dealings with related persons and entities may more often be the target of dissident trustee nominations, dissident shareholder proposals and shareholder litigation alleging conflicts of interest in their business dealings. Our relationships with the Adviser and its affiliates, including HCMLP, may precipitate such activities. These activities, if instituted against us, could result in substantial costs and a diversion of our management’s attention, even if such actions are without merit.

Our management agreement’s fee and expense structure may not create proper incentives for the Adviser, which may increase the risk of an investment in our common shares.

Upon the effectiveness of the new management agreement, we expect to pay the Adviser base management fees regardless of the performance of our portfolio. The Adviser’s entitlement to a base management fee that is not based upon our performance or results might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for us. Because the base management fees will also be based in part on our outstanding equity, the Adviser may be incentivized to advance strategies that increase our equity. Our increasing our equity capital by selling common shares will usually be dilutive to existing shareholders and may not improve returns for our shareholders or the market price of our common shares. In addition, it is expected that we will be required to pay or to reimburse the Adviser for all costs and expenses of its operations (other than the costs of the Adviser’s employees who provide services to us), including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under our management agreement to be borne by the Adviser. We expect that some of these overhead, professional and other services will be provided by HCMLP pursuant to a Shared Services Agreement between the Adviser and HCMLP. We expect that our obligation to reimburse the Adviser for certain shared services costs may reduce the Adviser’s incentive to efficiently manage those costs, which may increase our costs.

Our management agreement will be between related parties and may be less favorable to us than if it had been negotiated on an arm’s length basis with an unrelated party.

Our management agreement will be between related parties and its terms, including fees payable to the Adviser, may be less favorable to us than if they had been negotiated on an arm’s length basis between unrelated parties. We anticipate that pursuant to the terms of our management agreement, we will reimburse the Adviser for the fees and other costs it pays to HCMLP. Because of the relationships among us, the Adviser and HCMLP, the terms of our management agreement will not be negotiated on an arm’s length basis, and we can provide no assurance that these terms will be as favorable to us as they would have been if our management agreement was negotiated on an arm’s length basis between unrelated parties.

The Adviser does not guaranty our performance; moreover, we could experience poor performance or losses for which the Adviser would not be liable. The Adviser’s liability is limited under our management agreement, and we will agree to indemnify the Adviser against certain liabilities.

We anticipate that pursuant to our management agreement, the Adviser will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. We could experience poor performance or losses for which the Adviser would not be liable. Under the terms of our management agreement, the Adviser and its affiliates and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries for any acts or omissions related to the provision of services to us under our management agreement, except by reason of acts or omissions that are proved to constitute bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of the Adviser under our management agreement. In addition, under the terms of our management agreement, we agree to indemnify, hold harmless and advance expenses to the Adviser and its affiliates and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’, and experts’ fees and expenses, arising from acts or omissions related to the provision of services to us or the performance of any matter pursuant to an instruction by our Board of Trustees, except to the extent it is proved that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of the Adviser under our management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.

The Adviser may change its processes for identifying, evaluating and managing investments and the personnel performing those functions for us without our or our shareholders’ consent at any time.

The Adviser may change its personnel and processes for identifying, evaluating and managing investments for us without our or our shareholders’ consent at any time. In addition, there can be no assurance that the Adviser will follow its processes. Changes in the Adviser’s personnel and processes may result in fewer investment opportunities for us, inferior diligence and underwriting standards or adversely affect the collection of payments on, and the preservation of our rights with respect to, our investments, any of which may adversely affect our operating results.

The Adviser is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.

The Adviser is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including us. The Adviser could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of the laws or regulations governing investment advisers. Any such liability or sanction could adversely affect the Adviser’s ability to manage our business. The Adviser must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of conflicts of interest. The Adviser has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if the Adviser fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

Risks Related to Our Securities

We may not be able to make or sustain distributions to our shareholders at any time in the future.

As a REIT, we will generally be required to distribute annually to our shareholders at least 90% of our REIT taxable income (which may be different than our income calculated according to with generally accepted accounting principles in the United States (“GAAP”)), determined without regard to the deduction for dividends paid and excluding net capital gains, for us to maintain our qualification for taxation as a REIT under the IRC. Our ability to make or sustain distributions to our shareholders will be adversely affected if any of the risks described below occurs. Further, our making of distributions may be subject to restrictions in future debt obligations we may incur.

The timing and amount of any distributions will be determined at the discretion of our Board of Trustees and will depend on various factors that our Board of Trustees deems relevant, including our financial condition, our results of operations, our liquidity, our capital requirements, our Core Earnings, restrictive covenants in our financial or other contractual arrangements, general economic conditions in the United States, requirements to remain qualified for taxation as a REIT under the IRC and restrictions under the laws of Delaware.

We believe that a change in any one of the following factors could adversely affect our financial condition and results of operations and impair our ability to make or sustain distributions to our shareholders:

• the profitability of the investments we make;

• our ability to obtain debt leverage at a cost less than the returns we realize on our investments made with the proceeds of such debt leverage;

• our ability to make profitable additional investments in the future;

• defaults by our borrowers and decreases in the value of and income from our collateral properties; and

• our operating expenses exceeding the amounts we anticipate we will incur.

We cannot assure that we will be able to make or sustain distributions to our shareholders at any time in the future, that the level of any distributions we do make to our shareholders will achieve a market yield relative to the value of our common shares, or that we will be able to increase or even maintain our distribution level over time.

We may use future debt leverage to pay distributions to our shareholders.

If our earnings are at any time insufficient to fund distributions to our shareholders at the level which may in the future be established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage or from sales of our assets. The use of borrowings or sale proceeds for distributions may dilute our shareholders’ ownership interests in us. In addition, funding distributions to our shareholders from our future borrowings or asset sales may constitute a return of capital to our investors, which would have the effect of reducing our shareholders’ bases in our common shares.

Changes in market conditions could adversely affect the value of our securities.

As with other publicly traded equity securities and REIT securities, the value of our common shares and other securities depends on various market conditions that are subject to change from time to time, including:

• the extent of investor interest in our securities;

• the general reputation of REITs and externally managed companies and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate based companies or by other issuers less sensitive to rises in interest rates;

• our underlying asset value;

• investor confidence in the stock and bond markets, generally;

• market interest rates;

• national economic conditions;

• changes in tax laws;

• changes in our credit ratings; and

• general market conditions.

We believe that one of the factors that investors consider important in deciding whether to buy or sell equity securities of a REIT is the distribution rate, considered as a percentage of the price of the equity securities, relative to market interest rates. Interest rates have been at historically low levels for an extended period of time. There is a general market perception that REIT shares outperform in low interest rate environments and underperform in rising interest rate environments when compared to the broader market.

The U.S. Federal Reserve steadily increased the targeted federal funds rate over the last several years, but recently took action to decrease its federal funds rate and may continue to make adjustments in the near future. If the U.S. Federal Reserve increases interest rates, or if there is a market expectation of such increases, prospective purchasers of REIT equity securities may want to achieve a higher distribution rate. Thus, higher market interest rates, or the expectation of higher interest rates, could cause the value of our securities to decline.

Investing in our common shares involves a high degree of risk.

The investments that we intend to make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options. Certain of our investments may be highly speculative and aggressive, and therefore an investment in our common shares may not be suitable for someone with low risk tolerance.

Further issuances of equity securities may be dilutive to current shareholders.

The interests of our existing shareholders could be diluted if we issue additional equity securities to finance future loan originations or acquisitions or to repay indebtedness. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, which may include secured and unsecured debt, and equity financing, which may include common and preferred shares.

Our future offerings of debt or equity securities that rank senior to our common shares may adversely affect our shareholders.

If we decide in the future to issue debt or equity securities that rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Also, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to our shareholders. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or even estimate the amount, timing or nature of our future capital offerings. Thus our shareholders will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their common shares.

Risks Related to Our Taxation

Qualifying for taxation as a REIT involves highly technical and complex provisions of the IRC.

Qualification for taxation as a REIT involves the application of highly technical and complex IRC provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our qualification for taxation as a REIT. Our qualification for taxation as a REIT will depend on the satisfaction of specified asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Compliance with these requirements must be carefully monitored, which may be challenging depending on the size and complexity of the assets in our portfolio, a meaningful portion of which may not be qualifying REIT assets. There can be no assurance that the Adviser’s personnel responsible for doing so will be able to successfully monitor our compliance or maintain our qualification for taxation as a REIT.

Our failure to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.

We intend to elect and qualify for taxation as a REIT under the IRC and to maintain that qualification thereafter. We intend to seek to qualify as a REIT for tax purposes for the taxable year beginning January 1, 2021; however, this time period is an estimate and may vary depending upon the pace at which we will be able to transition certain of the Fund’s investments into real property or mortgages securing real estate. As a REIT, we generally will not pay federal or most state income taxes as long as we distribute all of our REIT taxable income and meet other qualifications set forth in the IRC. However, actual qualification for taxation as a REIT under the IRC depends on our satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. We expect that by the beginning of the taxable year in which the Deregistration Order becomes effective that we will be organized, and that we will continue to be organized and will operate, in a manner that will allow us to qualify for taxation as a REIT under the IRC, pursuant to our timely election with our first REIT income tax return. However, we cannot be sure that, upon review or audit, the IRS will agree with this conclusion. Furthermore, we cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.

Maintaining our qualification for taxation as a REIT under the IRC will require us to continue to satisfy tests concerning, among other things, the nature of our assets, the sources of our income and the amounts we distribute to our shareholders. In order to meet these requirements, it may be necessary for us to sell or forgo attractive investments.

If we fail to qualify or remain qualified for taxation as a REIT under the IRC, then our ability to raise capital might be adversely affected, we may be subject to material amounts of federal and state income taxes, our cash available for distribution to our shareholders could be reduced, and the market price of our common shares could decline. In addition, if we lose or revoke our qualification for taxation as a REIT under the IRC for a taxable year, we will generally be prevented from requalifying for taxation as a REIT for the next four taxable years. Moreover, we currently own certain assets through subsidiary REITs, and if we were to cause such any subsidiary REIT to liquidate for U.S. federal income tax purposes, or to otherwise transfer assets to us, in a manner that causes us to be a “successor” to such REIT, a failure of such subsidiary REIT to qualify as a REIT (including for past years) could prohibit us from being eligible to elect to be subject to tax as a REIT prior to the fifth year following the year of such failure.

REIT distribution requirements could adversely affect us and our shareholders.

We generally must distribute annually at least 90% of our REIT taxable income, subject to specified adjustments and excluding any net capital gain, in order to maintain our qualification for taxation as a REIT under the IRC. To the extent that we satisfy this distribution requirement, federal corporate income tax will not apply to the earnings that we distribute, but if we distribute less than 100% of our REIT taxable income, then we will be subject to federal corporate income tax on our undistributed taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the IRC. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

We may experience timing and other differences, for example on account of income and expense accrual principles under U.S. federal income tax laws, or on account of repaying outstanding indebtedness, whereby our available cash is less than, or does not otherwise correspond to, our taxable income. In addition, the IRC generally requires that our income be taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would otherwise accrue. As a result, from time to time we may not have sufficient cash to meet our REIT distribution requirements. If we do not have other funds available in these situations, among other things, we may borrow funds on unfavorable terms, sell investments at disadvantageous prices, distribute amounts that would otherwise be invested in future acquisitions, or pay taxable distributions partly in shares in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our shareholders’ equity. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could cause the market price of our common shares to decline.

Complying with the REIT requirements may negatively impact our investment returns or cause us to forgo otherwise attractive opportunities, liquidate assets or contribute assets to a TRS.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As a result of these tests, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, forgo otherwise attractive investment opportunities, liquidate assets in adverse market conditions or contribute assets to a taxable REIT subsidiary (“TRS”) that is subject to regular corporate federal income tax. Thus, compliance with the REIT requirements may hinder our ability to make and retain certain attractive investments.

We may be required to report taxable income from particular investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. Though the discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates, the amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on commercial mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the debt instruments that we might acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to a debt instrument at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

We may in the future choose to pay dividends in our own shares, in which case you may be required to pay income taxes in excess of the cash dividends that you receive.

We may in the future distribute taxable dividends that are payable in part in our shares. Under current guidance, as much as 80% (or, for distributions declared before December 31, 2020, 90%) of such distributions may be payable in shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to these dividends in excess of the cash dividends received. If a shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale. Furthermore, with respect to some non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to these dividends, including in respect of all or a part of the dividend that is payable in our shares. In addition, if a significant number of our shareholders determine to sell our shares in order to pay taxes owed on dividends paid in shares, then that may put downward pressure on the trading price of our shares.

Distributions to shareholders generally will not qualify for reduced tax rates applicable to “qualified dividends.”

Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts and estates, are generally eligible for reduced U.S. federal income tax rates applicable to “qualified dividends.” Distributions paid by REITs generally are not treated as “qualified dividends” under the IRC and the reduced rates applicable to such dividends do not generally apply. For tax years beginning before 2026, REIT dividends paid to noncorporate shareholders are generally taxed at an effective tax rate lower than applicable ordinary income tax rates due to the availability of a deduction under the IRC for specified forms of income from passthrough entities. However, more favorable rates will nevertheless continue to apply to regular corporate “qualified” dividends, which may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price of our common shares.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may be subject to federal, state and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Also, some jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase our income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT under the IRC, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold or dispose of some of our assets and conduct some of our operations through TRSs or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, while we intend that our transactions with our TRSs will be conducted on arm’s length bases, we may be subject to a 100% excise tax on a transaction that the IRS or a court determines was not conducted at arm’s length. Any of these or other taxes would decrease cash available for distribution to our shareholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to remain qualified for taxation as a REIT under the IRC.

We may originate or acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets specified requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test applicable to REITs. We may originate or acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor requirements and the IRS successfully challenges the loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, then we could fail to qualify for taxation as a REIT under the IRC.

We may fail to qualify for taxation as a REIT under the IRC if the IRS successfully challenges the treatment of certain debt instruments as debt for U.S. federal income tax purposes or successfully challenges the treatment of our preferred equity investments as equity for U.S. federal income tax purposes.

There is limited case law or administrative guidance addressing the treatment of certain debt instruments and preferred equity investments as debt or equity for U.S. federal income tax purposes. We expect that debt instruments that we may originate or acquire generally will be treated as debt for U.S. federal income tax purposes, and preferred equity investments that we may make generally will be treated as equity for U.S. federal income tax purposes, but we do not anticipate obtaining private letter rulings from the IRS and may not obtain opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If a debt instrument is treated as equity in a pass-through entity for federal income tax purposes, we will be treated as owning the assets held by the entity that issued the debt instrument and we will be treated as receiving our proportionate share of the income of that entity. If that entity owns nonqualifying assets or earns nonqualifying income, we may not be able to satisfy all of the REIT gross income and asset tests. Alternatively, if the IRS successfully asserts a preferred equity investment is debt for federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and as producing nonqualifying income for the 75% gross income test. In addition, such an investment may be subject to the 10% value test and the 5% asset test, and it is possible that a preferred equity investment that is treated as debt for federal income tax purposes could cause us to fail one or more of the foregoing tests. Accordingly, we could fail to qualify for taxation as a REIT under the IRC if the IRS does not respect our classification of our debt instruments or preferred equity for federal income tax purposes.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify for taxation as a REIT under the IRC.

We may enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we will nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant to those agreements. We believe that we will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS may assert that we did not own the assets during the term of the sale and repurchase agreement, in which case our qualification for taxation as a REIT may be jeopardized.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the IRC substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests that we must satisfy in order to maintain our qualification for taxation as a REIT under the IRC. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of these gross income tests. As a result of these rules, we may limit our use of advantageous hedging techniques or implement some hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in the hedged items than we might otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

If we own assets or conduct operations that generate “excess inclusion income” outside of a TRS, our doing so could adversely affect our shareholders’ taxation and could cause our shares to become ineligible for inclusion in leading market indexes.

Some leading market indexes exclude companies whose dividends to shareholders constitute “unrelated business taxable income” as defined by Section 512 of the IRC (“UBTI”). For purposes of the IRC, shareholder dividends attributable to a REIT’s “excess inclusion income” are treated as UBTI to specified investors, and thus REITs that generate excess inclusion income are generally not eligible for inclusion in these market indexes. Furthermore, REIT dividends attributable to excess inclusion income cause both the REIT and its shareholders to experience a range of disruptive and adverse U.S. federal income tax consequences, including the recognition of UBTI by specified tax-exempt shareholders, the unavailability of treaty benefits to non-U.S. shareholders and the unavailability of net operating losses to offset such income with respect to U.S. taxable shareholders. We do not intend to acquire assets or enter into financing or other arrangements that will produce excess inclusion income for our shareholders. As a result, we may forgo investment or financing opportunities that we would otherwise have considered attractive or implement these arrangements through a TRS, which would increase the cost of these activities because TRSs are subject to U.S. federal income tax. Furthermore, our analysis regarding our investments’ or activities’ potential for generating excess inclusion income could be subject to challenge or we could affirmatively modify our position regarding the generation of excess inclusion income in the future. In either case, our shareholders could suffer adverse tax consequences through the recognition of UBTI or the other adverse consequences that flow from excess inclusion income. Furthermore, in such an event, our shares could become ineligible for inclusion in those market indexes that exclude UBTI-generating stock, which could adversely affect demand for our shares and their market price.

The tax on prohibited transactions will limit our ability to engage in transactions, including some methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions at a gain of property held primarily for sale to customers in the ordinary course of business. If we were to dispose of real estate, loans, or other assets in a manner that was treated as a sale of the loans for U.S. federal income tax purposes (including certain securitizations), those sales could be viewed as sales to customers in the ordinary course of business and to that extent subject to the 100% tax. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in particular sales of assets, or may limit the structures we utilize for our dispositions or securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Legislative or other actions affecting REITs could materially and adversely affect us and our shareholders.

The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified for taxation as a REIT or the tax consequences of such qualification to us and our shareholders.

APPENDIX C: SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations generally applicable to the Business Change Proposal, our intended qualification and taxation as a REIT commencing with the Deregistration Year, and the ownership and disposition of our common shares (“common shares”) following the commencement of the Deregistration Year. For purposes of this Appendix references to the “Fund,” “we,” “our” and “us” generally mean only NexPoint Strategic Opportunities Fund and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the IRC, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in our common shares, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our common shares on behalf of other persons as nominees;

•	persons who receive our common shares as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the mark-to-market method of accounting for their securities;

•	a person who owns 10% or more (by vote or value, directly or constructively under the IRC) of any class of our shares;

•	U.S. expatriates;

•	persons whose functional currency is not the U.S. dollar;

•	a person subject to special tax accounting rules as a result of its use of applicable financial statements (within the meaning of Section 451(b)(3) of the IRC);

•	persons subject to special rules or exemptions under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”)

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common shares as a capital asset, which generally means property held for investment. Further, except as expressly provided otherwise, this summary assumes (i) that the Business Change Proposal will be approved and effected in the manner contemplated in the Proxy Statement, (ii) that we will successfully realign our portfolio and otherwise satisfy all requirements so as to qualify for taxation as a REIT for the Deregistration Year and each taxable year thereafter, and (iii) that we have been organized and have qualified for taxation as a RIC, and that we will remain so qualified until the end of our taxable year preceding the Deregistration Year.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding or disposing of our common shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common shares.

Taxation of the Fund

Our first taxable year as a REIT will be the Deregistration Year, for which we intend to elect to be taxed as a REIT under Sections 856 through 860 of the IRC. The discussion below assumes that we will make that election by timely filing our U.S. federal income tax return as a REIT for that year and that we qualify as a REIT for that year and each subsequent year.

The law firm of [ ] has acted as our tax counsel (“tax counsel”). Following the commencement of the Deregistration Year, we would expect to receive an opinion of tax counsel to the effect that, commencing with the Deregistration Year, we have been organized in conformity with the requirements for qualification for taxation as a REIT under the IRC, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. The opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants regarding our organization, assets, income, and the past, present and future conduct of our business operations. While, if the Business Change Proposal is approved, we intend to operate so that we will qualify for taxation as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify for taxation as a REIT for any particular year. In addition, the law may change prior to the Deregistration Year or thereafter, possibly with retroactive effect, which could result in our inability to receive the opinions from tax counsel described herein or in adverse consequences to matters otherwise addressed herein. The opinion will be expressed as of the date issued. Tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend on our ability to meet, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the IRC, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify for taxation as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify for taxation as a REIT also requires that we satisfy specified asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the IRC. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT commencing with the Deregistration Year, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future See “—Failure to Qualify”.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment, which is similar to the treatment the Fund is currently subject to as a RIC, substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.
•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than “foreclosure property,” such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property.”

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as foreclosure property, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

If we were to derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt shareholders known as “disqualified organizations” that are not subject to unrelated business income tax.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) that do not reflect arm’s length terms.
•

If we acquire appreciated assets from a corporation that is not a REIT or a RIC (i.e., a corporation taxable under subchapter C of the IRC) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of our TRSs will generally be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The IRC defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
4.	that is neither a financial institution nor an insurance company subject to specific provisions of the IRC;
5.	the beneficial ownership of which is held by 100 or more persons;
6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the IRC to include specified tax-exempt entities); and

7.	that meets other tests described below, including with respect to the nature of its income and assets.

The IRC provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, is expected to be the Deregistration Year). As part of the Business Change Proposal, we intend to amend our Declaration of Trust to provide for restrictions regarding the ownership and transfers of our common shares, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our common shares. To do so, we must demand written statements each year from the record holders of significant percentages of our common shares pursuant to which the record holders must disclose the actual owners of our common shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our common shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

If we are or become a limited partner or non-managing member in any entity treated as a partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that an entity treated as a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in such entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in a disregarded subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to hold assets that, if held by us directly, may cause us to fail to satisfy the REIT asset tests, to perform services or conduct activities that give rise to certain categories of income such as certain fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

Subsidiary REITs. We currently own stock in certain entities that are intended to be treated as REITs. Our stock of any subsidiary REIT will generally be treated as a qualifying real estate asset for purposes of the REIT asset requirements (see “—Asset Tests” below), and any dividend income or gains derived by us from such stock will generally be treated as income that qualifies for purposes of the 95% and 75% gross income tests (see “—Income Tests” below), provided, in each case, that such subsidiary qualifies as a REIT. We and any subsidiary REIT are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements. If our subsidiary REIT were to fail to qualify as a REIT, it would then be a regular taxable corporation, and its income would be subject to U.S. federal income tax. In addition, a failure of such subsidiary to qualify as a REIT would likely have an adverse effect on our ability to comply with the REIT asset and income requirements described below, and thus our ability to qualify as a REIT. Moreover, if we cause a subsidiary REIT to liquidate for U.S. federal income tax purposes, or to otherwise transfer assets to us, in a manner that causes us to be a “successor” to such REIT, a failure of such subsidiary REIT to qualify as a REIT (including for past years) could prohibit us from being eligible to elect to be subject to tax as a REIT.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in prohibited transactions, discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property” (as described below), gains from the sale of real property, mortgages on real property, and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our common shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will generally not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space;

•

Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an “independent contractor” from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any amounts that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may invest in mortgage-backed securities or other securitization vehicles. If these investments are treated as interests in grantor trusts for U.S. federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. We also may invest in interests in REMICs for U.S. federal income tax purposes, in which case income derived from such REMIC interests would generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of its income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income. To the extent that we hold interests in securitizations that do not represent grantor trust or REMIC interests, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Other mortgage-related investments, such as mezzanine loans, and mortgage participation interests (such as “B-notes”), “to be announced” forward contracts, and mortgage servicing rights, may be subject to special rules or uncertain treatment and may generate nonqualifying income. The Fund’s ability to invest in those assets may be limited by its intention to qualify as a REIT.

Dividend Income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income. With limited exceptions, any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates with respect to certain of our borrowings, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the IRC. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the IRC imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the value prong of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the IRC.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the value prong of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the IRC provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay “rents from real property,” (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a nongovernmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the value prong of the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We may invest in mortgage-backed securities or other securitization vehicles. If these investments are treated as interests in grantor trusts for U.S. federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, which would generally be treated as real estate assets to the extent that the obligation is secured by real property. We also may invest in interests in REMICs for U.S. federal income tax purposes, in which case such interests would generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC would qualify as a real estate asset. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that would generally be not be treated as real estate assets. To the extent that we hold interests in securitizations that do not represent grantor trust or REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. Other mortgage-related investments, such as mezzanine loans, certain mortgage participation interests (such as “B-notes”), “to be announced” forward contracts, and mortgage servicing rights, may be subject to special rules or uncertain treatment and may not be treated as real estate assets. The Fund’s ability to invest in those assets may be limited by its intention to qualify as a REIT

We may enter into repurchase agreements under which we will nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements, notwithstanding that we may transfer record ownership of the subject assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the applicable repurchase agreement, which characterization could jeopardize our qualification for taxation as a REIT.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in clause (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to annually distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

i. the	sum of
a.	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and
b.	90% of our after tax net income, if any, from foreclosure property (see “—Foreclosure Property” below); minus

ii.	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our shareholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

From time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. For example, the IRC contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash. If these timing differences occur, we may sell assets, borrow funds to pay dividends or pay dividends through taxable distributions of other property (including our common share) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the IRC that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the IRC. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We may enter into hedging transactions, including with respect to foreign currency exchange rate and interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as swap contracts, cap or floor contracts, futures or forward contracts, and options. Income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) generally will not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are “rents from real property” that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe-harbor provisions contained in the IRC.

From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to shareholders would be taxable as regular corporate dividends. Such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates for qualified dividends. In addition, subject to the limitations of the IRC, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxable Mortgage Pools and Excess Inclusion Income

Certain investments in mortgage securitizations that we could make may give rise to “excess inclusion income” that would be allocated to our shareholders. A REIT is required to notify shareholders of the amount of excess inclusion income allocated to them. A shareholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the shareholder,
•	is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and
•

results in the application of U.S. federal income tax withholding at the maximum rate, without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders.

Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such shareholders by the amount of such tax paid by the REIT attributable to such shareholder’s ownership. The manner in which excess inclusion income is calculated, or would be allocated to shareholders, including allocations among different classes of shares, is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common shares applicable to taxable U.S. shareholders following the commencement of the Deregistration Year. A “U.S. shareholder” is a beneficial owner of our common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (b) that trust has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by most U.S. shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	dividends received by the REIT from TRSs or other taxable C corporations;
•	dividends received by the REIT from other REITs to the extent designated by such other REITs as qualified dividends, or

●	income in the prior taxable year from sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin before January 1, 2026, U.S. shareholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations recently issued by the Treasury, in order to qualify for this deduction with respect to a dividend on our common shares, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its common shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to treat our U.S. shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of the Fund—Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal rates in the case of U.S. shareholders that are individuals, trusts or estates, and ordinary income rates in the case of U.S. shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Fund—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Shares.    If a U.S. shareholder sells or disposes of our common shares, the shareholder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the shareholder’s adjusted tax basis in the common shares. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our common shares will be subject to a reduced maximum U.S. federal income tax rate if the common shares are held for more than one year, and will be taxed at ordinary income rates if the common shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our common shares that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The IRC imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

3.8% Medicare Tax on Investment Income. Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common shares applicable to non-U.S. shareholders following the commencement of the Deregistration Year. A “non-U.S. shareholder” is a beneficial owner of our common shares other than a partnership or U.S. shareholder.

Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. shareholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.    Unless our common shares constitute a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will generally not be subject to U.S. income tax (except distributions that exceed both our earnings and profits and the shareholder’s tax basis in our shares would generally be subject to the rules under “—Dispositions of Common Shares”). If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (i) the shareholder’s proportionate share of our earnings and profits, plus (ii) the shareholder’s basis in its common shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Shareholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to the highest corporate tax rate applied to the amount treated as attributable to our USRPIs. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. shareholder that is a corporation. A distribution is not attributable to USRPI gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States. for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. A significant portion of our assets are USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Shareholders—Ordinary Dividends”), if (i) the capital gain dividend is received with respect to a class of shares that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. shareholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the capital gain dividend is received. Our common shares are, and we anticipate that they will continue to be, “regularly traded” on an established securities exchange.

Dispositions of our common shares.    Unless our common shares constitute a USRPI, a sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. taxation. Subject to certain exceptions discussed below, our common shares will be treated as a USRPI if, at any time during a prescribed testing period, 50% or more of our assets consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. [It is possible that 50% or more of our assets will consist of USRPIs.]1

Even if the foregoing 50% test is met, however, our common shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. shareholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our common shares, as described in Section 897(h)(4)(E) of the IRC). [We believe that we are and will remain a domestically controlled qualified investment entity, and that a sale of our common shares should not be subject to taxation under FIRPTA.]2 However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our common shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. shareholder’s sale of our common shares nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. shareholder held 10% or less of our outstanding common shares any time during a prescribed testing period. Our common shares are, and we expect that they will continue to be, regularly traded on an established securities market.

[1]	Client to confirm.
[2]	Client to confirm.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (i) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common shares, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. shareholder (a) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other common shares within 30 days after such ex-dividend date.

Special FIRPTA Rules.    Certain provisions under FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. shareholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common shares.

Estate Tax.    If our common shares are owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the common shares will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning and disposing of our common shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the IRC (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the IRC are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our common shares could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our common shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our common shares, collectively own more than 50% of the value of our common shares. Certain restrictions on ownership and transfer of our common shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our common shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning and disposing of our common shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the IRC and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common shares held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

APPENDIX D: FORM OF AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

NEXPOINT STRATEGIC OPPORTUNITIES FUND

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

As of [ ], 2020

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		Page
12.7	Severability	29

	ARTICLE XIII Miscellaneous

13.1	Filing	29
13.2	Resident Agent	30
13.3	Governing Law	30
13.4	Counterparts	30
13.5	Reliance by Third Parties	30
13.6	Provisions in Conflict with Law or Regulation	30

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NEXPOINT STRATEGIC OPPORTUNITIES FUND

AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST initially made as of March 10, 2006, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided, and amended and/or restated from time to time, most recently as of [ ], 2020.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed with the Secretary of State of the State of Delaware on March 10, 2006 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

THE TRUST

1.1 Name. This Trust shall be known as the “NexPoint Strategic Opportunities Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

“Affiliated Person” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, have the meanings given to it in the 1940 Act.

“Assignment” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, have the meanings given to it in the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the DSTA.

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“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware Statutory Trust Act” or “DSTA” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq., as such Act may be amended from time to time.

“Fundamental Policies” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Interested Person” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, have the meanings given to it in the 1940 Act.

“Majority Shareholder Vote” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as case may be, also will be required.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Principal Underwriter” shall, for so long as the Trust shall remain registered as an investment company under the 1940 Act, have the meanings given to it in the 1940 Act.

“Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

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“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1 Number and Qualification. The number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office. Except as otherwise provided from time to time by a majority of the Trustees, the number of Trustees shall be no less than two or more than eleven. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination, shall not be under legal disability and shall have such other qualifications, satisfy such other requirements and be subject to such other limitations as may be determined from time to time by a majority of the Trustees. Trustees need not own Shares and may succeed themselves in office.

2.2 Term and Election. The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. As of the date hereof, the term of office of the Class I Trustee(s) shall expire at the annual meeting of the Trust held in 2022, the term of office of the Class II Trustee(s) shall expire at the annual meeting of the Trust held in 2020 and the term of office of the Class III Trustee(s) shall expire at the annual meeting of the Trust held in 2021. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose by a majority of the Trustees then in office or, if no such Trustee then exists, by the President, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified; provided that the term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.

2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof), with or without cause, by the affirmative vote of a majority of the remaining Trustees. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal

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representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications applicable to Trustees by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications applicable to Trustees made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally as soon as practicable before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be determined from time to time by a majority of the Trustees then in office. Unless provided otherwise in this Declaration or the By-Laws and, for so long as the Trust shall remain registered as an investment company under the 1940 Act, except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be such number as the applicable committee charter may provide. Unless provided otherwise in this Declaration, the By-Laws or the applicable committee charter, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

For so long as the Trust shall remain registered as an investment company under the 1940 Act, with respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting, subject, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the requirements of the 1940 Act with respect to attendance in person.

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2.6 Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1 General. Trustees shall act in good faith in the manner they reasonably believe to be in the best interest of the Trust as a whole. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2 Investments. The Trustees shall have power, subject, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a)        manage, conduct, operate and carry on any lawful business activity;

(b)        subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to interests in real estate and securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine; provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of

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any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in ARTICLE VIII and ARTICLE IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted under the DSTA.

3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. The Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.8 Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number

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of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

3.9 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the full extent permitted by law, indemnify any Person with whom the Trust has dealings, including, without limitation, any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Trust, convert the Trust to a master-feeder structure; provided, however, for so long as the Trust shall remain registered as an investment company under the 1940 Act, the Trust obtains the approval of shareholders holding at least a majority of the Trust’s Shares present at a meeting of Shareholders at which a quorum is present; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any foreign country and in any and all commonwealths, municipalities, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1 Advisory and Management Arrangements. Subject, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time

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consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2 Distribution Arrangements. Subject, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the requirements of the 1940 Act, the Trustees may retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this ARTICLE IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this ARTICLE IV or in ARTICLE VII hereof or otherwise may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided that the contract when entered into was reasonable and fair and not in violation of this Declaration or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or ARTICLE VII hereof or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the limitation of personal liability provided under the DSTA. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only, for so long as the Trust shall remain registered as an investment company under the 1940 Act, liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability,

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subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2 Mandatory Indemnification. (a) Subject to any limitations or requirements contained in the By-Laws, the Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this ARTICLE V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that, for so long as the Trust shall remain registered as an investment company under the 1940 Act, no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)        Notwithstanding the foregoing, for so long as the Trust shall remain registered as an investment company under the 1940 Act, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)        The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the

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Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of Trustees not party to the action (or, for so long as the Trust shall remain registered as an investment company under the 1940 Act, the Disinterested Non-Party Trustees), or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)      The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees (provided that, for so long as the Trust shall remain registered as an investment company under the 1940 Act, such vote includes the vote of a majority of the Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)      Subject to (1), for so long as the Trust shall remain registered as an investment company under the 1940 Act, any limitations provided by the 1940 Act and (2) this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted by law and may indemnify or provide for the advance payment of expenses for such Persons; provided that such indemnification has been approved by a majority of the Trustees.

5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

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ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

6.2 Other Securities. The Trustees may, subject, for so long as the Trust shall remain registered as an investment company under the 1940 Act, to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including multiple classes of common shares, preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue additional shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of any applicable law or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.3, in Section 11.4 or as specified by the Trustees when creating any class or series of Shares).

6.4 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.5 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and

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redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

6.6 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

6.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.8 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.9 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given (1) if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust; (2) by press release or posting on the Trust’s publicly available website together in either case with the filing of a Form 8-K; or (3) such other method as the Trustees may determine.

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ARTICLE VII

CUSTODIANS

7.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, for so long as the Trust shall remain registered as an investment company under the 1940 Act, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and, for so long as the Trust shall remain registered as an investment company under the 1940 Act, the 1940 Act, including without limitation authority:

(1)    to hold the securities owned by the Trust and deliver the same upon written order;

(2)    to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)    to disburse such funds upon orders or vouchers;

(4)    if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)    if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees; provided that, for so long as the Trust shall remain registered as an investment company under the 1940 Act, in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise, for so long as the Trust shall remain registered as an investment company under the 1940 Act, in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII

REDEMPTION

8.1 Redemptions. Except as otherwise provided by a majority of Trustees, the Shares of the Trust are not redeemable by the holders.

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8.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority or as the Trustees may otherwise determine is necessary or desirable.

ARTICLE IX

DETERMINATION OF NET ASSET VALUE NET INCOME AND DISTRIBUTIONS

9.1 Net Asset Value. For so long as the Trust shall remain registered as an investment company under the 1940 Act, the net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

9.2 Distributions to Shareholders. (a) The Trustees shall from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b)        Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c)        The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)        Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this ARTICLE IX, the Trustees may prescribe, in their absolute discretion except, for so long as the Trust shall remain registered as an investment company under the 1940 Act, as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities

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exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE X

SHAREHOLDERS

10.1 Meetings of Shareholders. The Trust shall, to the extent required by applicable law, rules or regulations, hold annual meetings of the Shareholders. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by this Section 10.2, Section 11.2(a), Section 11.3, Section 11.4, Section 11.6 and Section 11.7 of this Declaration or by resolution of the Trustees. This Declaration expressly provides that no matter for which voting is required by the Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is provided for by resolution of the Trustees, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

10.3 Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 120 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any postponed or adjourned meeting may be held as postponed or adjourned one or more times without further notice not later than 120 days after the original meeting date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 120 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

10.4 Quorum and Required Vote. (a) Subject to such greater or lesser amount determined by the Trustees as to any or all matters, the holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

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(b)     Subject to any provision of this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) with respect to the election of Trustees, the affirmative vote of a plurality of the Shares represented in person or by proxy at any meeting at which a quorum is present shall be the act of the shareholders with respect to such matters, (ii) with respect to all other matters, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (iii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter. Any purported vote of any Shareholders which purported vote does not meet the requirements of applicable state or federal law may be disregarded as invalid if so determined by the Trustees or the chairman of any meeting of shareholders. In such event, such shares shall nevertheless be counted for purposes of determining whether a quorum is present.

10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by applicable federal law or stock exchange requirements, and in any event within a reasonable period preceding any annual meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

10.7 Inspection of Records. Shareholders shall have the right to inspect the records of the Trust, including, without limitation, Shareholder lists, documents, accounts and books of the Trust only to the extent inalienably granted under the DSTA; all other such rights whether or not provided in the DSTA are expressly precluded. All Shareholders’ requests to inspect the records of the Trust shall be submitted by Shareholders to the Trustees in writing. Upon receipt of such requests, the Trustees may in their discretion establish procedures for any permitted inspections. To preserve the integrity of the Trust’s records, the

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Trustees may provide certified copies of Trust records rather than originals. The Trustees shall not be required to create records or obtain records from third parties to satisfy Shareholders’ requests. The Trustees may require Shareholders to pay in advance or otherwise indemnify the Trust for the costs and expenses of Shareholders’ inspection of records. Nothing in this Section 10.7 is intended nor shall be construed to permit Shareholders to inspect the records of the Trust except as may be required by the DSTA or permitted by the Trustees in their discretion.

10.8 Shareholder Action by Written Consent. Except as otherwise provided by a majority of the Trustees then in office, shareholder action may only be taken at a duly called and held meeting of Shareholders called for such purpose, and not by written consent.

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2 Termination. (a) The Trust may be dissolved, only upon approval of not less than 80% of the Trustees. Upon the dissolution of the Trust:

(i)    The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)    The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust (measured at the time that such termination was originally approved by 80% of the Trustees as set forth in this Section 11.2(a)) shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as set forth under Section 11.3(b) of this Declaration.

(iii)    After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)     After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

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11.3 Amendment Procedure. (a) This Declaration may only be amended if such amendment is approved by a majority of the Trustees. Except as provided in Section 11.3(b), the Trustees may amend this Declaration without any vote of Shareholders of any class or series to divide the Shares of the Trust into one or more classes or additional classes, or one or more series of any such class or classes, to determine the rights, powers, preferences, limitations and restrictions of any class or series of Shares, to change the name of the Trust or any class or series of Shares, to make any change that does not adversely affect the relative rights or preferences of any individual Shareholder as compared to the rights and preferences of other Shareholders of the same class and series of Shares, as they may deem necessary or appropriate.

(b)     No amendment may be made to Section 5.1, Section 5.2, Section 10.2 Section 11.2(a), this Section 11.3, Section 11.4, Section 11.6 or Section 11.7 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing any stated amount payable thereon in preference over all other classes or series of Shares upon liquidation of the Trust or by eliminating any voting rights pertaining thereto set forth in Section 10.2 of this Declaration (provided that nothing in this Section 11.3(b) shall limit the ability of the Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by 80% of the Trustees, in which case approval of Shareholders as set forth in Section 10.4 shall be required. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon holders of then outstanding Shares.

(c)     To the extent that Shareholders are entitled to vote on any matter that in the judgement of the Board of Trustees would prevent, impede or make less efficient or more costly the implementation of the proposals adopted by Shareholders at the Special Meeting of Shareholders held on _____, 2020 or the realization of the benefits sought thereby, notwithstanding any other provision of the Declaration, such matter shall, unless otherwise determined by the vote of at least 80% of the Board of Trustees, require the affirmative vote of not less than 75% of the outstanding Shares.

(d)     An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

11.4 Merger, Consolidation and Sale of Assets. Except as provided in Section 11.7, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees; provided that any merger or consolidation in which the Trust is not the surviving entity, or sale, lease or exchange of all or substantially all of the Trust Property of the Trust (measured at the time that such transaction was originally approved by two-thirds of the Trustees as set forth in this Section 11.4) shall require approval by Shareholders as set forth under Section 11.3(b) of this Declaration and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the laws of the State of Delaware.

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11.5 Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.6 Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, for so long as the Trust shall remain registered as an investment company under the 1940 Act, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

11.7 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section 11.7, the types of transactions described in paragraph (c) of this Section 11.7 shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section 11.7) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)     The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section 11.7, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other

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Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)     This Section 11.7 shall apply to the following transactions:

(i)    The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)    The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

(iii)    The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv)    The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)     The provisions of this Section 11.7 shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section 11.7 if 80% of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by Shareholders as set forth in Section 10.4 of this Declaration shall be the only vote of Shareholders required by this Section 11.7, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)     The Board of Trustees shall have the power and duty to determine for the purposes of this Section 11.7 on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any class or series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than 2% of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section 11.7.

ARTICLE XII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

REIT Qualification. If the Trust elects to qualify for federal income tax treatment as a REIT (as defined below in Section 12.1), the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees, in its sole and absolute discretion, also

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may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to this Declaration or the By-Laws.

Excess Inclusion Income. To the extent that NHF has incurred or the Board of Trustees determines that NHF will incur any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of NHF that is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), the Board of Trustees may, in its sole discretion, cause NHF to allocate such tax solely to the stock held by such disqualified organization in the manner described in Treasury Regulation Section 1.860E-2(b)(4), by reducing from one or more distributions paid to such stockholder the tax incurred by NHF pursuant to Section 860E(e)(6) as a result of such stockholder’s stock ownership.

12.1 Definitions. For the purpose of this Article XII, the following terms shall have the following meanings:

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Shares of any class or series, or such other percentage determined by the Board of Trustees in accordance with Section 12.2.8 of the Declaration. The value and number of the outstanding Shares shall be determined by the Board of Trustees, which determination shall be conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Shares by any Person, Shares that may be acquired upon conversion, exchange or exercise of any securities of NHF directly or constructively held by such Person, but not Shares issuable with respect to the conversion, exchange or exercise of securities for NHF held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 12.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 12.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with NHF and a Prohibited Owner that is appointed by NHF to serve as trustee of the Charitable Trust.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding common shares of beneficial interest of NHF, par value $0.001 per share (“Common

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Shares”), or such other percentage determined by the Board of Trustees in accordance with Section 12.2.8 of the Declaration. The value and number of the outstanding Common Shares shall be determined by the Board of Trustees, which determination shall be conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Shares by any Person, shares of Common Shares that may be acquired upon conversion, exchange or exercise of any securities of NHF directly or constructively held by such Person, but not shares of Common Shares issuable with respect to the conversion, exchange or exercise of securities for NHF held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Article XII or by the Board of Trustees pursuant to Section 12.2.12.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by this Article XII or by the Board of Trustees pursuant to Section 12.2.7 and subject to adjustment pursuant to Section 12.2.8, the percentage limit established by the Board of Trustees pursuant to Section 12.2.12.

Initial Date. The term “Initial Date” shall mean the date on which the Shareholders approve the conversion of the NHF from an investment company registered under the 1940 Act to a REIT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares is listed or admitted to trading or, if such Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined by the Board of Trustees.

NHF. The term “NHF” shall mean the Trust, as defined in Section 1.2 of this Declaration.

NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of

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Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or other event), any Person who, but for the provisions of this Article XII, would Beneficially Own or Constructively Own Shares in violation of Section 12.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers set forth herein are no longer in the best interests of NHF

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event or circumstance that causes any Person to acquire or possess, or change its level of, Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares and (d) changes in the relative values of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

12.2 Shares.

Section 12.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 12.4 of this Article XII:

(a)       Basic Restrictions.

(i)     (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)     No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in NHF being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in NHF (or any subsidiary REIT thereof, as applicable) owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by NHF (or such subsidiary) from such tenant would cause NHF (or such subsidiary) to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, taking into account any other income of NHF (or such subsidiary) that would not constitute qualifying income under such requirements).

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(iii)     Any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(iv)     No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in NHF failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(b)     Transfer in Charitable Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 12.2.1(a)(i), (ii), (iii) or (iv),

(i)     then that number of shares of the Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 12.2.1(a)(i), (ii), (iii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 12.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)     if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 12.2.1(a)(i), (ii), (iii) or (iv), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 12.2.1(a)(i), (ii), (iii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(iii)     To the extent that, upon a transfer of Shares pursuant to this Section 12.2.1(b), a violation of any provision of this Article XII would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 shareholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article XII.

(iv)     In determining which Shares are to be transferred to a Charitable Trust in accordance with this Section 12.2.1(b), Shares shall be so transferred to a Charitable Trust in such manner that minimizes the aggregate value of the Shares that are transferred to the Charitable Trust (except to the extent that the Board of Trustees determines that the Shares transferred to the Charitable Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 12.2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

12.2.2 Remedies for Breach. If the Board of Trustees shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 12.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 12.2.1 (whether or not such violation is intended), the Board of Trustees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing NHF to redeem Shares, refusing to give effect to such Transfer on the books of NHF or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 12.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or

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other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees.

12.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 12.2.1(a) or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 12.2.1(b) shall immediately give written notice to NHF of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to NHF such other information as NHF may request in order to determine the effect, if any, of such Transfer on NHF’s status as a REIT.

12.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)     every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to NHF stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to NHF such additional information as NHF may request in order to determine the effect, if any, of such Beneficial Ownership on NHF’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Common Share Ownership Limit; and

(b)     each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to NHF such information as NHF may request in good faith in order to determine NHF’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

12.2.5 Remedies Not Limited. Nothing contained in this Section 12.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect NHF in preserving NHF’s status as a REIT.

12.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article XII, the Board of Trustees shall have the power to determine the application of the provisions of this Article XII with respect to any situation based on the facts known to it. In the event this Article XII requires an action by the Board of Trustees and the Declaration fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XII. Absent a decision to the contrary by the Board of Trustees (which the Board of Trustees may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in this Article XII) acquired Beneficial or Constructive Ownership of Shares in violation of this Article XII, such remedies (as applicable) shall apply first to the Shares that, but for such remedies, would have been actually owned by such Person, and second to Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

12.2.7 Exceptions.

(a)     Subject to Section 12.2.1(a)(ii), (iii) and (iv), the Board of Trustees may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for

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such Person if NHF obtains such representations and undertakings from such Person as are reasonably necessary for the Board of Trustees to determine that:

(i) no Person’s Beneficial or Constructive Ownership of Shares will violate Section 12.2.1(a)(ii), (iii) or (iv); and

(ii) such Person does not and will not own, actually or Constructively, an interest in a tenant of NHF (or a tenant of any entity owned or controlled by NHF, including a subsidiary REIT) that would cause NHF (or such subsidiary REIT) to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of NHF if NHF (or an entity owned or controlled by NHF, including such subsidiary REIT) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Trustees, rent from such tenant would not adversely affect NHF’s (or such subsidiary REIT’s) ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in this Article XII) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 12.2.1(b) and 12.3.

(b)     Prior to granting any exception pursuant to Section 12.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees as it may deem necessary or advisable in order to determine or ensure NHF’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)     Subject to Section 12.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)     The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Share Ownership Limit or the Common Share Ownership Limit, as the case may be.

12.2.8 Increase or Decrease in Common Share Ownership or Aggregate Share Ownership Limits. Subject to Section 12.2.1(a)(ii) and this Section 12.2.8, the Board of Trustees may from time to time increase or decrease the Common Share Ownership Limit or the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit or the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership of Shares is in excess of such decreased Common Share Ownership Limit or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Shares equals or falls below the decreased Common Share Ownership Limit or Aggregate Share Ownership Limit, as applicable; provided, however, any further acquisition of Shares by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 12.2.7(a) or an Excepted Holder) in excess of the Shares owned by such person on the date the decreased Common Share Ownership Limit or

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Aggregate Share Ownership Limit, as applicable, became effective will be in violation of the Common Share Ownership Limit or Aggregate Share Ownership Limit. No increase to the Common Share Ownership Limit or Aggregate Share Ownership Limit may be approved if the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Shares.

12.2.9 Legend. Each certificate for Shares, if certificated, or the notice in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of NHF’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in NHF’s Declaration, (i) no Person may Beneficially Own or Constructively Own shares of NHF’s Common Shares in excess of the Common Share Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares of NHF in excess of the Aggregate Share Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in NHF being “closely held” under Section 856(h) of the Code or otherwise cause NHF to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such Transfer would result in the Shares of NHF being owned by fewer than 100 Persons; and (v) no Person may Beneficially Own or Constructively Own Shares that could result in NHF failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify NHF. If any of the restrictions on transfer or ownership provided in (i), (ii), (iii) or (v) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, NHF may redeem shares upon the terms and conditions specified by the Board of Trustees in its sole discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Declaration, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of NHF on request and without charge. Requests for such a copy may be directed to the Secretary of NHF at its principal office.

Instead of the foregoing legend, the certificate or notice may state that NHF will furnish a full statement about certain restrictions on ownership and transferability to a Shareholder on request and without charge.

12.3 Transfer of Shares in Charitable Trust.

12.3.1 Ownership in Charitable Trust. Upon any purported Transfer or other event described in Section 12.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or

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other event that results in the transfer to the Charitable Trust pursuant to Section 12.2.1(b). The Charitable Trustee shall be appointed by NHF and shall be a Person unaffiliated with NHF and any Prohibited Owner. Each Charitable Beneficiary shall be designated by NHF as provided in Section 12.3.6.

12.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of NHF. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

12.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by NHF that the Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividend or distribution so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by NHF that the Shares have been transferred to the Charitable Trust and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if NHF has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XII, until NHF has received notification that Shares have been transferred into a Charitable Trust, NHF shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Shareholders.

12.3.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from NHF that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 12.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 12.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 12.3.3 of this Article XII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by NHF that Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for, or in respect of, such shares that exceeds the amount that such Prohibited Owner was

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entitled to receive pursuant to this Section 12.3.4, such excess shall be paid to the Charitable Trustee upon demand.

12.3.5 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to NHF, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date NHF, or its designee, accepts such offer. NHF may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 12.3.3 of this Article XII. NHF may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. NHF shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 12.3.4. Upon such a sale to NHF, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

12.3.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, NHF shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Charitable Trust such that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 12.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of NHF to make such designation nor the failure of NHF to appoint the Charitable Trustee before the automatic transfer provided in Section 12.2.1(b) shall make such transfer ineffective, provided that NHF thereafter makes such designation and appointment.

12.4 NYSE Transactions. Nothing in this Article XII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XII.

12.5 Enforcement. NHF is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XII.

12.6 Non-Waiver. No delay or failure on the part of NHF or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of NHF or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

12.7. Severability. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE XIII

MISCELLANEOUS

13.1 Filing. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive

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evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

13.2 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

13.3 Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the DSTA.

13.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

13.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

13.6 Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the provisions of the Code or with other applicable laws and regulations, the conflicting provision shall, to the maximum extent possible, be interpreted to give as much effect as possible to the intent of the Declaration taken as a whole; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Agreement and Declaration of Trust to be executed as of [ ], 2020.

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